EXHIBIT 99.1

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                                 AGREEMENT AND
                                PLAN OF MERGERS,
                            MEMBER INTEREST PURCHASE
                               AND REORGANIZATION

                                       OF

                             DEMPSEY & COMPANY LLC





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                          Dated as of August 29, 2001


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                               TABLE OF CONTENTS

                                                                          Page

ARTICLE I         THE DEMPSEY MERGER........................................2

       1.1.     The Dempsey Merger..........................................2
       1.2.     Dempsey Effective Time......................................3
       1.3.     Effects of the Dempsey Merger...............................3
       1.4.     Effects on Dempsey's Capital Stock..........................3

ARTICLE II        THE MTI MERGER............................................4

       2.1.     The MTI Merger..............................................4
       2.2.     MTI Effective Time..........................................4
       2.3.     Effects of the MTI Merger...................................4
       2.4.     Effects on MTI's Capital Stock..............................4

ARTICLE III       THE CHESTLER MERGER.......................................5

       3.1.     The Chestler Merger.........................................5
       3.2.     Chestler Effective Time.....................................5
       3.3.     Effects of the Chestler Merger..............................5
       3.4.     Effects on Chestler's Capital Stock.........................5

ARTICLE IV        THE RINTELS MERGER........................................6

       4.1.     The Rintels Merger..........................................6
       4.2.     Rintels Effective Time......................................6
       4.3.     Effects of the Rintels Merger...............................6
       4.4.     Effects on Rintels' Capital Stock...........................6

ARTICLE V         THE KLOBUCHAR MERGER......................................7

       5.1.     The Klobuchar Merger........................................7
       5.2.     Klobuchar Effective Time....................................7
       5.3.     Effects of the Klobuchar Merger.............................8
       5.4.     Effects on Klobuchar's Capital Stock........................8

ARTICLE VI        THE PELECH MERGER.........................................9

       6.1.     The Pelech Merger...........................................9
       6.2.     Pelech Effective Time.......................................9
       6.3.     Effects of the Pelech Merger................................9
       6.4.     Effects on Pelech's Capital Stock...........................9

ARTICLE VII       THE BJC MERGER...........................................10

       7.1.     The BJC Merger.............................................10


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                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page

       7.2.     BJC Effective Time.........................................10
       7.3.     Effects of the BJC Merger..................................10
       7.4.     Effects on BJC's Capital Stock.............................10

ARTICLE VIII      THE MASC MERGER..........................................11

       8.1.     The MASC Merger............................................11
       8.2.     MASC Effective Time........................................11
       8.3.     Effects of the MASC Merger.................................11
       8.4.     Effects on MASC's Capital Stock............................11

ARTICLE IX        THE CLAUDE MERGER........................................12

       9.1.     The Claude Merger..........................................12
       9.2.     Claude Effective Time......................................12
       9.3.     Effects of the Claude Merger...............................13
       9.4.     Effects on Claude's Capital Stock..........................13

ARTICLE X         THE BLAIR INTEREST PURCHASE..............................14

       10.1.    Purchase and Sale..........................................14
       10.2.    Purchase Price.............................................14
       10.3.    Closing Deliveries by Blair................................14

ARTICLE XI        GENERAL PROVISIONS APPLICABLE TO THE MERGERS AND
                  THE BLAIR INTEREST PURCHASE..............................14

       11.1.    Adjustments to Exchange Ratios.............................14
       11.2.    Fractional Shares..........................................14
       11.3.    Articles of Incorporation, By-Laws and Officers and
                Directors of the Surviving Corporations....................15
       11.4.    Further Assurances.........................................15
       11.5.    Surrender of Certificates..................................15
       11.6.    Escrow.....................................................16
       11.7.    No Further Ownership Rights in Target Company
                Capital Stock..............................................17
       11.8.    Lost, Stolen or Destroyed Certificates.....................17
       11.9.    Withholding Rights.........................................18
       11.10.   Taking of Necessary Action; Further Action.................18
       11.11.   Closing....................................................18
       11.12.   Effect on Operating Agreement..............................18
       11.13.   Cash Payments..............................................18


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                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page

ARTICLE XII       REPRESENTATIONS AND WARRANTIES of THE TARGET
                  SHAREHOLDERS WITH RESPECT TO THE TARGET COMPANIES........19

       12.1.    Several Representations of the Target Shareholders.........19
       12.2.    Organization, Standing and Power; Subsidiaries;
                Ownership of Company Member Interests......................21
       12.3.    Capital Structure..........................................22
       12.4.    Authority; No Conflicts....................................22
       12.5.    Target Company Financial Statements........................23
       12.6.    Absence of Certain Changes.................................23
       12.7.    Absence of Undisclosed Liabilities.........................24
       12.8.    Litigation.................................................24
       12.9.    Restrictions on Business Activities........................24
       12.10.   Compliance With Laws and Orders............................24
       12.11.   Properties.................................................25
       12.12.   Intellectual Property......................................25
       12.13.   Taxes......................................................27
       12.14.   Employee Benefit Plans.....................................28
       12.15.   Employee Matters...........................................31
       12.16.   Interested Party Transactions..............................32
       12.17.   Insurance..................................................32
       12.18.   Regulatory Matters.........................................32
       12.19.   Target Company Material Contracts..........................33
       12.20.   State Takeover Statutes....................................35
       12.21.   Bank Accounts, Letters of Credit and Powers of Attorney....35
       12.22.   Brokers' and Finders' Fees.................................35
       12.23.   Books and Records..........................................35
       12.24.   Representations Complete...................................35

ARTICLE XIIA      REPRESENTATIONS AND WARRANTIES OF BLAIR..................37

       12A.1.   Organization, Standing and Power...........................37
       12A.2.   Title to Blair Member Interests............................37
       12A.3.   Authority; No Conflicts....................................37
       12A.4.   Investment Representations.................................37
       12A.5.   Government Consents........................................37


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                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page

       12A.6.   Investment Purpose.........................................38
       12A.7.   Accredited Investor........................................38

ARTICLE XIII      REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS
                  WITH RESPECT TO THE COMPANY..............................39

       13.1.    Organization, Standing and Power; Subsidiaries.............39
       13.2.    Capital Structure..........................................39
       13.3.    Authority; No Conflicts....................................40
       13.4.    Financial Statements.......................................41
       13.5.    Absence of Certain Changes.................................41
       13.6.    Absence of Undisclosed Liabilities.........................42
       13.7.    Litigation.................................................42
       13.8.    Restrictions on Business Activities........................42
       13.9.    Compliance With Laws and Orders............................42
       13.10.   Properties.................................................43
       13.11.   Company Intellectual Property..............................44
       13.12.   Taxes......................................................45
       13.13.   Employee Benefit Plans.....................................47
       13.14.   Employee Matters...........................................49
       13.15.   Interested Party Transactions..............................50
       13.16.   Insurance..................................................50
       13.17.   Regulatory Matters.........................................51
       13.18.   Company Material Contracts.................................51
       13.19.   Assets.....................................................53
       13.20.   Investment Securities......................................53
       13.21.   Derivative Instruments.....................................54
       13.22.   State Takeover Statutes....................................54
       13.23.   Bank Accounts, Letters of Credit and Powers of Attorney....54
       13.24.   Brokers' and Finders' Fees.................................54
       13.25.   Books and Records..........................................54
       13.26.   Representations Complete...................................54

ARTICLE XIV       REPRESENTATIONS AND WARRANTIES OF PARENT.................55

       14.1.    Organization, Standing and Power...........................55
       14.2.    Capital Structure..........................................55


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                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page

       14.3.    Authority; No Conflicts....................................56
       14.4.    SEC Documents; Financial Statements........................56
       14.5.    Litigation.................................................57
       14.6.    Broker's and Finders' Fees.................................57
       14.7.    Operations of the Merger Subs..............................57
       14.8.    Form S-3 Eligibility.......................................57
       14.9.    Disclosure.................................................57

ARTICLE XV        Covenants and Additional Agreements......................58

       15.1.    Conduct of Business of the Target Companies................58
       15.2.    Conduct of Business of the Company.........................58
       15.3.    Conduct of Parent..........................................61
       15.4.    No Solicitations...........................................61
       15.5.    Access to Information; Confidentiality.....................62
       15.6.    Regulatory and Other Approvals.............................62
       15.7.    Notice and Cure............................................63
       15.8.    Fulfillment of Conditions..................................63
       15.9.    Existing Shareholders' Agreements..........................64
       15.10.   Updating of Disclosure Schedules...........................64
       15.11.   Voting.....................................................64

ARTICLE XVI       ADDITIONAL AGREEMENTS....................................64

       16.1.    Registration Requirements..................................64
       16.2.    Blue Sky Filings...........................................67
       16.3.    Affiliate Agreements.......................................67
       16.4.    Capital Requirements.......................................67
       16.5.    Resale of Shares of Parent Common Stock....................67
       16.6.    Parent Right of First Refusal..............................68
       16.7.    Parent Approval of Sales...................................68

ARTICLE XVII      EMPLOYMENT MATTERS.......................................69

       17.1.    Employees; Employee Benefit Matters........................69

ARTICLE XVIII     TAX MATTERS..............................................70

       18.1.    Pre-Closing Tax Covenants..................................70
       18.2.    Post-Closing Tax Covenants and Indemnity...................71


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                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page

ARTICLE XIX       CONDITIONS TO CLOSING....................................75

       19.1.    Conditions to the Obligations of Parent and
                the Merger Subs............................................75
       19.2.    Conditions to the Obligations of the Company and Blair.....78

ARTICLE XX        SURVIVAL; INDEMNIFICATION................................79

       20.1.    Survival...................................................79
       20.2.    Indemnification............................................80
       20.3.    Limitation of Liability; Disposition of Escrow Fund........81
       20.4.    Notice of Claims...........................................81
       20.5.    Defense of Third Party Claims..............................82
       20.6.    Payment; Set-Off...........................................82
       20.7.    Exclusive Remedy...........................................82

ARTICLE XXI       TERMINATION; EFFECT OF TERMINATION.......................83

       21.1.    Termination................................................83
       21.2.    Effect of Termination......................................84

ARTICLE XXII      FEES AND EXPENSES........................................84

       22.1.    Payment of Expenses........................................84
       22.2.    Target Shareholders........................................84

ARTICLE XXIII     DEFINITIONS..............................................84

       23.1.    Definitions................................................84
       23.2.    Table of Definitions.......................................88

ARTICLE XXIV      MISCELLANEOUS............................................92

       24.1.    Press Releases.............................................92
       24.2.    Integration................................................93
       24.3.    Assignment and Binding Effect..............................93
       24.4.    Waiver.....................................................93
       24.5.    Notices....................................................93
       24.6.    Amendment..................................................94
       24.7.    Governing Law..............................................94
       24.8.    Third Party Beneficiaries..................................94
       24.9.    Performance................................................94
       24.10.   Severability...............................................94
       24.11.   Extensions.................................................95


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                               TABLE OF CONTENTS
                                  (continued)

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       24.12.   Section Headings; Interpretation...........................95
       24.13.   Exhibits; Disclosure Schedule..............................95
       24.14.   Post-Signing Losses Disputes...............................95
       24.14.   Post-Signing Losses Disputes...............................95
       24.15.   Counterparts...............................................95


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                                    EXHIBITS

Exhibit A  --  Forms of Management Continuity and Stockholder Agreements

               1. Form of Management Continuity and Stockholder Agreement
                  for Louis A. Klobuchar, Jr.
               3. Form of Management Continuity and Stockholder Agreement
                  for Bradley J. Chestler
               3. Form of Management Continuity and Stockholder Agreement
                  for Antoine C. Kemper
               4. Form of Management Continuity and Stockholder Agreement
                  for Jay E. Dempsey
               5. Form of Management Continuity and Stockholder Agreement
                  for Jack A. Dempsey
               6. Form of Management Continuity and Stockholder Agreement
                  for David L. Grove
               7. Form of Management Continuity and Stockholder Agreement
                  for Steven J. Herzon

Exhibit B  --  Directors and Officers of each Surviving Corporation as of the
               Effective Time

Exhibit C  --  Parent Trading Policies

Exhibit D  --  Form of Company Affiliate Agreement

Exhibit E  --  Form of Section 19.1(a) Certificate

Exhibit F  --  Target Shareholder and Blair Counsel and Form of Opinion

Exhibit G  --  Form of Opinion of Foley & Lardner

Exhibit H  --  List of Individual Resignations

Exhibit I  --  List of Trustee Resignations

Exhibit J  --  Form of Orderly Distribution and Lock-Up Agreement

Exhibit K  --  Form of Opinion of Parent Counsel

Exhibit L  --  Form of Escrow Agreement


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                                   SCHEDULES

Schedule 1             --  Target Shareholders

Schedule 2             --  Target Company and Company Affiliates

Schedule 15.2(b)(ii)   --  Permitted Distributions

Schedule 16.4          --  Treatment of Capital Requirement Reserve

Schedule 19.1(d)       --  Identified Third Party Consents

Schedule 20.2(a)       --  Existing Claims/Litigation

Schedule 20.2(b)       --  Pre-Execution Reorganization Transactions


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                 AGREEMENT AND PLAN OF MERGERS, MEMBER INTEREST
                          PURCHASE AND REORGANIZATION

     This AGREEMENT AND PLAN OF MERGERS, MEMBER INTEREST PURCHASE AND REORGANIZATION (this "Agreement"), dated as of August 29, 2001, is being entered into by and among E*TRADE Group, Inc., a Delaware corporation ("Parent"), Longcount Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Longcount Merger Sub"), MTI Acquisition Corp., an Illinois corporation and a wholly-owned subsidiary of Parent ("MTI Merger Sub"), Chestler Acquisition Corp., an Illinois corporation and a wholly-owned subsidiary of Parent ("Chestler Merger Sub"), Gene Rintels Acquisition Corp., an Illinois corporation and a wholly-owned subsidiary of Parent ("Rintels Merger Sub"), Klobuchar Acquisition Corp., an Illinois corporation and a wholly-owned subsidiary of Parent ("Klobuchar Merger Sub"), Pelech Acquisition Corp., an Illinois corporation and a wholly-owned subsidiary of Parent ("Pelech Merger Sub"), Blair Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Blair Acquisition"), BJC Acquisition Corp., an Illinois corporation and a wholly-owned subsidiary of Parent ("BJC Merger Sub"), MASC Acquisition Corp., an Illinois corporation and a wholly-owned subsidiary of Parent ("MASC Merger Sub"), Claude Acquisition Corp., an Illinois corporation and a wholly-owned subsidiary of Parent ("Claude Merger Sub" and, together with Longcount Merger Sub, MTI Merger Sub, Chestler Merger Sub, Rintels Merger Sub, Klobuchar Merger Sub, Pelech Merger Sub, BJC Merger Sub and MASC Merger Sub, the "Merger Subs"), Dempsey & Company LLC, an Illinois limited liability company (the "Company"), Dempsey & Company, a Delaware corporation ("Dempsey"), Market Traders, Inc., an Illinois corporation ("MTI"), Chestler Investments Inc., an Illinois corporation ("Chestler"), Gene
R. Inc., an Illinois corporation ("Rintels"), Klobuchar, Inc., an Illinois corporation ("Klobuchar"), Pelech, Inc., an Illinois corporation ("Pelech"), William Blair & Company, L.L.C., a Delaware limited liability company ("Blair"), BJC Investments Inc., an Illinois corporation ("BJC"), MASC, Inc., an Illinois corporation ("MASC"), Claude Inc., an Illinois corporation ("Claude" and, together with Dempsey, MTI, Chestler, Rintels, Klobuchar, Pelech, BJC and MASC, the "Target Companies") and all of the shareholders of the Target Companies set forth on Schedule 1 and the signature pages to this Agreement (the "Target Shareholders"). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to them in Section 23.1 hereof.

                                    RECITALS

     A. The Company is a registered broker-dealer in the business of providing securities brokerage and trading services and effecting transactions in securities and financial products on U.S. stock exchanges and markets, including on The Chicago Stock Exchange, Incorporated (the "CHX").

     B. On the date hereof and at the Effective Time, the Target Companies and Blair own and will own, respectively, beneficially and of record 100% of the issued and outstanding member interests of the Company.

     C. As a result of the member interest purchase from Blair and the various mergers and reorganization transactions contemplated by this Agreement, pursuant to the terms and on the conditions contained in this Agreement, all of the member interests of the Company owned by Blair will be purchased by Blair Acquisition and each Merger Sub will be merged with and into the Target Company specified in this Agreement, resulting in Parent acquiring Blair's member interests in the Company and 100% of the issued and outstanding shares of capital stock of each Target Company thereby indirectly acquiring 100% of the issued and outstanding member interests of the Company.

         D. The respective Boards of Directors, Boards of Managers and/or other comparable governing bodies, as the case may be, of each of Parent, the Merger Subs, Blair Acquisition, the

Company, the Target Companies and Blair have determined that the acquisition of the Company by Parent through the acquisition of Blair's member interests in the Company (the "Blair Interest Purchase") and the mergers of the Merger Subs with and into the Target Company specified in this Agreement (hereinafter referred to as the "Mergers") in accordance with the laws of the State of Illinois, and, with respect to the Blair Interest Purchase and the Dempsey Merger (as defined in Section 1.1), the State of Delaware, and subject to the terms and conditions of this Agreement, is advisable and in the best interests of Parent, each Merger Sub, Blair Acquisition, the Company, each Target Company and Blair, as the case may be, and their respective shareholders, members and/or owners, as the case may be, and have, where appropriate or required, approved this Agreement, the Mergers and/or the Blair Interest Purchase.

     E. Pursuant to the Mergers, among other things, the outstanding shares of capital stock and/or member interests or other equity securities of each of the Target Companies, as the case may be, shall be converted into the right to receive the consideration specified in this Agreement.

     F. Pursuant to the Blair Interest Purchase, among other things, Blair Acquisition shall purchase all of Blair's member interests in the Company for the consideration specified in this Agreement.

     G. The parties intend that for U.S. federal income tax purposes each of the Mergers will qualify as a tax-free reorganization within the meaning of
Section 368(a) of the Code and the Blair Interest Purchase will be treated as a taxable purchase by Parent of Blair's member interest in the Company.

     H. Certain officers and employees of the Company have executed and delivered to Parent, Management Continuity and Stockholder Agreements (collectively, the "Management Continuity Agreements") substantially in the forms attached hereto as Exhibit A, that by their terms will take effect as of the Effective Time and supersede any and all prior agreements between such individual and the Company relating to the employment (or termination of employment) of such individual, which prior agreements shall have no further force or effect.

     I. Parent, each Merger Sub, Blair Acquisition, the Company, each Target Company, Blair and the Target Shareholders, desire to make certain representations and warranties, covenants and agreements in connection with the Mergers and the Blair Interest Purchase and also to set forth the terms and conditions of the Mergers, the Blair Interest Purchase and the reorganization of the Company, all as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

                                   ARTICLE I

                               THE DEMPSEY MERGER

          1.1. The Dempsey Merger. At the Dempsey Effective Time (as defined in
Section 1.2), upon the terms and subject to the conditions of this Agreement, Longcount Merger Sub shall be merged with and into Dempsey (the "Dempsey Merger") in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"). Dempsey shall be the surviving corporation in the Dempsey Merger ("Dempsey Surviving Corporation"). As a result of the Dempsey Merger, all of the respective outstanding shares of capital stock of Dempsey and Longcount Merger Sub shall be converted or cancelled in the manner provided in
Section 1.4.

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          1.2. Dempsey Effective Time. At the Closing (as defined in Section
11.11), a certificate of merger (the "Dempsey Certificate of Merger") shall be duly prepared and executed by Dempsey Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware (the "Delaware Secretary of State") for filing, as provided in Section 251 of the DGCL, on, or as soon as practicable after, the Closing Date (as defined in Section 11.11). The Dempsey Merger shall become effective at the time (but not prior to the Closing Date) of the filing of the Dempsey Certificate of Merger with the Delaware Secretary of State, or at such later time as may be agreed by Parent and Dempsey and stated in the Dempsey Certificate of Merger (the date and time of such filing (or stated later time, if any) being referred to herein as the "Dempsey Effective Time").

          1.3. Effects of the Dempsey Merger. At the Dempsey Effective Time, the effects of the Dempsey Merger shall be as provided in the applicable provisions of the DGCL.

          1.4. Effects on Dempsey's Capital Stock. At the Dempsey Effective Time, by virtue of the Dempsey Merger and without any action on the part of Parent, Longcount Merger Sub, Dempsey or the holders of any of the following securities:

          (a) Capital Stock of Longcount Merger Sub. Each issued and outstanding share of the common stock, par value $1.00 per share, of Longcount Merger Sub ("Longcount Merger Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of Dempsey Surviving Corporation ("Dempsey Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Longcount Merger Sub Common Stock shall at the Dempsey Effective Time represent an equal number of shares of Dempsey Surviving Corporation Common Stock and Dempsey Surviving Corporation shall become a wholly-owned subsidiary of Parent. Each stock certificate representing shares of Longcount Merger Sub Common Stock shall continue to evidence ownership of such shares of Dempsey Surviving Corporation Common Stock without any further action on the part of any party hereto.

          (b) Cancellation of Treasury Stock and Dempsey Capital Stock Owned by Parent and Longcount Merger Sub. All shares of Dempsey Capital Stock that are owned by Dempsey as treasury stock and any shares of Dempsey Capital Stock owned by Parent or Longcount Merger Sub automatically shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Dempsey Capital Stock. Each issued and outstanding share of Dempsey Capital Stock (other than shares to be cancelled in accordance with Section 1.4(b)) will be converted automatically into the right to receive, upon surrender of the certificate representing such share of Dempsey Capital Stock in the manner provided in Section 11.5 (i) an amount in cash equal to Nine Million Four Hundred Twelve Thousand Four Hundred Dollars ($9,412,400) divided by the total number of shares of Dempsey Capital Stock then outstanding and (ii) subject to the provisions of Section 11.6, a number of shares of common stock, par value $0.01 per share of Parent (the "Parent Common Stock") (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond, in the manner provided in Section 11.8), equal to the Dempsey Exchange Ratio. For purposes of this Agreement, the term "Dempsey Exchange Ratio" means, subject to adjustment in accordance with
Section 11.1, the ratio that results from dividing (x) Seventy-Two Million Two Hundred Forty Thousand One Hundred Seventy Dollars ($72,240,170) by (y) the product of (1) the Average Pre-Closing Price of Parent Common Stock and (2) the total number of shares of Dempsey Capital Stock outstanding.

All such shares of Dempsey Capital Stock shall no longer be outstanding and shall be cancelled and retired automatically and shall cease to exist, and each holder of a certificate representing any such shares of Dempsey Capital Stock shall cease to have any rights with respect thereto, except the right to receive

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the Dempsey Exchange Ratio per share of Dempsey Capital Stock, upon the surrender of such certificate in accordance with Section 11.5, without interest.

                                  ARTICLE II

                                 THE MTI MERGER

          2.1. The MTI Merger. At the MTI Effective Time (as defined in Section 2.2), upon the terms and subject to the conditions of this Agreement, MTI Merger Sub shall be merged with and into MTI ("MTI Merger") in accordance with the provisions of the Illinois Business Corporation Act (the "IBCA"). MTI shall be the surviving corporation in the MTI Merger ("MTI Surviving Corporation"). As a result of the MTI Merger, all of the respective outstanding shares of capital stock of MTI and MTI Merger Sub shall be converted or cancelled in the manner provided in Section 2.4.

          2.2. MTI Effective Time. At the Closing, articles of merger (the "MTI Articles of Merger") shall be duly prepared and executed by MTI Surviving Corporation and thereafter delivered to the Secretary of State of the State of Illinois (the "Secretary of State") for filing, as provided in Section 11.25 of the IBCA, on, or as soon as practicable after, the Closing Date. The MTI Merger shall become effective at the time (but not prior to the Closing Date) of the filing of the MTI Articles of Merger with the Secretary of State, or at such later time as may be agreed by Parent and MTI and stated in the MTI Articles of Merger (the date and time of such filing (or stated later time, if any) being referred to herein as the "MTI Effective Time").

          2.3. Effects of the MTI Merger. At the MTI Effective Time, the effects of the MTI Merger shall be as provided in the applicable provisions of the IBCA.

          2.4. Effects on MTI's Capital Stock. At the MTI Effective Time, by virtue of the MTI Merger and without any action on the part of Parent, MTI Merger Sub, MTI or the holders of any of the following securities:

          (a) Capital Stock of MTI Merger Sub. Each issued and outstanding share of the common stock, no par value per share, of MTI Merger Sub ("MTI Merger Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, no par value per share, of MTI Surviving Corporation ("MTI Surviving Corporation Common Stock"). Each certificate representing outstanding shares of MTI Merger Sub Common Stock shall at the MTI Effective Time represent an equal number of shares of MTI Surviving Corporation Common Stock and MTI Surviving Corporation shall become a wholly-owned subsidiary of Parent. Each stock certificate representing shares of MTI Merger Sub Common Stock shall continue to evidence ownership of such shares of MTI Surviving Corporation Common Stock without any further action on the part of any party hereto.

          (b) Cancellation of Treasury Stock and MTI Capital Stock Owned by Parent and MTI Merger Sub. All shares of MTI Capital Stock that are owned by MTI as treasury stock and any shares of MTI Capital Stock owned by Parent or MTI Merger Sub automatically shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Conversion of MTI Capital Stock. Each issued and outstanding share of MTI Capital Stock (other than shares to be cancelled in accordance with Section 2.4(b)) will be converted automatically into the right to receive, upon surrender of the certificate representing such share of MTI Capital Stock in the manner provided in Section 11.5 (i) an amount in cash equal to Four Million Thirty Four Thousand Dollars ($4,034,000) divided by the total number of shares of MTI Capital Stock then outstanding and (ii) subject to the provisions of Section 11.6, a number of shares of Parent Common

Stock (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond, in the manner provided in
Section 11.8), equal to the MTI Exchange Ratio. For purposes of this Agreement, the term "MTI Exchange Ratio" means, subject to adjustment in accordance with
Section 11.1, the ratio that results from dividing (x) Thirty Million Nine Hundred Sixty Thousand Nine Hundred Fifty Dollars ($30,960,950) by (y) the product of (1) the Average Pre-Closing Price of Parent Common Stock and (2) the total number of shares of MTI Capital Stock outstanding.

All such shares of MTI Capital Stock shall no longer be outstanding and shall be cancelled and retired automatically and shall cease to exist, and each holder of a certificate representing any such shares of MTI Capital Stock shall cease to have any rights with respect thereto, except the right to receive the MTI Exchange Ratio per share of MTI Capital Stock, upon the surrender of such certificate in accordance with Section 11.5, without interest.

                                  ARTICLE III

                              THE CHESTLER MERGER

          3.1. The Chestler Merger. At the Chestler Effective Time (as defined in Section 3.2), upon the terms and subject to the conditions of this Agreement, Chestler Merger Sub shall be merged with and into Chestler (the "Chestler Merger") in accordance with the provisions of the IBCA. Chestler shall be the surviving corporation in the Chestler Merger ("Chestler Surviving Corporation"). As a result of the Chestler Merger, all of the respective outstanding shares of capital stock of Chestler and Chestler Merger Sub shall be converted or cancelled in the manner provided in Section 3.4.

          3.2. Chestler Effective Time. At the Closing, articles of merger (the "Chestler Articles of Merger") shall be duly prepared and executed by Chestler Surviving Corporation and thereafter delivered to the Secretary of State for filing, as provided in Section 11.25 of the IBCA, on, or as soon as practicable after, the Closing Date. The Chestler Merger shall become effective at the time (but not prior to the Closing Date) of the filing of the Chestler Articles of Merger with the Secretary of State, or at such later time as may be agreed by Parent and Chestler and stated in the Chestler Articles of Merger (the date and time of such filing (or stated later time, if any) being referred to herein as the "Chestler Effective Time").

          3.3. Effects of the Chestler Merger. At the Chestler Effective Time, the effects of the Chestler Merger shall be as provided in the applicable provisions of the IBCA.

          3.4. Effects on Chestler's Capital Stock. At the Chestler Effective Time, by virtue of the Chestler Merger and without any action on the part of Parent, Chestler Merger Sub, Chestler or the holders of any of the following securities:

          (a) Capital Stock of Chestler Merger Sub. Each issued and outstanding share of the common stock, no par value per share, of Chestler Merger Sub ("Chestler Merger Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, no par value per share, of Chestler Surviving Corporation ("Chestler Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Chestler Merger Sub Common Stock shall at the Chestler Effective Time represent an equal number of shares of Chestler Surviving Corporation Common Stock and Chestler Surviving Corporation shall become a wholly-owned subsidiary of Parent. Each stock certificate representing shares of Chestler Merger Sub Common Stock shall continue to evidence ownership of such shares of Chestler Surviving Corporation Common Stock without any further action on the part of any party hereto.

          (b) Cancellation of Treasury Stock and Chestler Capital Stock Owned by Parent and Chestler Merger Sub. All shares of Chestler Capital Stock that are owned by Chestler as treasury stock and any shares of Chestler Capital Stock owned by Parent or Chestler Merger Sub automatically shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Chestler Capital Stock. Each issued and outstanding share of Chestler Capital Stock (other than shares to be cancelled in accordance with Section 3.4(b)) will be converted automatically into the right to receive, upon surrender of the certificate representing such share of Chestler Capital Stock in the manner provided in Section 11.5 (i) an amount in cash equal to One Million seven Hundred Thousand Dollars ($1,700,000) divided by the total number of shares of Chestler Capital Stock then outstanding and
(ii) subject to the provisions of Section 11.6, a number of shares of Parent Common Stock (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond, in the manner provided in
Section 11.8), equal to the Chestler Exchange Ratio. For purposes of this Agreement, the term "Chestler Exchange Ratio" means, subject to adjustment in accordance with Section 11.1, the ratio that results from dividing (x) Thirteen Million Forty Seven Thousand Five Hundred Dollars ($13,047,500) by (y) the product of (1) the Average Pre-Closing Price of Parent Common Stock and (2) the total number of shares of Chestler Capital Stock outstanding.

All such shares of Chestler Capital Stock shall no longer be outstanding and shall be cancelled and retired automatically and shall cease to exist, and each holder of a certificate representing any such shares of Chestler Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Chestler Exchange Ratio per share of Chestler Capital Stock, upon the surrender of such certificate in accordance with Section 11.5, without interest.

                                  ARTICLE IV

                               THE RINTELS MERGER

          4.1. The Rintels Merger. At the Rintels Effective Time (as defined in
Section 4.2), upon the terms and subject to the conditions of this Agreement, Rintels Merger Sub shall be merged with and into Rintels (the "Rintels Merger") in accordance with the provisions of the IBCA. Rintels shall be the surviving corporation in the Rintels Merger ("Rintels Surviving Corporation"). As a result of the Rintels Merger, all of the respective outstanding shares of capital stock of Rintels and Rintels Merger Sub shall be converted or cancelled in the manner provided in Section 4.4.

          4.2. Rintels Effective Time. At the Closing, articles of merger (the "Rintels Articles of Merger") shall be duly prepared and executed by Rintels Surviving Corporation and thereafter delivered to the Secretary of State for filing, as provided in Section 11.25 of the IBCA, on, or as soon as practicable after, the Closing Date. The Rintels Merger shall become effective at the time (but not prior to the Closing Date) of the filing of the Rintels Articles of Merger with the Secretary of State, or at such later time as may be agreed by Parent and Rintels and stated in the Rintels Articles of Merger (the date and time of such filing (or stated later time, if any) being referred to herein as the "Rintels Effective Time").

          4.3. Effects of the Rintels Merger. At the Rintels Effective Time, the effects of the Rintels Merger shall be as provided in the applicable provisions of the IBCA.

          4.4. Effects on Rintels' Capital Stock. At the Rintels Effective Time, by virtue of the Rintels Merger and without any action on the part of Parent, Rintels Merger Sub, Rintels or the holders of any of the following securities:

          (a) Capital Stock of Rintels Merger Sub. Each issued and outstanding share of the common stock, no par value per share, of Rintels Merger Sub ("Rintels Merger Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, no par value per share, of Rintels Surviving Corporation ("Rintels Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Rintels Merger Sub Common Stock shall at the Rintels Effective Time represent an equal number of shares of Rintels Surviving Corporation Common Stock and Rintels Surviving Corporation shall become a wholly-owned subsidiary of Parent. Each stock certificate representing shares of Rintels Merger Sub Common Stock shall continue to evidence ownership of such shares of Rintels Surviving Corporation Common Stock without any further action on the part of any party hereto.

          (b) Cancellation of Treasury Stock and Rintels Capital Stock Owned by Parent and Rintels Merger Sub. All shares of Rintels Capital Stock that are owned by Rintels as treasury stock and any shares of Rintels Capital Stock owned by Parent or Rintels Merger Sub automatically shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Rintels Capital Stock. Each issued and outstanding share of Rintels Capital Stock (other than shares to be cancelled in accordance with Section 4.4(b)) will be converted automatically into the right to receive, upon surrender of the certificate representing such share of Rintels Capital Stock in the manner provided in Section 11.5 (i) an amount in cash equal to One Million Nine Hundred Thousand Dollars ($1,900,000) divided by the total number of shares of Rintels Capital Stock then outstanding and (ii) subject to the provisions of Section 11.6, a number of shares of Parent Common Stock (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond, in the manner provided in Section 11.8), equal to the Rintels Exchange Ratio. For purposes of this Agreement, the term "Rintels Exchange Ratio" means, subject to adjustment in accordance with
Section 11.1, the ratio that results from dividing (x) Fourteen Million Five Hundred Eighty-Two Thousand Five Hundred Dollars ($14,582,500) by (y) the product of (1) the Average Pre-Closing Price of Parent Common Stock and (2) the total number of shares of Rintels Capital Stock outstanding.

All such shares of Rintels Capital Stock shall no longer be outstanding and shall be cancelled and retired automatically and shall cease to exist, and each holder of a certificate representing any such shares of Rintels Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Rintels Exchange Ratio per share of Rintels Capital Stock, upon the surrender of such certificate in accordance with Section 11.5, without interest.

                                   ARTICLE V

                              THE KLOBUCHAR MERGER

          5.1. The Klobuchar Merger. At the Klobuchar Effective Time (as defined in Section 5.2), upon the terms and subject to the conditions of this Agreement, Klobuchar Merger Sub shall be merged with and into Klobuchar (the "Klobuchar Merger") in accordance with the provisions of the IBCA. Klobuchar shall be the surviving corporation in the Klobuchar Merger ("Klobuchar Surviving Corporation"). As a result of the Klobuchar Merger, all of the respective outstanding shares of capital stock of Klobuchar and Klobuchar Merger Sub shall be converted or cancelled in the manner provided in Section 5.4.

          5.2. Klobuchar Effective Time. At the Closing, articles of merger (the "Klobuchar Articles of Merger") shall be duly prepared and executed by Klobuchar Surviving Corporation and thereafter delivered to the Secretary of State for filing, as provided in
Section 11.25 of the IBCA, on, or as soon as practicable after, the Closing Date. The Klobuchar Merger shall become effective at the time (but not prior to the Closing Date) of the filing of the Klobuchar Articles of Merger with the Secretary of State, or at such later time as may be agreed by Parent and Klobuchar and stated in the Klobuchar Articles of Merger (the date and time of such filing (or stated later time, if any) being referred to herein as the "Klobuchar Effective Time").

          5.3. Effects of the Klobuchar Merger. At the Klobuchar Effective Time, the effects of the Klobuchar Merger shall be as provided in the applicable provisions of the IBCA.

          5.4. Effects on Klobuchar's Capital Stock. At the Klobuchar Effective Time, by virtue of the Klobuchar Merger and without any action on the part of Parent, Klobuchar Merger Sub, Klobuchar or the holders of any of the following securities:

          (a) Capital Stock of Klobuchar Merger Sub. Each issued and outstanding share of the common stock, no par value per share, of Klobuchar Merger Sub ("Klobuchar Merger Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, no par value per share, of Klobuchar Surviving Corporation ("Klobuchar Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Klobuchar Merger Sub Common Stock shall at the Klobuchar Effective Time represent an equal number of shares of Klobuchar Surviving Corporation Common Stock and Klobuchar Surviving Corporation shall become a wholly-owned subsidiary of Parent. Each stock certificate representing shares of Klobuchar Merger Sub Common Stock shall continue to evidence ownership of such shares of Klobuchar Surviving Corporation Common Stock without any further action on the part of any party hereto.

          (b) Cancellation of Treasury Stock and Klobuchar Capital Stock Owned by Parent and Klobuchar Merger Sub. All shares of Klobuchar Capital Stock that are owned by Klobuchar as treasury stock and any shares of Klobuchar Capital Stock owned by Parent or Klobuchar Merger Sub automatically shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Klobuchar Capital Stock. Each issued and outstanding share of Klobuchar Capital Stock (other than shares to be cancelled in accordance with Section 5.4(b)) will be converted automatically into the right to receive, upon surrender of the certificate representing such share of Klobuchar Capital Stock in the manner provided in Section 11.5 (i) an amount in cash equal to One Million Five Hundred Seventy Seven Thousand Dollars ($1,577,000) divided by the total number of shares of Klobuchar Capital Stock then outstanding and (ii) subject to the provisions of Section 11.6, a number of shares of Parent Common Stock (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond, in the manner provided in Section 11.8), equal to the Klobuchar Exchange Ratio. For purposes of this Agreement, the term "Klobuchar Exchange Ratio" means, subject to adjustment in accordance with Section 11.1, the ratio that results from dividing (x) Twelve Million One Hundred Three Thousand Four Hundred Seventy-Five Dollars ($12,103,475) by (y) the product of (1) the Average Pre-Closing Price of Parent Common Stock and (2) the total number of shares of Klobuchar Capital Stock outstanding.

All such shares of Klobuchar Capital Stock shall no longer be outstanding and shall be cancelled and retired automatically and shall cease to exist, and each holder of a certificate representing any such shares of Klobuchar Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Klobuchar Exchange Ratio per share of Klobuchar Capital Stock, upon the surrender of such certificate in accordance with Section 11.5, without interest.

                                  ARTICLE VI

                               THE PELECH MERGER

          6.1. The Pelech Merger. At the Pelech Effective Time (as defined in
Section 6.2), upon the terms and subject to the conditions of this Agreement, Pelech Merger Sub shall be merged with and into Pelech (the "Pelech Merger") in accordance with the provisions of the IBCA. Pelech shall be the surviving corporation in the Pelech Merger ("Pelech Surviving Corporation"). As a result of the Pelech Merger, all of the respective outstanding shares of capital stock of Pelech and Pelech Merger Sub shall be converted or cancelled in the manner provided in Section 6.4.

          6.2. Pelech Effective Time. At the Closing, articles of merger (the "Pelech Articles of Merger") shall be duly prepared and executed by Pelech Surviving Corporation and thereafter delivered to the Secretary of State for filing, as provided in Section 11.25 of the IBCA, on, or as soon as practicable after, the Closing Date. The Pelech Merger shall become effective at the time (but not prior to the Closing Date) of the filing of the Pelech Articles of Merger with the Secretary of State, or at such later time as may be agreed by Parent and Pelech and stated in the Pelech Articles of Merger (the date and time of such filing (or stated later time, if any) being referred to herein as the "Pelech Effective Time").

          6.3. Effects of the Pelech Merger. At the Pelech Effective Time, the effects of the Pelech Merger shall be as provided in the applicable provisions of the IBCA.

          6.4. Effects on Pelech's Capital Stock. At the Pelech Effective Time, by virtue of the Pelech Merger and without any action on the part of Parent, Pelech Merger Sub, Pelech or the holders of any of the following securities:

          (a) Capital Stock of Pelech Merger Sub. Each issued and outstanding share of the common stock, no par value per share, of Pelech Merger Sub ("Pelech Merger Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, no par value per share, of Pelech Surviving Corporation ("Pelech Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Pelech Merger Sub Common Stock shall at the Pelech Effective Time represent an equal number of shares of Pelech Surviving Corporation Common Stock and Pelech Surviving Corporation shall become a wholly-owned subsidiary of Parent. Each stock certificate representing shares of Pelech Merger Sub Common Stock shall continue to evidence ownership of such shares of Pelech Surviving Corporation Common Stock without any further action on the part of any party hereto.

          (b) Cancellation of Treasury Stock and Pelech Capital Stock Owned by Parent and Pelech Merger Sub. All shares of Pelech Capital Stock that are owned by Pelech as treasury stock and any shares of Pelech Capital Stock owned by Parent or Pelech Merger Sub automatically shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Pelech Capital Stock. Each issued and outstanding share of Pelech Capital Stock (other than shares to be cancelled in accordance with Section 6.4(b)) will be converted automatically into the right to receive, upon surrender of the certificate representing such share of Pelech Capital Stock in the manner provided in Section 11.5 (i) an amount in cash equal to Five Hundred Eighty Nine Thousand Six Hundred Dollars ($589,600) divided by the total number of shares of Pelech Capital Stock then outstanding and (ii) subject to the provisions of Section 11.6, a number of shares of Parent Common Stock (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond, in the manner provided in
Section 11.8), equal to the Pelech Exchange Ratio. For purposes of this Agreement, the term "Pelech Exchange Ratio" means, subject to adjustment in accordance with Section 11.1, the ratio that results from dividing (x) Four Million Five Hundred Twenty-Five Thousand One Hundred Eighty Dollars ($4,525,180) by (y) the product of (1) the Average Pre-Closing Price of Parent Common Stock and (2) the total number of shares of Pelech Capital Stock outstanding.

All such shares of Pelech Capital Stock shall no longer be outstanding and shall be cancelled and retired automatically and shall cease to exist, and each holder of a certificate representing any such shares of Pelech Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Pelech Exchange Ratio per share of Pelech Capital Stock, upon the surrender of such certificate in accordance with Section 11.5, without interest.

                                  ARTICLE VII

                                 THE BJC MERGER

          7.1. The BJC Merger. At the BJC Effective Time (as defined in Section 7.2), upon the terms and subject to the conditions of this Agreement, BJC Merger Sub shall be merged with and into BJC (the "BJC Merger") in accordance with the provisions of the IBCA. BJC shall be the surviving corporation in the BJC Merger ("BJC Surviving Corporation"). As a result of the BJC Merger, all of the respective outstanding shares of capital stock of BJC and BJC Merger Sub shall be converted or cancelled in the manner provided in Section 7.4.

          7.2. BJC Effective Time. At the Closing, articles of merger (the "BJC Articles of Merger") shall be duly prepared and executed by BJC Surviving Corporation and thereafter delivered to the Secretary of State for filing, as provided in Section 11.25 of the IBCA, on, or as soon as practicable after, the Closing Date. The BJC Merger shall become effective at the time (but not prior to the Closing Date) of the filing of the BJC Articles of Merger with the Secretary of State, or at such later time as may be agreed by Parent and BJC and stated in the BJC Articles of Merger (the date and time of such filing (or stated later time, if any) being referred to herein as the "BJC Effective Time").

          7.3. Effects of the BJC Merger. At the BJC Effective Time, the effects of the BJC Merger shall be as provided in the applicable provisions of the IBCA.

          7.4. Effects on BJC's Capital Stock. At the BJC Effective Time, by virtue of the BJC Merger and without any action on the part of Parent, BJC Merger Sub, BJC or the holders of any of the following securities:

          (a) Capital Stock of BJC Merger Sub. Each issued and outstanding share of the common stock, no par value per share, of BJC Merger Sub ("BJC Merger Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, no par value per share, of BJC Surviving Corporation ("BJC Surviving Corporation Common Stock"). Each certificate representing outstanding shares of BJC Merger Sub Common Stock shall at the BJC Effective Time represent an equal number of shares of BJC Surviving Corporation Common Stock and BJC Surviving Corporation shall become a wholly-owned subsidiary of Parent. Each stock certificate representing shares of BJC Merger Sub Common Stock shall continue to evidence ownership of such shares of BJC Surviving Corporation Common Stock without any further action on the part of any party hereto.

          (b) Cancellation of Treasury Stock and BJC Capital Stock Owned by Parent and BJC Merger Sub. All shares of BJC Capital Stock that are owned by BJC as treasury stock and any shares of BJC Capital Stock owned by Parent or BJC Merger Sub automatically shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Conversion of BJC Capital Stock. Each issued and outstanding share of BJC Capital Stock (other than shares to be cancelled in accordance with Section 7.4(b)) will be converted automatically into the right to receive, upon surrender of the certificate representing such share of BJC Capital Stock in the manner provided in Section 11.5 (i) an amount in cash equal to Two Hundred Thousand Dollars ($200,000) divided by the total number of shares of BJC Capital Stock then outstanding and (ii) subject to the provisions of
Section 11.6, a number of shares of Parent Common Stock (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond, in the manner provided in Section 11.8), equal to the BJC Exchange Ratio. For purposes of this Agreement, the term "BJC Exchange Ratio" means, subject to adjustment in accordance with Section 11.1, the ratio that results from dividing (x) One Million Five Hundred Thirty-Five Thousand Dollars ($1,535,000) by (y) the product of (1) the Average Pre-Closing Price of Parent Common Stock and (2) the total number of shares of BJC Capital Stock outstanding.

All such shares of BJC Capital Stock shall no longer be outstanding and shall be cancelled and retired automatically and shall cease to exist, and each holder of a certificate representing any such shares of BJC Capital Stock shall cease to have any rights with respect thereto, except the right to receive the BJC Exchange Ratio per share of BJC Capital Stock, upon the surrender of such certificate in accordance with Section 11.5, without interest.

                                 ARTICLE VIII

                                THE MASC MERGER

          8.1. The MASC Merger. At the MASC Effective Time (as defined in
Section 8.2), upon the terms and subject to the conditions of this Agreement, MASC Merger Sub shall be merged with and into MASC (the "MASC Merger") in accordance with the provisions of IBCA. MASC shall be the surviving corporation in the MASC Merger ("MASC Surviving Corporation"). As a result of the MASC Merger, all of the respective outstanding shares of capital stock of MASC and MASC Merger Sub shall be converted or cancelled in the manner provided in
Section 8.4.

          8.2. MASC Effective Time. At the Closing, articles of merger (the "MASC Articles of Merger") shall be duly prepared and executed by MASC Surviving Corporation and thereafter delivered to the Secretary of State for filing, as provided in Section 11.25 of the IBCA, on, or as soon as practicable after, the Closing Date. The MASC Merger shall become effective at the time (but not prior to the Closing Date) of the filing of the MASC Articles of Merger with the Secretary of State, or at such later time as may be agreed by Parent and MASC and stated in the MASC Articles of Merger (the date and time of such filing (or stated later time, if any) being referred to herein as the "MASC Effective Time").

          8.3. Effects of the MASC Merger. At the MASC Effective Time, the effects of the MASC Merger shall be as provided in the applicable provisions of the IBCA.

          8.4. Effects on MASC's Capital Stock. At the MASC Effective Time, by virtue of the MASC Merger and without any action on the part of Parent, MASC Merger Sub, MASC or the holders of any of the following securities:

          (a) Capital Stock of MASC Merger Sub. Each issued and outstanding share of the common stock, no par value per share, of MASC Merger Sub ("MASC Merger Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, no par value per share, of MASC Surviving Corporation ("MASC Surviving Corporation Common Stock"). Each certificate representing outstanding shares of MASC Merger Sub Common Stock shall at the MASC Effective Time represent an equal number of shares of MASC Surviving Corporation Common Stock and MASC Surviving Corporation shall become a wholly-owned subsidiary of Parent. Each stock certificate representing shares of MASC Merger Sub Common Stock shall continue to evidence ownership of such shares of MASC Surviving Corporation Common Stock without any further action on the part of any party hereto.

          (b) Cancellation of Treasury Stock and MASC Capital Stock Owned by Parent and MASC Merger Sub. All shares of MASC Capital Stock that are owned by MASC as treasury stock and any shares of MASC Capital Stock owned by Parent or MASC Merger Sub automatically shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Conversion of MASC Capital Stock. Each issued and outstanding share of MASC Capital Stock (other than shares to be cancelled in accordance with Section 8.4(b)) will be converted automatically into the right to receive, upon surrender of the certificate representing such share of MASC Capital Stock in the manner provided in Section 11.5 (i) an amount in cash equal to Seventy Eight Thousand Eight Hundred Dollars ($78,800) divided by the total number of shares of MASC Capital Stock then outstanding and (ii) subject to the provisions of Section 11.6, a number of shares of Parent Common Stock (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond, in the manner provided in Section 11.8), equal to the MASC Exchange Ratio. For purposes of this Agreement, the term "MASC Exchange Ratio" means, subject to adjustment in accordance with Section 11.1, the ratio that results from dividing (x) Six Hundred Four Thousand Seven Hundred Ninety Dollars ($604,790) by (y) the product of (1) the Average Pre-Closing Price of Parent Common Stock and (2) the total number of shares of MASC Capital Stock outstanding.

All such shares of MASC Capital Stock shall no longer be outstanding and shall be cancelled and retired automatically and shall cease to exist, and each holder of a certificate representing any such shares of MASC Capital Stock shall cease to have any rights with respect thereto, except the right to receive the MASC Exchange Ratio per share of MASC Capital Stock, upon the surrender of such certificate in accordance with Section 11.5, without interest.

                                  ARTICLE IX

                               THE CLAUDE MERGER

          9.1. The Claude Merger. At the Claude Effective Time (as defined in
Section 9.2), upon the terms and subject to the conditions of this Agreement, Claude Merger Sub shall be merged with and into Claude (the "Claude Merger") in accordance with the provisions of the IBCA. Claude shall be the surviving corporation in the Claude Merger ("Claude Surviving Corporation"). As a result of the Claude Merger, all of the respective outstanding shares of capital stock of Claude and Claude Merger Sub shall be converted or cancelled in the manner provided in Section 9.4.

          9.2. Claude Effective Time. At the Closing, articles of merger (the "Claude Articles of Merger") shall be duly prepared and executed by Claude Surviving Corporation and thereafter delivered to the Secretary of State for filing, as provided in Section 11.25 of the IBCA, on, or as soon as practicable after, the Closing Date. The Claude Merger shall become effective at the time (but not prior to the Closing Date) of the filing of the Claude Articles of Merger with the Secretary of State, or at such later time as may be agreed by Parent and Claude and stated in the Claude Articles of Merger (the date and time of such filing (or stated later time, if any) being referred to herein as the "Claude Effective Time").

          9.3. Effects of the Claude Merger. At the Claude Effective Time, the effects of the Claude Merger shall be as provided in the applicable provisions of the IBCA.

          9.4. Effects on Claude's Capital Stock. At the Claude Effective Time, by virtue of the Claude Merger and without any action on the part of Parent, Claude Merger Sub, Claude or the holders of any of the following securities:

          (a) Capital Stock of Claude Merger Sub. Each issued and outstanding share of the common stock, no par value per share, of Claude Merger Sub ("Claude Merger Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, no par value per share, of Claude Surviving Corporation ("Claude Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Claude Merger Sub Common Stock shall at the Claude Effective Time represent an equal number of shares of Claude Surviving Corporation Common Stock and Claude Surviving Corporation shall become a wholly-owned subsidiary of Parent. Each stock certificate representing shares of Claude Merger Sub Common Stock shall continue to evidence ownership of such shares of Claude Surviving Corporation Common Stock without any further action on the part of any party hereto.

          (b) Cancellation of Treasury Stock and Claude Capital Stock Owned by Parent and Claude Merger Sub. All shares of Claude Capital Stock that are owned by Claude as treasury stock and any shares of Claude Capital Stock owned by Parent or Claude Merger Sub automatically shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Claude Capital Stock. Each issued and outstanding share of Claude Capital Stock (other than shares to be cancelled in accordance with Section 9.4(b)) will be converted automatically into the right to receive, upon surrender of the certificate representing such share of Claude Capital Stock in the manner provided in Section 11.5 (i) an amount in cash equal to Seventy Eight Thousand Eight Hundred Dollars ($78,800) divided by the total number of shares of Claude Capital Stock then outstanding and (ii) subject to the provisions of Section 11.6, a number of shares of Parent Common Stock (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond, in the manner provided in Section 11.8), equal to the Claude Exchange Ratio. For purposes of this Agreement, the term "Claude Exchange Ratio" means, subject to adjustment in accordance with Section 11.1, the ratio that results from dividing (x) Six Hundred Four Thousand Seven Hundred Ninety Dollars ($604,790) by (y) the product of (1) the Average Pre-Closing Price of Parent Common Stock and (2) the total number of shares of Claude Capital Stock outstanding.

All such shares of Claude Capital Stock shall no longer be outstanding and shall be cancelled and retired automatically and shall cease to exist, and each holder of a certificate representing any such shares of Claude Capital Stock shall cease to have any rights with respect thereto, except the right to receive the Claude Exchange Ratio per share of Claude Capital Stock, upon the surrender of such certificate in accordance with Section 11.5, without interest.

                                   ARTICLE X

                          THE BLAIR INTEREST PURCHASE

          10.1. Purchase and Sale. Blair agrees to sell to Blair Acquisition, and Blair Acquisition agrees to purchase from Blair, all of the member interests and other equity or voting securities of the Company owned by Blair (the "Blair Member Interests") upon the terms and subject to the conditions set forth in this Agreement.

          10.2. Purchase Price. Subject to the provisions of Section 11.1, the aggregate purchase price for the Blair Member Interests is (a) an amount in cash equal to Four Hundred Twenty-Nine Thousand Four Hundred Dollars ($429,400) and (b) subject to the provisions of Section 11.6, a number of shares of Parent Common Stock that results from dividing (x) Three Million Two Hundred Ninety-Five Thousand Six Hundred Forty-Five Dollars ($3,295,645) by (y) the Average Pre-Closing Price of Parent Common Stock (the amounts in clauses (a) and (b) being hereinafter referred to as the "Blair Member Interest Purchase Amount").

          10.3. Closing Deliveries by Blair. At the Closing, Blair will deliver or cause to be delivered to Parent and Blair Acquisition:

          (a) a member interest transfer agreement, duly executed by Blair in form and substance reasonably satisfactory to Parent; and

          (b) the opinions, certificates and other documents required to be delivered pursuant to Article XIX.

                                  ARTICLE XI

                      GENERAL PROVISIONS APPLICABLE TO THE
                    MERGERS AND THE BLAIR INTEREST PURCHASE

          For the avoidance of doubt, the parties to this Agreement agree that the provisions of this Article XI shall apply to all of the Mergers and, to the extent specified, the Blair Interest Purchase.

          11.1. Adjustments to Exchange Ratios. Each Exchange Ratio and the Blair Member Interest Purchase Amount shall be appropriately adjusted to reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or such Target Company's shares of Target Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or such Target Company's shares of Target Company Capital Stock occurring after the date hereof and prior to the applicable Target Company Effective Time or the completion of the Blair Interest Purchase, as the case may be, and of any increase in the number of shares of such Target Company's shares of Target Company Capital Stock outstanding resulting from any failure the representation and warranty with respect to such Target Company contained in Section 12.3 of this Agreement to be correct on the date hereof or by any of the Target Companies to comply with its covenants contained in this Agreement, so as to provide Parent the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, like change or increase.

          11.2. Fractional Shares. No fraction of a share of Parent Common Stock will be issued in the Mergers or the Blair Interest Purchase, but in lieu thereof Blair and each of the holders of any shares of any Target Company Capital Stock who would otherwise be entitled to a fraction of a share of

Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by Blair or such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Average Pre-Closing Price of Parent Common Stock.

          11.3. Articles of Incorporation, By-Laws and Officers and Directors of the Surviving Corporations. The articles or certificates of incorporation, as the case may be, of each of the Target Companies that is a corporation, as in effect immediately prior to their respective Effective Times, shall be the articles or certificates of incorporation, as the case may be, of the relevant Surviving Corporation until thereafter amended as provided by law and such articles or certificates of incorporation, as the case may be. The bylaws of each Merger Sub that is a corporation as in effect immediately prior to their respective Target Company Effective Times shall be the bylaws of the relevant Surviving Corporation until thereafter amended as provided by law, the articles or certificates of incorporation of the relevant Surviving Corporation, as the case may be, and such bylaws. From and after the applicable Target Company Effective Time, the directors and officers of each Surviving Corporation shall be as set forth under the name of the applicable Surviving Corporation on Exhibit B attached hereto, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with such Surviving Corporation's articles or certificates of incorporation and bylaws.

          11.4. Further Assurances. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the other parties hereto to consummate the Mergers and the Blair Interest Purchase, to vest each Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of the applicable Merger Sub and Target Company, to vest Blair Acquisition with full title to the Blair Member interests and/or to otherwise effect the purposes of this Agreement.

          11.5. Surrender of Certificates.

          (a) Exchange Agent. Parent's transfer agent or another institution selected by Parent and reasonably acceptable to the Company shall act as exchange agent (the "Exchange Agent") for the Mergers and the Blair Interest Purchase.

          (b) Parent to Provide Shares of Parent Common Stock and Cash. Prior to the Effective Time, Parent shall deposit with the Exchange Agent for exchange and delivery in accordance with this Agreement, through such reasonable procedures as Parent may adopt, (i) subject to Section 11.6, the shares of Parent Common Stock issuable pursuant to this Agreement in exchange for all shares of Target Company Capital Stock outstanding immediately prior to the Effective Time and the shares of Parent Common Stock issuable to Blair in connection with the Blair Interest Purchase and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares, if any, pursuant to Section 11.2 and any dividend or distribution to which Blair or the holders of shares of Target Company Capital Stock may be entitled pursuant to
Section 11.5(d).

          (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause to be mailed or otherwise delivered to each holder of record of a certificate or certificates (the "Certificates"), which immediately prior to the applicable Target Company Effective Time represented outstanding shares of Target Company Capital Stock, whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares, if any) pursuant to this Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock (and cash in lieu of fractional shares, if any). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be requested by the Exchange Agent or such other agent or agents, subject to Section 11.6, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock and a cash payment in lieu of any fractional shares which such holder has the right to receive pursuant to
Section 11.2 and any dividends or other distributions pursuant to Section 11.5(d), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the applicable Target Company Effective Time, represented shares of the applicable Target Company Capital Stock will be deemed from and after such Target Company Effective Time, for all purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Target Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 11.2 and any dividends or other distributions pursuant to Section 11.5(d). On the Closing Date, upon receipt of a duly executed member interest transfer agreement from Blair in form and substance reasonably satisfactory to Parent, and such other documents as may reasonably be requested by the Exchange Agent, subject to Section 11.6, Parent shall cause the Exchange Agent to deliver the Blair Member Interest Purchase Amount to Blair.

          (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to shares of Parent Common Stock with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, cash in the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 11.5(d)) with respect to such shares of Parent Common Stock.

          (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued by the Exchange Agent in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance of the shares of Parent Common Stock that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a check in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f) No Liability. Any shares of Parent Common Stock and/or cash held by the Exchange Agent for delivery pursuant to this Section 11.5 and unclaimed at the end of six months after the Effective Time shall be delivered or paid to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Section 11.5 shall (subject to abandoned property, escheat and other similar laws) thereafter look only to Parent, as general creditors, for payment of their claim for the consideration to be delivered to them in the Mergers. Notwithstanding anything to the contrary in this Section 11.5, none of the Exchange Agent, Parent, the Surviving Corporations or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          11.6. Escrow. Notwithstanding the provisions of Section 11.5 and subject to adjustment pursuant to Section 19.1(a) of this Agreement, Parent will deposit with the Escrow Agent a number of shares of Parent Common Stock equal to the quotient of (a) Seventeen Million Three Hundred Fifty Thousand Dollars ($17,350,000) divided by (b) the Average Pre-Closing Price of Parent Common Stock (the "Escrow Shares") to be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement. For purposes of this Agreement and any Collateral Documents, the term Escrow Shares shall include the shares referred to in the immediately preceding sentence and any additional shares of Parent Common Stock to be deposited with the Escrow Agent pursuant to Section 19.1(a) of this Agreement, if any. Blair and each Target Shareholder will be deemed, without any action on the part of Blair or such Target Shareholder, to have received and deposited with the Escrow Agent pursuant to the Escrow Agreement a number of Escrow Shares representing Blair's or such Target Shareholder's proportionate interest in the Escrow Shares (the proportionate interest of Blair and each of the Target Shareholders in the Escrow Shares being hereinafter referred to as such Person's "Escrow Percentage"). All shares of Parent Common Stock to be received by Blair and the Target Shareholders in connection with the Blair Interest Purchase and the Mergers, as the case may be, other than the Escrow Shares will be distributed to Blair and the Target Shareholders pursuant to the relevant Sections of Articles I through X and
Section 11.5 of this Agreement. Blair's and each Target Shareholder's Escrow Percentage will be determined based on (i) the number of shares of Parent Common Stock issuable hereunder to Blair or such Target Shareholder, as the case may be, divided by (ii) the aggregate number of shares of Parent Common Stock issuable hereunder to Blair and all of the Target Shareholders in the aggregate. The Escrow Shares will be represented by a certificate registered in the name of the nominee of the Escrow Agent (with Blair and each Target Shareholder being the beneficial owner of Blair's or such Target Shareholder's Escrow Percentage). To the extent that any dividend or distribution, or other transaction, with respect to the Escrow Shares results in a liability for Tax, such Tax liability will be that of Blair and the Target Shareholders (in proportion to Blair's or each Target Shareholder's Escrow Percentage), and not of Parent or Blair Acquisition or of any Surviving Corporation. Any and all voting rights with respect to the Escrow Shares will be exercisable by Blair or the Target Shareholders, as the case may be, or their authorized agent as of the Effective Time. Parent, the Company, the Merger Subs, Blair Acquisition, the Target Companies, the Target Shareholders and Blair hereby agree and acknowledge that the Escrow Shares will be treated as transferred to and owned by the Target Shareholders and Blair as of the Effective Time and at all times thereafter for all Tax purposes. The Escrow Shares will be used to satisfy indemnity claims made by Parent pursuant to Section 18.2(d) and Section 20.2 of this Agreement.

          11.7. No Further Ownership Rights in Target Company Capital Stock. All shares of Parent Common Stock issued (and cash in lieu of fractional shares paid pursuant to Section 11.2 and any dividends or other distributions pursuant to Section 11.5(d)) upon the surrender for exchange of shares of Target Company Capital Stock in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Company Capital Stock, and there shall be no further registration of transfers on the records of any Target Company or any Surviving Corporation of any shares of Target Company Capital Stock and the stock ledger of each Target Company will be closed. If, after the Effective Time, Certificates are presented to Parent or any Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Agreement.

          11.8. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of any fractional shares pursuant to Section 11.2) as may be required pursuant to this Agreement; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Company, Blair Acquisition, any Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          11.9. Withholding Rights. Parent, Blair Acquisition and each Surviving Corporation shall be entitled to deduct and withhold from any payments made pursuant to this Agreement such amounts as Parent and such Surviving Corporation are required to deduct and withhold with respect to any such payment under the Code or any provision of state or local tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Blair or the Target Shareholders, as the case may be, in respect of which such deduction and withholding was made by Parent, Blair Acquisition and such Surviving Corporation.

          11.10. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest any Surviving Corporation or Blair Acquisition, as the case may be, with full right, title and possession to all assets, property, rights, privileges, powers and franchises of a Target Company and/or a Merger Sub or the Blair Member Interests, as the case may be, the officers and directors of such Surviving Corporation or Blair Acquisition, as the case may be, are fully authorized in the name of and on behalf of each of the constituent corporations to the applicable Merger and/or Blair, as the case may be, or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

          11.11. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the fifth business day following the satisfaction or, if permissible, waiver, of the conditions set forth in Article XIX of this Agreement, or on such other date, time and place as the parties may mutually agree (the "Closing Date"). At the Closing there shall be delivered to Parent, the Merger Subs, Blair Acquisition, the Target Companies, the Target Shareholders and Blair, the certificates and other documents and instruments required to be delivered under Article XIX of this Agreement.

          11.12. Effect on Operating Agreement. The parties to this Agreement hereby agree that, on or prior to the Closing Date, to the extent required, they shall execute an amendment to the Operating Agreement (the "Operating Agreement Amendment") in form and substance reasonably satisfactory to the parties hereto to give effect to the Mergers, the Blair Interest Purchase and the other transactions contemplated by this Agreement. Prior to the date of the Operating Agreement Amendment, each of the Target Shareholders and Blair shall cause the Company to have in effect a Code Section 754 election for the taxable year including the Closing.

          11.13. Cash Payments. The respective cash payments to be delivered to Blair and each of the Target Shareholders on the Closing Date pursuant to the terms and provisions of this Agreement shall be made by Parent by wire transfer to the accounts designated by Blair and each Target Shareholder. Blair and each Target Shareholder shall designate the account to which such payment is to be made at least three (3) Business Days prior to the Closing Date by delivering all necessary information relating to the account to Parent on or prior to such third Business Day.

                                  ARTICLE XII

                  REPRESENTATIONS AND WARRANTIES OF THE TARGET
               SHAREHOLDERS WITH RESPECT TO THE TARGET COMPANIES

          Except as disclosed in the documents delivered by the Target Shareholders to Parent prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement with respect to the Target Company of which the Target Shareholder or Target Shareholders, as the case may be, is a shareholder or owner as set forth on
Schedule 1 (each a "Target Company Disclosure Schedule" and, together the "Target Company Disclosure Schedules"), any exception so disclosed in a Target Company Disclosure Schedule to specifically identify the Section of this Agreement to which such exception relates, including through the use of specific cross references, each of the Target Shareholders (jointly and severally if such Target Company has more than one Target Shareholder, except that the representations and warranties set forth in Section 12.1 are made severally and not jointly by each of the Target Shareholders as to themselves and not as to any other Target Shareholder) represent and warrant with respect to the Target Company set forth next to their respective names on Schedule 1 (and as to no other Target Company), to Parent and the applicable Merger Sub with which that Target Company is being merged pursuant to this Agreement as follows:

          12.1. Several Representations of the Target Shareholders.

          (a) Capacity. Such Target Shareholder has the legal capacity to enter into this Agreement and the Collateral Documents to which he or she is a party and to perform his or her obligations hereunder and thereunder.

          (b) Validity and Execution of Agreements. This Agreement and each of the Collateral Documents to which such Target Shareholder is a party have been duly executed and delivered by such Target Shareholder and, assuming due authorization, execution and delivery by Parent, each Merger Sub and the other parties hereto or thereto, constitute the valid and binding obligation of such Target Shareholder, enforceable against such Target Shareholder in accordance with their respective terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (c) Ownership of Target Company Capital Stock. The shares of, or other ownership interests in, the applicable Target Company Capital Stock listed on Schedule 12.1(c) of the applicable Target Company Disclosure Schedule opposite such Target Shareholder's name (i) are owned on the date of this Agreement legally, beneficially and of record by such Target Shareholder; (ii) will be owned legally, beneficially and of record immediately prior to the Closing by such Target Shareholder, free and clear of any Liens; and (iii) constitute all of the Target Company Capital Stock owned legally, beneficially or of record by such Target Shareholder. Such Target Shareholder has not granted to any Person any rights (including without limitation proxy rights or options with respect to any shares or units of Target Company Capital Stock) and such Target Shareholder is not a party to any voting trust or other agreement or understanding with respect to such Target Company Capital Stock. Such Target Shareholder has no claim against his or her respective Target Company or any of its officers, directors or other shareholders or members or other Person with respect to the issuance of any Target Company Capital Stock. Such Target Shareholder has not commenced nor intends to commence a voluntary case or other proceeding, and no involuntary case or other proceeding has been commenced against such Target Shareholder seeking liquidation or other relief with respect to its debts under any bankruptcy, insolvency or other similar law.

          (d) No Conflicts. Neither the execution and delivery of this Agreement nor any of the Collateral Documents to which such Target Shareholder is a party, nor the performance by such Target Shareholder of the transactions contemplated hereby or thereby, will (i) violate or constitute a default, or require notice and/or consent under, any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument, permit, concession, franchise, judgment, order, decree or ruling to which such Target Shareholder is a party or by which such Target Shareholder's assets or properties are bound; (ii) violate any Laws and Regulations applicable to such Target Shareholder; or (iii) result in the creation of any Lien upon any Target Company Capital Stock owned by such Target Shareholder.

          (e) No Government Proceedings. During the past ten years, such Target Shareholder has not been the subject of any governmental proceeding, or, to the knowledge of such Target Shareholder, material investigation or inquiry involving any Governmental Entity (as defined in Section 12.4(c)) including, without limitation, the Securities and Exchange Commission (the "SEC"), the National Association of Securities Dealers, Inc. or its wholly owned subsidiary NASD Regulation, Inc. (together, the "NASD"), the CHX or any other federal or state regulatory authority having jurisdiction over the business activities of such Target Shareholder, such Target Shareholder's Target Company or the Company and has not been indicted or convicted of any felony. Such Target Shareholder has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting his or her participation in, the following activities: (i) acting as an investment adviser, underwriter, broker or dealer in securities, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws.

          (f) Investment Representations. Such Target Shareholder understands and acknowledges that the shares of Parent Common Stock being acquired by such Target Shareholder pursuant to this Agreement are not registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or any applicable state securities law, and that such shares of Parent Common Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to applicable state securities laws and regulations, and that the shares of Parent Common Stock being issued to such Target Shareholder pursuant to this Agreement and in connection with the transactions contemplated hereby will bear appropriate legends to that effect.

          (g) Interests in Other Broker Dealers. Schedule 12.1(g) of the applicable Target Company Disclosure Schedule contains a true and complete list of any broker-dealer or bank (other than the applicable Target Company) five percent (5%) or more of the outstanding shares of common stock or other equity interests of which is owned by such Target Shareholder and, to such Target Shareholders' knowledge, in the aggregate, by all Target Shareholders of the applicable Target Company.

          (h) Government Consents. Except for the consents, actions and filings described in Section 12.4(c) and Section 13.3(c) of this Agreement, the execution, delivery and performance of this Agreement by such Target Shareholder does not require any consent from, action by or in respect of, or filing with, any court or Governmental Entity.

          (i) Investment Purpose. The shares of Parent Common Stock being received by such Target Shareholder pursuant to this Agreement and in connection with the transactions contemplated hereby are being acquired for such Target Shareholder's own account, for the purpose of investment and without a view to the distribution or resale of such shares of Parent Common Stock or any interest therein to the public in violation of the Securities Act. Such Target Shareholder has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in shares of Parent Common Stock and is capable of bearing the economic risk of such investment. Such Target Shareholder has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of the offering and sale of the shares of Parent Common Stock and issuance of the Parent Common Stock pursuant to this Agreement, has had all such questions answered to its satisfaction and has been supplied all additional information deemed necessary by it to verify the accuracy of the information furnished to such Target Shareholder.

          (j) Accredited Investor. Such Target Shareholder is an "accredited investor" under Rule 501 of Regulation D of the Securities Act.

          12.2. Organization, Standing and Power; Subsidiaries; Ownership of Company Member Interests.

          (a) The Target Company and each of its Subsidiaries is a corporation or limited liability company, as the case may be, duly organized or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be. The Target Company and each of its Subsidiaries has the corporate or limited liability company power, as the case may be, to own, use and lease its assets and properties and to carry on its business as now being conducted and is duly qualified or licensed as a foreign corporation or limited liability company, as the case may be, to do business and is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its assets and properties render such qualification, license or good standing necessary, except in such jurisdictions where the failure to be so qualified or licensed as a foreign corporation or limited liability company, as the case may be, and in good standing would not have a Material Adverse Effect on the Target Company. Schedule 12.2(a) of the applicable Target Company Disclosure Schedule lists all of the states or other jurisdictions where the Target Company or any of its Subsidiaries are qualified or licensed as a foreign corporation or limited liability company, as the case may be.

          (b) Schedule 12.2(b) of the applicable Target Company Disclosure Schedule sets forth a true and complete list of the Target Company's Subsidiaries. The Target Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. All of the outstanding shares of capital stock, voting and equity securities of each of the Target Company's Subsidiaries are owned, directly or indirectly, by the Target Company and are duly authorized, validly issued, fully paid and nonassessable, and those shares of capital stock, voting and equity securities of each of the Target Company's Subsidiaries are free and clear of all Liens. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable, exercisable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary, or otherwise obligating the Target Company or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

          (c) The member interests in the Company listed on Schedule 12.2(c) of the applicable Target Company Disclosure Schedule opposite the applicable Target Company's name (i) are owned on the date of this Agreement legally, beneficially and of record by the Target Company; (ii) will be owned legally, beneficially and of record immediately prior to the Closing by such Target Company, free and clear of any Liens; and (iii) constitute all of the member interests, voting and equity securities of the Company owned legally, beneficially or of record by such Target Company. The Target Company has not granted to any Person any rights (including without limitation proxy rights or options with respect to any member interests or other equity securities of the Company) and the Target Company is not a party to any voting trust or other agreement or understanding with respect to such member interests or other equity securities of the Company. The Target Company has no claim against the Company or any of its officers, directors or other members, equity security holders or other Person with respect to the issuance of any member interests or other equity securities of the Company.

          12.3. Capital Structure. The capitalization of the Target Company is set forth on Schedule 12.3 of the applicable Target Company Disclosure Schedule. There are no other authorized or outstanding shares or classes of capital stock, member interests or voting or equity securities carrying voting rights or economic interests with respect to the Target Company and no outstanding commitments to issue any shares of capital stock, member interests or other voting or equity securities. All outstanding shares, member interests or other voting or equity securities, as the case may be, of the Target Company are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any Liens, and are not subject to preemptive rights or rights of first refusal or any agreement to which the Target Company or such Target Shareholder is a party or by which it is bound. The Target Company has not authorized or issued, and does not have, any options, warrants, calls, rights, commitments or agreements of any character to which the Target Company or such Target Shareholder is a party or by which it is bound obligating the Target Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock or any member interests or other voting or equity securities, as the case may be, of the Target Company or obligating the Target Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for this Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of the Target Company's capital stock, member interests or other voting or equity securities between or among the Target Company and any of its shareholders or members, as the case may be. All outstanding shares, member interests and other voting or equity securities of the Target Company constituting Target Company Capital Stock were issued in compliance with all applicable federal and state securities laws.

          12.4. Authority; No Conflicts.

          (a) Assuming the filings and approvals described in clauses (i) through (iii) of Section 12.4(c) (collectively, the "Target Company Approvals") and the Company Approvals (as defined in Section 13.3(c)) are made or obtained (as the case may be), the Target Company has all requisite corporate or limited liability company power and authority, as the case may be, to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or member action, as the case may be, on the part of the Target Company. This Agreement has been duly executed and delivered by the Target Company and constitutes the legal, valid and binding obligation of the Target Company, enforceable against the Target Company in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (b) Assuming the Target Company Approvals and the Company Approvals are made or obtained (as the case may be), the execution, delivery and performance of this Agreement by the Target Company does not, and the consummation of the transactions contemplated hereby do not and will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, (i) any provision of the certificate or articles of incorporation, bylaws, or other comparable organizational documents, each as amended, of the Target Company or any of its Subsidiaries; (ii) any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument, permit, concession, franchise, judgment, order, decree or ruling to which the Target Company or any of its Subsidiaries is a party or by which the Target Company's or any of its Subsidiaries' assets or properties are bound; or (iii) any Laws and Regulations applicable to the Target Company or any of its Subsidiaries or any of their respective properties or assets.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission, self-regulatory organization ("SRO") or other regulatory body or other foreign or domestic governmental or quasi-governmental authority or instrumentality (each of the foregoing, a "Governmental Entity"), is required by or with respect to the Target Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the performance of the Target Company's obligations hereunder or the consummation of the transactions contemplated hereby, except for (i) the filing of the articles or certificate of merger, as the case may be, with respect to the Merger of the Target Company; (ii) such notices, applications, consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities laws or the applicable securities laws or SRO rules and regulations of any foreign country in connection with the Merger of the Target Company; (iii) the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made would not prevent, or materially alter or delay, any of the transactions contemplated by this Agreement.

          12.5. Target Company Financial Statements.

          (a) The Target Company has furnished to Parent true and complete copies of the consolidated unaudited balance sheet as of July 31, 2001 and the consolidated unaudited statements of operations, shareholders' equity and cash flows for the period ended July 31, 2001 for the Target Company and its Subsidiaries (collectively, the "Target Company Financial Statements")

          (b) The Target Company Financial Statements were prepared in accordance with GAAP applied on a basis consistent with that of preceding accounting periods except that they do not include notes and are subject to normal year-end adjustments. All of the Target Company Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Target Company and (ii) fairly present in all material respects the financial condition of the Target Company and its Subsidiaries as of the respective dates thereof.

          12.6. Absence of Certain Changes. Since December 31, 2000, the Target Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not occurred: (i) a Material Adverse Effect with respect to the Target Company; (ii) any acquisition, sale or transfer of any asset or property of the Target Company or any of its Subsidiaries, other than in the ordinary course of business and consistent with past practice or any impairment, damage, destruction, loss or claim not covered by insurance, or condemnation or other taking adversely in any respect any of the Target Company's or any of its Subsidiaries' tangible assets; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Target Company or any revaluation by the Target Company of any of its or any of its Subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares or member interests, as the case may be, of the Target Company, or any direct or indirect redemption, purchase or other acquisition by the Target Company of any of its shares of capital stock, any member interests or other voting or equity securities; (v) any contract entered into by the Target Company or any of its Subsidiaries, other than in the ordinary course of business and as made available to Parent, or any amendment or termination of, or default under, any contract to which the Target Company or any of its Subsidiaries is a party or by which it or any of their respective assets or properties is bound; (vi) any amendment or change to the articles or certificate of incorporation or bylaws or other comparable organizational documents of the Target Company or any of its Subsidiaries;
(vii) any increase in or modification of the compensation or benefits payable or to become payable by the Target Company or any of its Subsidiaries to any of their respective directors, officers or employees, other than (in the case of non-executive officer employees) in the ordinary course of business consistent with past practice; (viii) any change in the risk management and hedging policies, procedures or practices of the Target Company or any of its Subsidiaries, or any failure to comply with such policies, procedures and practices; or (ix) any negotiation or agreement by the Target Company or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (viii) (other than negotiations with Parent and its Representatives (as defined in Section 15.4) regarding the transactions contemplated by this Agreement).

          12.7. Absence of Undisclosed Liabilities. There are no Liabilities against, relating to or affecting the Target Company, any of its Subsidiaries or any of their respective assets and properties.

          12.8. Litigation. There is no private or governmental action, suit, proceeding, arbitration, or, to the knowledge of the applicable Target Shareholder or Target Shareholders, claim, inquiry, examination, inspection or investigation pending by or before any Governmental Entity, agency, SRO, court or tribunal, foreign or domestic or, to the knowledge of the applicable Target Shareholder or Target Shareholders, threatened against the Target Company or any of its Subsidiaries or any of their respective properties or assets or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against the Target Company or any of its Subsidiaries, or any of their respective directors or officers (in their capacities as such). Neither the Target Company nor any of its Subsidiaries is the plaintiff in any such proceeding and neither the Target Company nor any of its Subsidiaries is contemplating commencing legal action against any other Person.

          12.9. Restrictions on Business Activities. There is no agreement, judgment, injunction, order, ruling or decree binding upon or, to the knowledge of the applicable Target Shareholder or Target Shareholders, threatened with respect to the Target Company or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any current or currently proposed business practice of the Target Company or any of its Subsidiaries, any acquisition of property or assets by the Target Company or any of its Subsidiaries or the conduct of business by the Target Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Target Company or any of its Subsidiaries or the properties or assets used in their respective businesses. Neither the Target Company nor any of its Subsidiaries currently engages in any activities other than holding member interests or other voting or equity securities of the Company.

          12.10. Compliance With Laws and Orders.

          (a) The Target Company and each of its Subsidiaries has complied in all material respects with all applicable Laws and Regulations, and is not in violation in any material respect of, and has not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of its business or the ownership or operation of its business, assets and properties.

          (b) The Target Company and each of its Subsidiaries has obtained and currently holds all licenses, permits, certificates, franchises and other authorizations (collectively, the "Authorizations") necessary for the ownership or use of its assets and properties and the conduct of its business. The Target Company and each of its Subsidiaries has complied in all material respects with, and is not in violation in any material respect of, any Authorization.

          12.11. Properties.

          (a) Schedule 12.11(a) of the applicable Target Company Disclosure Schedule contains a true, complete and correct list (designating the relevant owners, lessors and lessees) of (i) all real property owned, leased or subleased by the Target Company and its Subsidiaries and (ii) all equipment, fixtures, stock exchange membership interests and other personal property owned, leased, subleased or managed by the Target Company and its Subsidiaries. A copy of all real and personal property leases and deeds of the Target Company and its Subsidiaries have been delivered and made available to Parent by the Target Company or its Target Shareholders.

          (b) With respect to real property, if any, leased by the Target Company and its Subsidiaries or otherwise made available to the Target Company or its Subsidiaries for their use, the Target Company and its Subsidiaries have the right to quiet enjoyment of such real property for the full term of each such lease or similar agreement (and any renewal option related thereto), and the leasehold or other interest of the Target Company or its Subsidiaries in such real property is not subject or subordinate to any Lien (or if subordinate, a non-disturbance agreement has been obtained by the Target Company or its Subsidiaries from the holder of the Lien). The Target Company and its Subsidiaries are in compliance with all terms of each such lease or similar agreement, if any, and, to the knowledge of the applicable Target Shareholder or Target Shareholders, the other party or parties thereto are not in default of its or their obligations thereunder nor does any such party have the right to terminate prior to its scheduled expiration the term of any lease or similar agreement.

          (c) Neither the whole nor any part of any real property leased, used or occupied by the Target Company or its Subsidiaries is subject to any pending suit for condemnation or other taking by any public authority, and, to the knowledge of the applicable Target Shareholder or Target Shareholders, no such condemnation or other taking is currently threatened or contemplated. The properties leased or subleased by the Target Company and its Subsidiaries are sufficient to conduct the operations of the Target Company and its Subsidiaries as currently conducted, and the foregoing personal properties are in sound operating condition and repair, normal wear and tear excepted. There has not been any interruption of the operations of the Target Company or its Subsidiaries due to inadequate maintenance of any such properties.

          (d) The Target Company and its Subsidiaries own outright and have good and marketable fee or leasehold title to all of their respective assets and properties, in each case free and clear of any Lien. The Target Company and its Subsidiaries have all necessary assets, equipment and properties to engage in the business as currently conducted by the Target Company and its Subsidiaries.

          12.12. Intellectual Property.

          (a) The Target Company and its Subsidiaries own, or are licensed or otherwise possess legally enforceable and unencumbered rights to use all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, maskworks, net lists, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or currently proposed to be used by the Target Company and its Subsidiaries in their respective businesses as currently conducted or as currently proposed to be conducted by the Target Company and its Subsidiaries. Neither the Target Company nor any Subsidiary has (i) licensed any of its Intellectual Property in source code form to any party; (ii) entered into any exclusive agreements relating to its Intellectual Property; or (iii) entered into any arrangements or agreements that could cause an encumbrance or impairment of their Intellectual Property rights.

          (b) Schedule 12.12(b) of the applicable Target Company Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed; (ii) all material licenses, sublicenses and other agreements as to which the Target Company or any Subsidiary is a party and pursuant to which any Person is authorized to use any Intellectual Property (excluding commercially available, off-the-shelf software); and (iii) all material licenses, sublicenses and other agreements as to which the Target Company or any Subsidiary is a party and pursuant to which the Target Company or any Subsidiary is authorized to use any third-party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights"), which are incorporated in, are, or form a part of any product or service of the Target Company or any Subsidiary (excluding commercially available, off-the-shelf software). No royalties or other continuing payment obligations are due in respect of Third Party Intellectual Property Rights.

          (c) There is and has been no unauthorized use, disclosure, infringement or misappropriation of any material Intellectual Property rights of the Target Company or any of its Subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through the Target Company or any of its Subsidiaries, by any third party, including any employee or former employee of the Target Company or any of its Subsidiaries. Neither the Target Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property.

          (d) None of the Target Company or its Subsidiaries is, nor will any of them be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to any Intellectual Property or Third Party Intellectual Property Rights.

          (e) All patents, registered trademarks, service marks, copyrights and domain names held by the Company and its Subsidiaries are valid and subsisting. Neither the Target Company nor any of its Subsidiaries (i) has been named as a party in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (ii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The marketing, licensing and sale of the products and services of the Target Company and its Subsidiaries does not infringe any patent, trademark, service mark, copyright, or other proprietary right of any third party and has not resulted from the misappropriation of any trade secret of any third party.

          (f) The Target Company has secured valid written assignments, from all consultants and employees who contributed to the creation or development of Intellectual Property, of the rights to such contributions that the Target Company or any Subsidiary does not already own by operation of law and the Target Company and its Subsidiaries have obtained waiver of any moral rights existing in such contributions.

          (g) Neither the Target Company nor any of its Subsidiaries is infringing or has misappropriated any Intellectual Property of any other Person. No claim is pending, anticipated or has been made to such effect that has not been resolved and none of the Target Company or any of its Subsidiaries has received notice that it is infringing or has misappropriated any Intellectual Property of any other Person.

          (h) The Target Company and its Subsidiaries have taken reasonable steps consistent with prevailing industry practice to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents or copyrights ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by the Target Company or any of its Subsidiaries by or to a third party has been pursuant to the terms of a written agreement between the Target Company and such third party. All use, disclosure or appropriation by the Target Company and its Subsidiaries of Confidential Information not owned by the Target Company or any such Subsidiary has been pursuant to and in accordance with the terms of a written agreement between the Target Company and the owner of such Confidential Information, or is otherwise lawful.

          12.13. Taxes.

          (a) The Target Company and each of its Subsidiaries has timely filed all Tax Returns required to be filed. All such Tax Returns were true, correct, and complete in all material respects. All Taxes owed by any of the Target Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid within the time and in the manner prescribed by law. None of the Target Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Target Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens or security interests on any of the assets of any of the Target Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of The Target Company and its Subsidiaries has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) Neither such Target Shareholder nor a director or officer (or employee responsible for Tax matters) of any of the Target Company and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any of the Target Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of Target Shareholders and the directors and officers (and employees responsible for Tax matters) of the Target Company and its Subsidiaries has knowledge. Section 12.13(c) of the applicable Target Company Disclosure Schedule lists all jurisdictions in which federal, state, local, and foreign Tax Returns are filed with respect to any of the Target Company and its Subsidiaries and indicates those Tax Returns that have been audited or that are currently the subject of audit, and Target Shareholder has delivered or otherwise made available to Parent correct and complete copies of all income and franchise Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Target Company and its Subsidiaries since January 1, 1998.

          (d) Section 12.13(d) of the applicable Target Company Disclosure Schedule accurately sets forth, as of December 31, 2000, the tax basis and capital account of the Target Company in its Company membership interest, and the tax basis of each Target Shareholder in the shares of Target Company Capital Stock held by such Target Shareholder.

          (e) No power of attorney currently in force has been granted by the Target Company or any of its Subsidiaries with respect to any Tax matter.

          (f) None of the Target Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. (g) None of the Target Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Target Company and its Subsidiaries is required to include in income any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method. None of the Target Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 162(m) or 280G. None of the Target Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Target Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of the Target Company and its Subsidiaries is a party to any Tax allocation, Tax sharing or Tax indemnity agreement. None of the Target Company and its Subsidiaries (i) has been a member of an affiliated group (within the meaning of Code Section 1504 or any similar provision of state, local, or foreign law) filing a consolidated Tax Return, or (ii) has any liability for the Taxes of any Person (other than any of the Target Company and its Subsidiaries) under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. None of the Target Company and its Subsidiaries has a material item of income or gain reported for financial reporting purposes in a pre-Closing period which is required to be included in taxable income for a post-Closing period.

          (h) The Target Company and its Subsidiaries have not received a Tax Ruling or entered into a Closing Agreement with any Tax authority that could have a continuing adverse effect upon the Target Company and its Subsidiaries after the Closing Date. The term "Tax Ruling" shall mean a written ruling of a Taxing authority relating to Taxes. The term "Closing Agreement" shall mean a written and legally binding agreement with a Taxing Authority relating to Taxes.

          (i) The Target Company and its Subsidiaries have established (and until the Closing Date will maintain) on their respective books and records accruals adequate to pay all Taxes not yet due and payable in accordance with generally accepted accounting principles.

          (j) The Target Company has validly elected to be an "S corporation" (within the meaning of Code Section 1361(a)(1)) for federal income tax purposes, and has maintained its status as an "S corporation" at all times after December 31, 1990 or, if later, the date of its formation and prior to the Closing Date. The Target Company has validly elected to be an "S corporation" in all state and local jurisdictions where it would, absent such an election, be subject to corporate income or franchise tax as of the date of its formation and has maintained its status as an "S corporation" in such jurisdictions at all times thereafter. No state of facts exists or existed which presents or presented a material risk that the Target Company's status as an "S corporation" is or was subject to termination or revocation. The Target Company has no subchapter C earnings and profits as of the Closing Date.

          12.14. Employee Benefit Plans.

          (a) Schedule 12.14(a) of the applicable Target Company Disclosure Schedule lists, with respect to the Target Company, each Subsidiary of the Target Company and any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of

ERISA, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether written or oral, and whether or not subject to ERISA, maintained by, contributed to, or sponsored by the Target Company or any ERISA Affiliate, (ii) any other supplemental retirement, severance, sabbatical, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements maintained by, contributed to, or sponsored by the Target Company or any ERISA Affiliate,
(iii) all other bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements maintained by, contributed to, or sponsored by the Target Company or any ERISA Affiliate, (iv) other fringe or employee benefit plans, programs or arrangements that apply to employees or former employees of the Target Company or any ERISA Affiliate, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, of the Target Company or any ERISA Affiliate, or relating to, any present or former employee, consultant or director of the Target Company (together, the "Target Company Employee Plans").

          (b) The Target Company has provided or otherwise made available to Parent a copy of each of the Target Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions, amendments and other authorizing documents, and any material employee communications relating thereto, if applicable) and has, with respect to each of the Target Company Employee Plans which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports, financial statements and actuarial reports filed for the last three plan years. Any of the Target Company Employee Plans intended to be qualified under Section 401(a) of the Code has obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code (which has not been revoked, modified or limited). The Target Company has also furnished Parent with a copy of the most recent Internal Revenue Service determination letter issued with respect to each such Target Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to adversely affect the tax-qualified status of any of the Target Company Employee Plans subject to Code Section 401(a).

          (c) (i) None of the Target Company Employee Plans that is a "welfare benefit plan" as defined in Section 3(1) of ERISA (i) provides for continuing benefits or coverage for any participant or beneficiary or covered dependent of a participant after such participant's termination of employment, except to the extent required by law or (ii) are "multiple employer welfare arrangements" within the meaning of Section 3(40) of ERISA. None of the Company, each Subsidiary of the Target Company nor any ERISA Affiliate maintains or has any obligation to contribute to any "voluntary employee beneficiary association" within the meaning of Section 501(c)(9) of the Code or other funding arrangement for the provision of welfare benefits. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code with respect to any Target Company Employee Plan other than a transaction that is exempt under a statutory or administrative exemption. Each of the Target Company Employee Plans has been administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and the Target Company and each Subsidiary of the Target Company or ERISA Affiliate have performed all obligations required to be performed by them under, and are not in default under or violation of, the terms of any Target Company Employee Plans. Neither the Target Company nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Company Employee Plans. All contributions, premiums and other payments required by law required to be made by the Target Company or any Subsidiary or ERISA Affiliate to any Target Company Employee Plan have been made on or before their due dates and the amounts accrued in the Target Company Financial Statements for contributions to each Target Company Employee Plan for the current plan years have been determined in accordance with generally accepted accounting principles consistently applied. With respect to each

Target Company Employee Plan, no "reportable event" within the meaning of
Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred. Each Target Company Employee Plan which provides medical, dental, health or long-term disability benefits is fully insured and claims with respect to any participant or covered dependent under such Target Company Employee Plan could not result in any uninsured liability to the Target Company, any Subsidiary or the Parent. Each Target Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent or the Target Company other than liability for administrative expenses typically incurred in a termination event. With respect to each Target Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Target Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all material notices and reports to employees required to be filed, distributed or posted with respect to each such Target Company Employee Plan. No suit, arbitration, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Target Company is threatened, against or with respect to any such Target Company Employee Plan, including any audit or examination by the IRS or United States Department of Labor. No Target Company Employee Plan exists which could result in the payment of money or any other property or rights, or accelerate or provide any other rights or benefits, to any current or former employee of the Company or any Subsidiary (or other current or former service provider thereto) that would not have been required but for the transactions provided for herein, and none of the Company or any Subsidiary, nor any of their respective affiliates, is a party to any plan, program, arrangement or understanding that would result, separately or in the aggregate, in the payment (whether in connection with any termination of employment or otherwise) of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee of, or current or former independent contractor to, any of the Company or any Subsidiary. Neither the Target Company nor any ERISA Affiliate is a party to, or has ever been a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in
Section 3(37) of ERISA. Neither the Target Company nor any Subsidiary or ERISA Affiliate currently maintains, sponsors, participates in or contributes to, nor has it within the last seven (7) years maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (d) With respect to each Target Company Employee Plan, the Target Company and each of its Subsidiaries have complied (except to the extent that any such failure to comply would not have a Material Adverse Effect on the Target Company) with (i) the applicable health care continuation and notice provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code ("COBRA") and the regulations thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and
(iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996.

          (e) There has been no amendment to, or written interpretation or announcement (whether or not written) by the Target Company or any ERISA Affiliate relating to, or change in participation or coverage under, any Target Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year.

          (f) No employee of the Target Company or any of its Subsidiaries has elected to defer (i) the receipt of any cash payable to such employee or (ii) the issuance of any securities of the Target Company to such employee.

          (g) No plan other than a Target Company Employee Plan is or will be directly or indirectly binding on Parent, the Company or any affiliate of Parent or the Company, by virtue of the transactions contemplated hereby. Parent, and its affiliates, including on and after the Closing, the Target Company and any Subsidiary of the Target Company, shall have no liability for, under, with respect to or otherwise in connection with any plan, which liability arises under ERISA or the Code, by virtue of the Target Company or any such Subsidiary being aggregated in a controlled group or affiliated service group with any ERISA Affiliate for purposes of ERISA or the Code at any relevant time prior to the Closing.

          (h) Neither the Target Company nor any Subsidiary has agreed or otherwise committed to, whether in writing or otherwise, to increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant.

          (i) The Target Company and each Subsidiary has properly classified for all purposes (including, without limitation, for all tax purposes and for purposes of determining eligibility to participate in any Target Company Employee Plan) all employees, leased employees, consultants and independent contractors, and has withheld and paid all applicable taxes and made all appropriate filings in connection with services provided by such persons to the Target Company and any Subsidiary.

          (j) No event has occurred and no condition exists, with respect to any Target Company Employee Plan that could subject Parent or any of its affiliates, or any plan maintained by Parent or any affiliate (other than an affiliate which becomes such pursuant to the transaction contemplated by this Agreement) thereof, to any tax, fine, penalty or other liability, that would not have been incurred by Parent or any of its affiliates, or any such plan, but for the transactions contemplated hereby.

          12.15. Employee Matters. The Target Company and each of its Subsidiaries are in compliance in all respects with all currently applicable laws and regulations respecting employment, discrimination in employment, affirmative action, terms and conditions of employment, wages, hours and occupational safety and health, workers' compensation and employment practices, and are not engaged in any unfair labor practice. The Target Company and each of its Subsidiaries have withheld all material amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees, and are not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing. The Target Company is not liable for any material payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against the Target Company or any of its Subsidiaries under any workers compensation plan or policy or for long-term disability other than routine claims for benefits. There are no controversies pending or, to the knowledge of the applicable Target Shareholder, threatened between the Target Company or any of its Subsidiaries, on the one hand, and any of their respective employees or former employees, on the other hand, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Neither the Target Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract; nor does any of the applicable Target Shareholders know of any activities or proceedings of any labor union to organize any such employees. To the knowledge of the applicable Target Shareholder or Target Shareholders, no employees of the Target Company are in violation in any respect of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Target Company because of the nature of the business conducted or presently proposed to be conducted by the Target Company or to the use of trade secrets or proprietary information of others. Neither the Target Company nor any Subsidiary has any employment agreement with any of their respective officers or other employees. As of the date hereof, no employees (other than clerical or solely administrative employees) of the Target Company have given notice to the Target Company, nor is the Target Company otherwise aware, that any such employee intends to terminate his or her employment with the Target Company. Schedule 12.15 of the applicable Target Company Disclosure Schedule sets forth a true and correct list of all full and part-time employees of the Target Company and its Subsidiaries, including the position held by such employee, the date such employee was hired, and the total compensation, including any bonuses (including, without limitation, incentive schemes and benefits) received by such employee per annum.

          12.16. Interested Party Transactions.

          (a) Except for transactions for compensation of employees, every transaction between the Target Company and any of its "Affiliates" or their "Associates" (as such terms are defined in the rules and regulations of the SEC), which is currently in effect or was consummated since January 1, 1999 and which involved the payment, or receipt, of money, benefits or other compensation is set forth on Schedule 12.16(a) of the applicable Target Company Disclosure Schedule. Schedule 12.16(a) of the applicable Target Company Disclosure Schedule also lists any business arrangement, relationship or transaction (including, without limitation, any loan) between the Target Company or any of its Subsidiaries and any shareholder, director or officer of the Target Company or any of its Subsidiaries or between the Target Company or any of its Subsidiaries and any company, partnership, business trust, association or similar organization in which a shareholder, director or officer of the Target Company or any of its Subsidiaries has a controlling interest (each shareholder, director and officer and any entity controlled by such person referred to as a "Regulatory Affiliate"). For purposes of determining who is a Regulatory Affiliate, control means the power to vote twenty-five percent (25%) or more of any class of voting securities or other evidence of ownership interests in such corporation, partnership, business trust, association or similar organization, or the control of the election of a majority of the directors or trustees (or individuals holding similar positions) of such other entity.

          (b) Schedule 2 attached to this Agreement contains a true and complete list of all persons who may be deemed to be an Affiliate of the Target Company.

          12.17. Insurance. The Target Company previously has delivered to Parent a complete and accurate list of all liability, property, workers' compensation, directors' and officers' liability, "key man" life and other insurance policies in effect that are owned by the Target Company or any of its Subsidiaries, or under which the Target Company or any of its Subsidiaries is a named insured. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Target Company and its Subsidiaries are otherwise in compliance with the terms of such policies and bonds and such policies and bonds and the coverages thereunder are in full force and effect. The applicable Target Shareholder or Target Shareholders have no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

          12.18. Regulatory Matters.

          (a) Neither the Target Company nor any of its Subsidiaries is subject to registration under the Investment Company Act of 1940, as amended (the "1940 Act"), or similar laws of any foreign Governmental Entity. The Target Company, each of its Subsidiaries and each of their respective employees, agents, associates or contractors who are required to be registered as a broker-dealer, investment adviser, registered representative or other applicable registration category with the SEC, the securities commission of any state or foreign jurisdiction or any SRO are duly registered as such and such registrations are in full force and effect. All federal, state and foreign registration requirements have been complied with and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

          (b) Neither the applicable Target Shareholder nor the Target Company is aware of any facts or circumstances that would (i) cause the NASD or the CHX to not approve the transfer of control and indirect ownership of the Company from the Target Shareholders to Parent; (ii) cause the NASD, the CHX or any federal or state regulatory agency or other Governmental Entity or SRO to revoke or restrict the Company's Authorizations to operate as a broker-dealer after the change in ownership and control of the Company contemplated by this Agreement; (iii) cause the CHX to effect a reassignment of securities assigned to the Company and in which the Company has privileges to act as specialist under CHX laws and regulations; or (iv) cause Parent to be deemed to directly or indirectly control, or be controlled by, or under common control with, an entity that owns or has the voting power of 10% or more of the outstanding memberships on the CHX after the change in ownership and control of the Company contemplated by this Agreement.

          (c) Neither the Target Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board or member resolutions at the request or suggestion of, any regulatory authority or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management, its trading privileges or its business (each, a "Regulatory Agreement"), nor has the Target Company or any of its Subsidiaries been advised in any other manner by any regulatory authority or Governmental Entity that it is considering issuing or requesting such a Regulatory Agreement nor is there any pending or, to the knowledge of the applicable Target Shareholder or Target Shareholders, threatened regulatory investigation. None of the Target Company, any of its Subsidiaries or any of their respective associated persons (as defined in Section 3(a)(21) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) has been convicted within the past ten years of any felony or misdemeanor described in Section 15(b)(4) of the 1934 Act, or is, by reason of any misconduct, permanently or temporarily enjoined from acting in the capacities, or engaging in the activities, described in Section 15(b)(4)(C) of the 1934 Act.

          12.19. Target Company Material Contracts.

          (a) Neither the Target Company nor any of its Subsidiaries is a party to or bound by any of the following (collectively, the "Target Company Material Contracts"):

          (i) any contract or agreement for the acquisition of the securities or any material portion of the assets of any other Person or entity;

          (ii) any contract or agreement for the purchase of materials, supplies, equipment or services;

          (iii) any contract, agreement or instrument that expires or may be renewed at the option of any Person other than the Target Company or its Subsidiaries so as to expire more than one year after the date of this Agreement;

          (iv) any trust indenture, mortgage, promissory note, loan agreement or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with

     GAAP, in each case, where the Target Company or any of its Subsidiaries is a lender, borrower or guarantor;

          (v) any contract or agreement for capital expenditures;

          (vi) any contract or agreement limiting the freedom of the Target Company, any of its Subsidiaries or any of their respective employees to engage in any line of business or to compete with any other Person, or under the constitution, laws, rules or regulations of any SRO, or any confidentiality, secrecy or non-disclosure contract or agreement;

          (vii) any contract or agreement pursuant to which the Target Company or any of its Subsidiaries is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

          (viii) any contract or agreement with any Person with whom the Target Company or any of its Subsidiaries does not deal at arm's length;

          (ix) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person other than those entered into in the ordinary course of operating a mortgage lending business;

          (x) any material agreement which would be terminable other than by the Target Company or its Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement;

          (xi) any alliance, cooperation, joint venture, shareholders', partnership or similar agreement;

          (xii) any broker, distributor, dealer, agency, sales promotion, market research, market consulting or advertising agreement;

          (xiii) any research, development, sales representative, marketing or reseller agreement, or any service, support or maintenance agreement related to the business or technology of the Target Company;

          (xiv) any agreement, option or commitment or right with, or held by, any third party to acquire, use or have access to any assets or properties, or any interest therein, of the Target Company;

          (xv) any agreement which, if terminated, could not be readily replaced;

          (xvi) any license, sublicense or development agreement or other agreement that affects the Intellectual Property of the Target Company or its Subsidiaries or any Third Party Intellectual Property Rights ;

          (xvii) any agreement relating to its voting or equity securities;

          (xviii) any contract or agreement which would require any consent or approval of a counterparty as a result of the consummation of the transactions contemplated by this Agreement; or

          (xix) any other contract or agreement (whether written or oral).

          (b) Each of the Target Company and its Subsidiaries has performed all of the obligations required to be performed by it and is entitled to all accrued benefits under, and is not in default in respect of, each Target Company Material Contract to which it is a party or by which it is bound. Each of the Target Company Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Target Company or any of its Subsidiaries or, to the knowledge of the applicable Target Shareholder or Target Shareholders, with respect to any other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or condition, would become a default or event of default under any Target Company Material Contract. True, correct and complete copies of all Target Company Material Contracts have been delivered to Parent.

          12.20. State Takeover Statutes. No state takeover statute is applicable to the Merger to which the Target Company is a party, this Agreement or the Collateral Documents to which such Target Shareholder is a party or the transactions contemplated hereby or thereby.

          12.21. Bank Accounts, Letters of Credit and Powers of Attorney.
Schedule 12.21 of the applicable Target Company Disclosure Schedule contains a complete and accurate list of (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of the Target Company and its Subsidiaries (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Target Company and its Subsidiaries (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of the Target Company or any of its Subsidiaries. The Target Company has heretofore delivered to Parent true, correct and complete copies of each letter of credit and each power of attorney described on Schedule 12.21 of the applicable Target Company Disclosure Schedule.

          12.22. Brokers' and Finders' Fees. The Target Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          12.23. Books and Records. The minute books and other similar records of the Target Company and its Subsidiaries as delivered to Parent prior to the execution of this Agreement contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the shareholders, members, the boards of directors or other governing body and committees of the boards of directors or other governing body of the Target Company and its Subsidiaries. The stock transfer ledgers and other similar records of the Target Company and its Subsidiaries as delivered to Parent prior to the execution of this Agreement contain true and complete records, in all material respects, of all stock transfers related to the Target Company's capital stock or other voting or equity securities. The Target Company has delivered to Parent a true and correct copy of the certificate or articles of incorporation or other comparable organizational documents, as amended, and bylaws, as amended or other comparable organizational documents, each as amended, of the Target Company and each of its Subsidiaries. Neither the Target Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate or articles of incorporation or bylaws or other comparable organizational documents, each as amended.

          12.24. Representations Complete. None of the representations or warranties made by such Target Shareholder herein or in any schedule hereto, including the applicable Target Company

Disclosure Schedule, or certificate furnished by such Target Shareholder pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading in any material respect.

                                  ARTICLE XIIA

                    REPRESENTATIONS AND WARRANTIES OF BLAIR

          Blair represents and warrants to Parent and Blair Acquisition as follows:

          12A.1. Organization, Standing and Power. Blair is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware. Blair has the limited liability company power to own, use and lease its assets and properties and to carry on its business as now being conducted.

          12A.2. Title to Blair Member Interests. The Blair Member Interests
(i) are owned on the date of this Agreement legally, beneficially and of record by Blair; (ii) will be owned legally, beneficially and of record immediately prior to the Closing by Blair, free and clear of any Liens; and (iii) constitute all of the member interests and other equity or voting securities of the Company owned legally, beneficially or of record by Blair. Blair has not granted to any Person any rights (including without limitation proxy rights or options with respect to any Blair Member Interests) and Blair is not a party to any voting trust or other agreement or understanding with respect to such Blair Member Interests.

          12A.3. Authority; No Conflicts. Blair has all requisite limited liability company power and authority to enter into this Agreement and the Collateral Documents to which Blair is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Collateral Documents to which Blair is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability action on the part of Blair. This Agreement and the Collateral Documents to which Blair is a party have been duly executed and delivered by Blair and each constitutes the legal, valid and binding obligation of Blair, enforceable against Blair in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. Neither the execution and delivery of this Agreement nor any of the Collateral Documents to which Blair is a party, nor the performance by Blair of the transactions contemplated hereby or thereby, will (i) violate or constitute a default, or require notice and/or consent under, the corporate organizational and other governing documents of Blair or any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument, permit, concession, franchise, judgment, order, decree or ruling to which Blair is a party or by which Blair's assets or property are bound; (ii) violate any Laws and Regulations applicable to Blair; or (iii) result in the creation of any Lien upon the Blair Member Interests.

          12A.4. Investment Representations. Blair understands and acknowledges that the shares of Parent Common Stock being acquired by Blair pursuant to this Agreement are not registered under the Securities Act, or any applicable state securities law, and that such shares of Parent Common Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to applicable state securities laws and regulations, and that the shares of Parent Common Stock being issued to Blair in the Blair Interest Purchase will bear appropriate legends to that effect.

          12A.5. Government Consents. Except for the consents, actions and filings described in Section 12.4(c) and Section 13.3(c) of this Agreement, the execution delivery and performance of this Agreement by Blair does not require any consent from, action by or in respect of, or filing with, any court or Governmental Entity.

          12A.6. Investment Purpose. The shares of Parent Common Stock being received by Blair in the Blair Interest Purchase are being acquired for Blair's own account, for the purpose of investment and without a view to the distribution or resale of such shares of Parent Common Stock or any interest therein to the public in violation of the Securities Act. Blair has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in shares of Parent Common Stock and is capable of bearing the economic risk of such investment. Blair has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of the offering and sale of the shares of Parent Common Stock and issuance of the Parent Common Stock pursuant to this Agreement, has had all such questions answered to its satisfaction and has been supplied all additional information deemed necessary by it to verify the accuracy of the information furnished to Blair.

          12A.7. Accredited Investor. Blair is an "accredited investor" under Rule 501 of Regulation D of the Securities Act.

                                 ARTICLE XIII

                REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS
                          WITH RESPECT TO THE COMPANY

          Except as disclosed in the document delivered by the Principals to Parent prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement with respect to the Company (the "Company Disclosure Schedule"), any exception so disclosed in the Company Disclosure Schedule to specifically identify the Section of this Agreement to which such exception relates, including through the use of specific cross references, each of the Principals (jointly and severally) represent and warrant to Parent and each of the Merger Subs as follows:

          13.1. Organization, Standing and Power; Subsidiaries.

          (a) The Company and each of its Subsidiaries is a limited liability company or a corporation, as the case may be, duly formed or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of formation or organization, as the case may be. The Company and each of its Subsidiaries has the limited liability company or corporate power, as the case may be, to own, use and lease its assets and properties and to carry on its business as now being conducted and is duly qualified or licensed as a foreign corporation or limited liability company, as the case may be, to do business and is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its assets and properties render such qualification, license or good standing necessary, except in such jurisdictions where the failure to be so qualified or licensed as a foreign limited liability company or corporation, as the case may be, and in good standing would not have a Material Adverse Effect on the Company.
Schedule 13.1(a) of the Company Disclosure Schedule lists all of the states or other jurisdictions where the Company or any of its Subsidiaries are qualified or licensed as a foreign limited liability company or corporation, as the case may be.

          (b) Schedule 13.1(b) of the Company Disclosure Schedule sets forth a true and complete list of the Company's Subsidiaries. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. All of the outstanding shares of capital stock, member interests, voting and equity securities of each of the Company's Subsidiaries are owned, directly or indirectly, by the Company and are duly authorized, validly issued, fully paid and nonassessable, and those shares of capital stock, member interests, voting and equity securities of each of the Company's Subsidiaries are free and clear of all Liens. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable, exercisable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary, or otherwise obligating the Company or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

          13.2. Capital Structure. The capitalization of the Company is set forth on Schedule 13.2 of the Company Disclosure Schedule. There are no other authorized or outstanding member interests or other classes of securities carrying voting rights or economic interests with respect to the Company and no outstanding commitments to issue any member interests or other voting or equity securities. All outstanding member interests set forth on Schedule 13.2 of the Company Disclosure Schedule are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any Liens, and are not subject to preemptive rights or rights of first refusal or any agreement to which the Company or any Target Shareholder, Target Company, or other member of the Company is a party or by which any of the foregoing is bound. The Company has not authorized or issued, and does not have, any options, warrants, calls, rights (including phantom unit or profit participation rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any member interests or other voting or equity securities, as the case may be, of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for this Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of the Company's member interests or other voting or equity securities between or among the Company and any of its members or other security holders. All outstanding member interests and other voting or equity securities of the Company were issued in compliance with all applicable federal and state securities laws.

          13.3. Authority; No Conflicts.

          (a) Assuming the filings and approvals described in clauses (i) through (vi) of Section 13.3(c) (collectively, the "Company Approvals") and the Target Company Approvals are made or obtained (as the case may be), the Company has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company and member action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (b) Assuming the Company Approvals and the Target Company Approvals are made or obtained (as the case may be), the execution, delivery and performance of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby do not and will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, (i) any provision of the Operating Agreement, articles or certificate of incorporation, bylaws or any other comparable organizational documents, each as amended, of the Company or any of its Subsidiaries; (ii) any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument, permit, concession, franchise, judgment, order, decree or ruling to which the Company or any of its Subsidiaries is a party or by which the Company's or any of its Subsidiaries' assets or properties are bound; or (iii) any Laws and Regulations applicable to the Company or any of its Subsidiaries or any of their respective properties or assets.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any SRO or other Governmental Entity, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the performance of the Company's obligations hereunder or the consummation of the transactions contemplated hereby, except for (i) the filing of the articles or certificate of merger, as the case may be, with respect to the Mergers; (ii) such notices, applications, consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities laws, SRO rules and regulations or the securities laws of any foreign country in connection with the Mergers; (iii) the notification requirements of the HSR Act; (iv) the application for continuance in membership notification requirement of Rule 1017 of the NASD; (v) the submission of information to the Specialist Assignment and Evaluation Committee of the CHX and any other interested CHX body; (vi) the consents, approvals, orders, authorizations, registrations, declarations and filings set forth on
Schedule 13.3(c) of the Company Disclosure Schedule; and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made would not prevent, or materially alter or delay, any of the transactions contemplated by this Agreement.

          13.4. Financial Statements.

          (a) The Company has furnished to Parent true and complete copies of the following consolidated financial statements of the Company and its Subsidiaries (the "Financial Statements"):

          (i) audited balance sheets as of December 31, 2000 (the "Audited Balance Sheet"), December 31, 1999 and December 31, 1998;

          (ii) audited statements of operations, members' equity and cash flows for the periods ended December 31, 2000, December 31, 1999 and December 31, 1998;

          (iii) unaudited balance sheet of the Company as of July 31, 2001 (the "Unaudited Balance Sheet"); and

          (iv) unaudited statements of operations, members' equity and cash flows of the Company for the four months ended July 31, 2001.

          (b) The Financial Statements were prepared in accordance with GAAP applied on a basis consistent with that of preceding accounting periods except that the unaudited Financial Statements do not include notes and are subject to normal year-end adjustments. All of the Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the respective dates thereof.

          13.5. Absence of Certain Changes. Since the date of the Audited Balance Sheet, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not occurred: (i) a Material Adverse Effect with respect to the Company; (ii) any acquisition, sale or transfer of any material asset or property of the Company or any of its Subsidiaries, other than in the ordinary course of business and consistent with past practice or any impairment, damage, destruction, loss or claim not covered by insurance, or condemnation or other taking adversely in any respect any of the Company's or any of its Subsidiaries' tangible assets; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its or any of its Subsidiaries' assets; (iv) any declaration, setting aside, or payment of a distribution or dividend with respect to the member interests or other voting or equity securities of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its member interests or other voting or equity securities; (v) any material contract entered into by the Company or any of its Subsidiaries, other than in the ordinary course of business and as made available to Parent, or any amendment or termination of, or default under, any contract to which the Company or any of its Subsidiaries is a party or by which it or any of its assets or properties is bound; (vi) any amendment or change to the Operating Agreement, articles or certificate of incorporation, bylaws or any other comparable organizational documents, each as amended, of the Company or any of its Subsidiaries; (vii) any material increase in or modification of the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any of their respective directors, officers or employees, other than (in the case of non-executive officer employees) in the ordinary course of business consistent with past practice;
(viii) any material change in
the risk management policies, policies and practices relating to purchasing, marketing, selling, pricing and hedging practices of the Company or any of its Subsidiaries, or any failure to comply with such policies, procedures and practices; (ix) any write down or write up (or failure to write down or write up in accordance with GAAP consistent with past practice) of the value of any receivables or revalued assets of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice and in accordance with GAAP; (x) any lapse or termination of or failure to renew any material license or permit that was issued or relates to the Company or any of its Subsidiaries or failure to renew any insurance policy that is scheduled to expire within 45 days of the Closing Date; or (xi) any negotiation or agreement by the Company or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (x) (other than negotiations with Parent and its Representatives regarding the transactions contemplated by this Agreement).

          13.6. Absence of Undisclosed Liabilities. There are no Liabilities against, relating to or affecting the Company, any of its Subsidiaries or any of their respective assets and properties other than (i) those reflected or reserved against on the Unaudited Balance Sheet or (ii) those incurred in the ordinary course of business consistent with past practice since the date of the Audited Balance Sheet and which have not had a Material Adverse Effect on the Company.

          13.7. Litigation. There is no private or governmental action, suit, proceeding, arbitration, or, to the knowledge of the Principals, claim, inquiry, examination, inspection or investigation pending by or before any Governmental Entity, agency, SRO, court or tribunal, foreign or domestic or, to the knowledge of the Principals, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against the Company or any of its Subsidiaries, or any of their respective directors or officers (in their capacities as such). Neither the Company nor any of its Subsidiaries is the plaintiff in any such proceeding and neither the Company nor any of its Subsidiaries is contemplating commencing legal action against any other Person.

          13.8. Restrictions on Business Activities. There is no agreement, judgment, injunction, order, ruling or decree binding upon or, to the knowledge of the Principals, threatened with respect to the Company or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any current or currently proposed business practice of the Company or any of its Subsidiaries, any acquisition of property or assets by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries or the properties or assets used in their respective businesses.

          13.9. Compliance With Laws and Orders.

          (a) The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws and Regulations, and is not in violation in any material respect of, and has not received any notices of violation with respect to, any Laws and Regulations in connection with the conduct of its business or the ownership or operation of its business, assets and properties.

          (b) The Company and each of its Subsidiaries has obtained and currently holds all Authorizations necessary for the ownership or use of its assets and properties and the conduct of its business. The Company and each of its Subsidiaries has complied in all material respects with, and is not in violation in any material respect of, any Authorization.

          (c) Schedule 13.9(c) of the Company Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Company or any of its Subsidiaries and no such Governmental Order has had a Material Adverse Effect on the Company.

          (d) Schedule 13.9(d) of the Company Disclosure Schedule sets forth all Governmental Entities with which the Company or any of its Subsidiaries is required to be registered as a broker-dealer or, with respect to SRO, is a member or member organization, as of the date of this Agreement (a "Broker-Dealer"); and neither the Company nor any Subsidiary, by virtue of their respective Broker-Dealer activities, is required to be registered in or obtain a license or similar authorization from any jurisdiction. None of the Broker-Dealers has exceeded in any material respect the business activities enumerated in any membership agreements or other limitations imposed in connection with its registrations, forms (including, but not limited to, Form BDs and FOCUS reports) and reports filed with the NASD, the CHX or any Governmental Entity. The Company has filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since 1995 with any Governmental Entity, and all other material reports and statements required to be filed by them have been filed, including without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Governmental Entity and the Company has paid all fees and assessments due and payable in connection therewith. The information contained in such registrations, forms and reports was true and complete in all material respects as of the date of filing thereof. Each such registration is in full force and effect on the date of this Agreement. Except for normal, scheduled, examinations conducted by a SRO or other Governmental Entity in the regular course of business, no SRO or Governmental Entity has initiated any formal or informal proceeding or investigation into the business or operations of the Company and its Subsidiaries. There is no unresolved violation, criticism or exception by any SRO with respect to any written report or statement relating to any examinations of the Company and its Subsidiaries.

          (e) Neither the Company nor any of its Subsidiaries is required to be registered as an investment adviser, including without limitation, registration under the Investment Advisers Act of 1940, as amended.

          (f) The Company's and each of its Subsidiaries' activities do not result in them being required to be registered as an exchange, alternative trading system, transfer agent, a clearing agency, a municipal securities dealer, a government securities dealer, a futures commission merchant, a commodity trading adviser or a commodity pool operator, as such terms are defined under applicable federal and state securities laws and regulations.

          13.10. Properties.

          (a) Schedule 13.10(a) of the Company Disclosure Schedule contains a true, complete and correct list (designating the relevant owners, lessors and lessees) of (i) all real property owned, leased or subleased by the Company and its Subsidiaries and (ii) all material equipment, fixtures, stock exchange membership interests and other personal property owned, leased, subleased or managed by the Company and its Subsidiaries. A copy of all real and personal property leases and deeds of the Company and its Subsidiaries have been delivered and made available to Parent by the Company.

          (b) With respect to real property leased by the Company and its Subsidiaries or otherwise made available to the Company or its Subsidiaries for their use, the Company and its Subsidiaries have the right to quiet enjoyment of such real property for the full term of each such lease or similar agreement (and any renewal option related thereto), and the leasehold or other interest of the Company or its Subsidiaries in such real property is not subject or subordinate to any Lien (or if subordinate, a non-disturbance agreement has been obtained by the Company or its Subsidiaries from the holder of the Lien). The Company and its Subsidiaries are in compliance in all material respects with each such lease or similar agreement and, to the knowledge of the Principals, the other party or parties thereto are not in default of its or their obligations thereunder nor does any such party have the right to terminate prior to its scheduled expiration the term of any lease or similar agreement.

          (c) Neither the whole nor any part of any real property leased, used or occupied by the Company or its Subsidiaries is subject to any pending suit for condemnation or other taking by any public authority, and, to the knowledge of the Principals, no such condemnation or other taking is currently threatened or contemplated. The properties leased or subleased by the Company and its Subsidiaries are sufficient to conduct the operations of the Company and its Subsidiaries as currently conducted, and the foregoing personal properties are in sound operating condition and repair, normal wear and tear excepted. There has not been any interruption of the operations of the Company or its Subsidiaries due to inadequate maintenance of any such properties.

          (d) The Company and its Subsidiaries own outright and have good fee or leasehold title to all of their respective assets and properties, in each case free and clear of any Lien. The Company and its Subsidiaries have all necessary assets, equipment, stock exchange membership interests and properties to engage in the business as currently conducted by the Company and its Subsidiaries.

          13.11. Company Intellectual Property.

          (a) The Company and its Subsidiaries own, or are licensed or otherwise possess legally enforceable and unencumbered rights to use all material patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any applications therefor, maskworks, net lists, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Company Intellectual Property") that are used or currently proposed to be used by the Company and its Subsidiaries in their respective businesses as currently conducted or as currently proposed to be conducted by the Company and its Subsidiaries. Neither the Company nor any Subsidiary has (i) licensed any of its Company Intellectual Property in source code form to any party; (ii) entered into any exclusive agreements relating to its Company Intellectual Property; or (iii) entered into any arrangements or agreements that could cause an encumbrance or impairment of their Company Intellectual Property rights.

          (b) Schedule 13.11(b) of the applicable Company Disclosure Schedule lists (i) all material patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks included in the Company Intellectual Property, including the jurisdictions in which each such Company Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed; (ii) all material licenses, sublicenses and other agreements as to which the Company or any Subsidiary is a party and pursuant to which any Person is authorized to use any Company Intellectual Property (excluding commercially available, off-the-shelf software); and (iii) all material licenses, sublicenses and other agreements as to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary is authorized to use any third-party patents, trademarks or copyrights, including software ("Company Third Party Intellectual Property Rights"), which are incorporated in, are, or form a part of any product or service of the Company or any Subsidiary (excluding commercially available, off-the-shelf software). No royalties or other continuing payment obligations are due in respect of Company Third Party Intellectual Property Rights.

          (c) There is and has been no unauthorized use, disclosure, infringement or misappropriation of any material Company Intellectual Property rights of the Company or any of its

Subsidiaries, or any Company Intellectual Property right of any third party to the extent licensed by or through the Company or any of its Subsidiaries, by any third party, including any employee or former employee of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any Company Intellectual Property.

          (d) None of the Company or its Subsidiaries is, nor will any of them be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to any Company Intellectual Property or Company Third Party Intellectual Property Rights.

          (e) All patents, registered trademarks, service marks, copyrights and domain names held by the Company and its Subsidiaries are valid and subsisting. Neither the Company nor any of its Subsidiaries (i) has been named as a party in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (ii) has brought any action, suit or proceeding for infringement of Company Intellectual Property or breach of any license or agreement involving Company Intellectual Property against any third party. The marketing, licensing and sale of the products and services of the Company and its Subsidiaries does not infringe any patent, trademark, service mark, copyright, or other proprietary right of any third party and has not resulted from the misappropriation of any trade secret of any third party.

          (f) The Company has secured valid written assignments, from all consultants and employees who contributed to the creation or development of Company Intellectual Property, of the rights to such contributions that the Company or any Subsidiary does not already own by operation of law and the Company and its Subsidiaries have obtained waiver of any moral rights existing in such contributions.

          (g) Neither the Company nor any of its Subsidiaries is infringing or has misappropriated any Company Intellectual Property of any other Person. No claim is pending, anticipated or has been made to such effect that has not been resolved and none of the Company or any of its Subsidiaries has received written notice that it is infringing or has misappropriated any Company Intellectual Property of any other Person.

          (h) The Company and its Subsidiaries have taken reasonable steps consistent with prevailing industry practice to protect and preserve the confidentiality of all Company Intellectual Property not otherwise protected by patents or copyrights ("Company Confidential Information"). All use, disclosure or appropriation of Company Confidential Information owned by the Company or any of its Subsidiaries by or to a third party has been pursuant to the terms of a written agreement between the Company and such third party. All use, disclosure or appropriation by the Company and its Subsidiaries of Company Confidential Information not owned by the Company or any such Subsidiary has been pursuant to and in accordance with the terms of a written agreement between the Company and the owner of such Company Confidential Information, or is otherwise lawful.

          13.12. Taxes.

          (a) Each of the Company and its Subsidiaries has timely filed all Tax Returns required to be filed. All such Tax Returns were true, correct, and complete in all material respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid within the time and in the manner prescribed by law. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens or security interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of the Company and its Subsidiaries has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) No Principal or director or officer (or employee responsible for Tax matters) of any of the Company and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of any of the Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Principals and the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge. Section 13.12(c) of the Company Disclosure Schedule lists all jurisdictions in which federal, state, local, and foreign Tax Returns are filed with respect to any of the Company and its Subsidiaries and indicates those Tax Returns that have been audited or that are currently the subject of audit. The Company has delivered or otherwise made available to the Parent correct and complete copies of all income and franchise Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since January 1, 1998.

          (d) No power of attorney currently in force has been granted by the Company or any of its Subsidiaries with respect to any Tax matter.

          (e) None of the Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (f) None of the Company's Subsidiaries has filed a consent under Code
Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries is required to include in income any adjustment pursuant to Code
Section 481(a) by reason of a change in accounting method. None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 162(m) or 280G. Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662. None of the Company and its Subsidiaries is a party to any Tax allocation, Tax sharing or Tax indemnity agreement. None of the Company and its Subsidiaries has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (g) Section 13.12(g) of the Company Disclosure Schedule accurately sets forth, as of December 31, 2000, the capital account and membership interests of each Member of the Company.

          (h) The Company and its Subsidiaries has not received a Tax Ruling or entered into a Closing Agreement with any Tax authority that could have a continuing adverse effect upon the Company and its Subsidiaries after the Closing Date.

          (i) The Company and its Subsidiaries have established (and until the Closing Date will maintain) on its books and records accruals adequate to pay all Taxes not yet due and payable in accordance with generally accepted accounting principles.

          (j) The Company and each of its Subsidiaries which is a partnership, joint venture or limited liability company has since its formation and continues to be treated for federal and state income tax purposes as a partnership or as an entity that is disregarded for tax purposes and not as an association taxable as a corporation or a publicly traded partnership.

          13.13. Employee Benefit Plans.

          (a) Schedule 13.13(a) of the Company Disclosure Schedule lists, with respect to the Company, each Subsidiary of the Company and any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an "Company ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, (i) all employee benefit plans (as defined in Section 3(3) of ERISA), whether written or oral, and whether or not subject to ERISA, maintained by, contributed to, or sponsored by the Company or any Company ERISA Affiliate, (ii) any other supplemental retirement, severance, sabbatical, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements maintained by, contributed to, or sponsored by the Company or any Company ERISA Affiliate,
(iii) all other bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements maintained by, contributed to, or sponsored by the Company or any Company ERISA Affiliate, (iv) other fringe or employee benefit plans, programs or arrangements that apply to employees or former employees of the Company or any Company ERISA Affiliate, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, of the Company or any Company ERISA Affiliate, or relating to, any present or former employee, consultant or director of the Company (together, the "Company Employee Plans").

          (b) The Company has provided or made available to Parent a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions, amendments and other authorizing documents, and any material employee communications relating thereto, if applicable) and has, with respect to each of the Company Employee Plans which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports, financial statements and actuarial reports filed for the last three plan years. Any of the Company Employee Plans intended to be qualified under Section 401(a) of the Code has obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code (which has not been revoked, modified or limited). The Company has also furnished Parent with a copy of the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to adversely affect the tax-qualified status of any of the Company Employee Plans subject to Code Section 401(a).

          (c) (i) None of the Company Employee Plans that is a "welfare benefit plan" as defined in Section 3(1) of ERISA (i) provides for continuing benefits or coverage for any participant or beneficiary or covered dependent of a participant after such participant's termination of employment, except to the extent required by law or (ii) are "multiple employer welfare arrangements" within the meaning of Section 3(40) of ERISA. None of the Company, each Subsidiary of the Company nor any Company ERISA Affiliate maintains or has any obligation to contribute to any "voluntary employee beneficiary association" within the meaning of Section 501(c)(9) of the Code or other funding arrangement for the provision of welfare benefits. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code with respect to any Company

Employee Plan other than a transaction that is exempt under a statutory or administrative exemption. Each of the Company Employee Plans has been administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and the Company and each Subsidiary of the Company or Company ERISA Affiliate have performed all obligations required to be performed by them under, and are not in default under or violation of, the terms of any Company Employee Plans. Neither the Company nor any Company ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans. All contributions, premiums and other payments required by law required to be made by the Company or any Subsidiary or Company ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and the amounts accrued in the Company Financial Statements for contributions to each Company Employee Plan for the current plan years have been determined in accordance with generally accepted accounting principles consistently applied. With respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 of ERISA has occurred. Each Company Employee Plan which provides medical, dental, health or long-term disability benefits is fully insured and claims with respect to any participant or covered dependent under such Company Employee Plan could not result in any uninsured liability to the Company, any Subsidiary or the Parent. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent or the Company other than liability for administrative expenses typically incurred in a termination event. With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all material notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No suit, arbitration, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Company Employee Plan, including any audit or examination by the IRS or United States Department of Labor. No Company Employee Plan exists which could result in the payment of money or any other property or rights, or accelerate or provide any other rights or benefits, to any current or former employee of the Company or any Subsidiary (or other current or former service provider thereto) that would not have been required but for the transactions provided for herein, and none of the Company or any Subsidiary, nor any of their respective affiliates, is a party to any plan, program, arrangement or understanding that would result, separately or in the aggregate, in the payment (whether in connection with any termination of employment or otherwise) of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee of, or current or former independent contractor to, any of the Company or any Subsidiary. Neither the Company nor any Company ERISA Affiliate is a party to, or has ever been a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA. Neither the Company nor any Subsidiary or Company ERISA Affiliate currently maintains, sponsors, participates in or contributes to, nor has it within the last seven (7) years maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to
Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (d) With respect to each Company Employee Plan, the Company and each of its Subsidiaries have complied (except to the extent that any such failure to comply would not, in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries) with (i) the applicable health care continuation and notice provisions of COBRA and the regulations thereunder,
(ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996.

          (e) There has been no amendment to, or written interpretation or announcement (whether or not written) by the Company or any Company ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such plan above the level of expense incurred with respect to that plan for the most recent fiscal year.

          (f) No employee of the Company or any of its Subsidiaries has elected to defer (i) the receipt of any cash payable to such employee or (ii) the issuance of any securities of the Company to such employee.

          (g) No plan other than a Company Employee Plan is or will be directly or indirectly binding on Parent, the Company or any affiliate of Parent or the Company, by virtue of the transactions contemplated hereby. Parent, and its affiliates, including on and after the Closing, the Company and any Subsidiary of the Company, shall have no liability for, under, with respect to or otherwise in connection with any plan, which liability arises under ERISA or the Code, by virtue of the Company or any such Subsidiary being aggregated in a controlled group or affiliated service group with any Company ERISA Affiliate for purposes of ERISA or the Code at any relevant time prior to the Closing.

          (h) Neither the Company nor any Subsidiary has agreed or otherwise committed to, whether in writing or otherwise, to increase or improve the compensation, benefits or terms and conditions of employment or service of any director, officer, employee or consultant.

          (i) The Company and each Subsidiary has properly classified for all purposes (including, without limitation, for all tax purposes and for purposes of determining eligibility to participate in any Company Employee Plan) all employees, leased employees, consultants and independent contractors, and has withheld and paid all applicable taxes and made all appropriate filings in connection with services provided by such persons to the Company and any Subsidiary.

          (j) No event has occurred and no condition exists, with respect to any Company Employee Plan that could subject Parent or any of its affiliates, or any plan maintained by Parent or any affiliate (other than an affiliate which becomes such pursuant to the transaction contemplated by this Agreement) thereof, to any tax, fine, penalty or other liability, that would not have been incurred by Parent or any of its affiliates, or any such plan, but for the transactions contemplated hereby.

          13.14. Employee Matters. The Company and each of its Subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, affirmative action, terms and conditions of employment, wages, hours and occupational safety and health, workers' compensation and employment practices, and are not engaged in any unfair labor practice. The Company and each of its Subsidiaries have withheld all material amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees, and are not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing. The Company is not liable for any material payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against the Company or any of its Subsidiaries under any workers compensation plan or policy or for long-term disability other than routine claims for benefits. There are no controversies pending or, to the knowledge of the Principals, threatened between the Company or any of its Subsidiaries, on the one hand, and any of their respective employees or former employees, on the other hand, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract; nor does any of the Principals know of any activities or proceedings of any labor union to organize any such employees. To the knowledge of the Principals, no employees of the Company are in violation in any respect of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. Neither the Company nor any Subsidiary has any employment agreement with any of their respective officers or other employees. As of the date hereof, no employees (other than clerical or solely administrative employees) of the Company have given notice to the Company, nor is the Company otherwise aware, that any such employee intends to terminate his or her employment with the Company. Schedule 13.14 of the Company Disclosure Schedule sets forth a true and correct list of all full and part-time employees of the Company and its Subsidiaries, including the position held by such employee, the date such employee was hired, and the total compensation, including any bonuses (including, without limitation, incentive schemes and benefits) received by such employee per annum.

          13.15. Interested Party Transactions.

          (a) Except for transactions for compensation of employees, every transaction between the Company and any of its "Affiliates" or their "Associates" (as such terms are defined in the rules and regulations of the SEC), which is currently in effect or was consummated since the Company's inception and which involved the payment, or receipt, of money, benefits or other compensation is set forth on Schedule 13.15(a) of the Company Disclosure Schedule. Schedule 13.15(a) of the Company Disclosure Schedule also lists any business arrangement, relationship or transaction (including, without limitation, any loan) between the Company or any of its Subsidiaries and any shareholder, director or officer of the Company or any of its Subsidiaries or between the Company or any of its Subsidiaries and any company, partnership, business trust, association or similar organization in which a shareholder, director or officer of the Company or any of its Subsidiaries has a controlling interest (each shareholder, director and officer and any entity controlled by such person referred to as a "Company Regulatory Affiliate"). For purposes of determining who is a Company Regulatory Affiliate, control means the power to vote twenty-five percent (25%) or more of any class of voting securities or other evidence of ownership interests in such corporation, partnership, business trust, association or similar organization, or the control of the election of a majority of the directors or trustees (or individuals holding similar positions) of such other entity.

          (b) Schedule 2 attached to this Agreement contains a true and complete list of all persons who may be deemed to be an Affiliate of the Company.

          13.16. Insurance. The Company previously has delivered or otherwise made available to Parent a complete and accurate list of all liability, property, workers' compensation, directors' and officers' liability, "key man" life and other insurance policies in effect that are owned by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries is a named insured. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds and such policies and bonds and the coverages thereunder are in full force and effect. The Principals have no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

          13.17. Regulatory Matters.

          (a) Neither the Company nor any of its Subsidiaries is subject to registration under the 1940 Act, or similar laws of any foreign Governmental Entity. The Company and each of its employees, agents, associated persons or contractors who are required to be registered as a broker-dealer, investment adviser, a registered representative or other applicable regulatory category with the SEC, the securities commission of any state or foreign jurisdiction or any SRO are duly registered as such and such registrations are in full force and effect. All federal, state and foreign registration requirements have been complied with and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

          (b) Neither the Company nor any of the Principals is aware of any facts or circumstances that would (i) cause the NASD or the CHX to not approve the transfer of control and indirect ownership of the Company from the Target Shareholders to Parent; (ii) cause the NASD, the CHX or any federal or state regulatory agency or other Governmental Entity or SRO to revoke or restrict the Company's Authorizations to operate as a broker-dealer after the change in ownership and control of the Company contemplated by this Agreement; (iii) cause the CHX, or any committee thereof, including the Specialist Assignment and Evaluation Committee, to effect a reassignment of securities assigned to the Company and in which the Company has privileges to act as specialist under CHX laws and regulations; or (iv) cause Parent to be deemed to directly or indirectly control, or be controlled by, or under common control with, an entity that owns or has the voting power of 10% or more of the outstanding memberships on the CHX after the change in ownership and control of the Company contemplated by this Agreement.

          (c) Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or party to any Regulatory Agreement, nor has the Company or any of its Subsidiaries been advised in any other manner by any regulatory authority or Governmental Entity that it is considering issuing or requesting such a Regulatory Agreement nor is there any pending or, to the knowledge of the Principals, threatened regulatory investigation. None of the Company, any of its Subsidiaries or any of their respective associated persons (as defined in Section 3(a)(21) of the 1934 Act) has been convicted within the past ten years of any felony or misdemeanor described in Section 15(b)(4) of the 1934 Act, or is, by reason of any misconduct, permanently or temporarily enjoined from acting in the capacities, or engaging in the activities, described in Section 15(b)(4)(C) of the 1934 Act.

          13.18. Company Material Contracts.

          (a) Neither the Company nor any of its Subsidiaries is a party to or bound by any of the following (collectively, the "Company Material Contracts"):

          (i) any contract or agreement entered into other than in the ordinary course of business consistent with past practice for the acquisition of the securities or any material portion of the assets of any other Person or entity;

          (ii) any contract or agreement for the purchase of materials, supplies, equipment or services in excess of $50,000 which cannot be cancelled by the Company or such Subsidiary without penalty or further payment and without more than 45 days' notice;

          (iii) any contract, agreement or instrument in excess of $50,000 that expires or may be renewed at the option of any Person other than the Company or its Subsidiaries so as to expire more than one year after the date of this Agreement;

          (iv) any management contracts and contracts with independent contractors or consultants (or similar arrangements) which is not cancelable without penalty or further payment and without more than 30 days' notice;

          (v) any trust indenture, mortgage, promissory note, loan agreement or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP, in each case, where the Company or any of its Subsidiaries is a lender, borrower or guarantor;

          (vi) any contracts and agreements with any Governmental Entity;

          (vii) any contract or agreement for capital expenditures in excess of $50,000;

          (viii) any contract or agreement limiting the freedom of the Company, any of its Subsidiaries or any of their respective employees to engage in any line of business or to compete with any other Person, or under the constitution, laws, rules or regulations of any SRO, or any confidentiality, secrecy or non-disclosure contract or agreement;

          (ix) any contract or agreement in excess of $50,000 pursuant to which the Company or any of its Subsidiaries is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

          (x) any contract or agreement with any Person with whom the Company or any of its Subsidiaries does not deal at arm's length;

          (xi) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person other than those entered into in the ordinary course of operating a broker-dealer business;

          (xii) any material agreement which would be terminable other than by the Company or its Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement;

          (xiii) any alliance, cooperation, joint venture, shareholders', partnership or similar agreement;

          (xiv) any material broker, distributor, dealer, agency, sales promotion, market research, market consulting or advertising agreement;

          (xv) any material research, development, sales representative, marketing or reseller agreement, or any service, support or maintenance agreement related to the business or technology of the Company;

          (xvi) any agreement, option or commitment or right with, or held by, any third party to acquire, use or have access to any assets or properties, or any interest therein, of the Company;

          (xvii) any license, sublicense or development agreement or other agreement that affects the Company Intellectual Property of the Company or its Subsidiaries or any Company Third Party Intellectual Property Rights;

          (xviii) any agreement relating to its member interests or other voting or equity securities;

          (xix) any contract or agreement which would require any consent or approval of a counterparty as a result of the consummation of the transactions contemplated by this Agreement; or

          (xx) any other contract whether or not made in the ordinary course of business, which is material to the Company, any of its Subsidiaries or the conduct or operation of their respective businesses or the absence of which would have a Material Adverse Effect on the Company.

          (b) Each of the Company and its Subsidiaries has performed in all material respects the obligations required to be performed by it and is entitled to all accrued benefits under, and is not in default in any material respect of, each Company Material Contract to which it is a party or by which it is bound. Each of the Company Material Contracts is in full force and effect, unamended, and there exists no material default or event of default or event, occurrence, condition or act, with respect to the Company or any of its Subsidiaries or, to the knowledge of the Principals, with respect to any other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or condition, would become a material default or event of default under any Company Material Contract. True, correct and complete copies of all Company Material Contracts have been made available to Parent.

          13.19. Assets.

          (a) Either the Company or one of its Subsidiaries, as the case may be, owns, leases or has the right to use all the material properties and assets necessary for or used or held for use in the conduct of the business of the Company and its Subsidiaries or otherwise owned, leased or used by the Company or any of its Subsidiaries (all such properties and assets being referred to as the "Assets"). Either the Company or one of its Subsidiaries, as the case may be, has good title to, or in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all of the Assets, free and clear of all Liens.

          (b) The Assets, together with the Company Intellectual Property constitute all the properties, assets and rights necessary for, forming a part of, used, held or intended to be used in, and all such properties, assets and rights are necessary in, the conduct of the business and operations of the Company and its Subsidiaries.

          (c) Immediately following the Closing, either the Company or one of its Subsidiaries, as the case may be, shall own and possess all documents, books, records, agreements and financial data of any sort used by the Company or such Subsidiary in the conduct of their business or otherwise.

          13.20. Investment Securities. The Company and each of its Subsidiaries have good and marketable title to all securities held by them (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of all Liens, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company and its Subsidiaries. Such securities are valued on the books of the Company in accordance with GAAP. From December 31, 1996 to the date hereof, neither the Company nor any of its

Subsidiaries has incurred any material and unusual or extraordinary losses (other than trading losses in the ordinary course of business) in their respective investment portfolios.

          13.21. Derivative Instruments. Neither the Company nor any of its Subsidiaries is a party to or a beneficiary of any swaps, caps, floors, futures, forward contracts, option arrangements or agreements or any other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company, any Subsidiary of the Company, any customer or otherwise.

          13.22. State Takeover Statutes. No state takeover statute is applicable to this Agreement or the transactions contemplated hereby.

          13.23. Bank Accounts, Letters of Credit and Powers of Attorney.
Schedule 13.23 of the applicable Company Disclosure Schedule contains a complete and accurate list of (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of the Company and its Subsidiaries (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto),
(b) all outstanding letters of credit issued by financial institutions for the account of the Company and its Subsidiaries (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each Person who has a power of attorney to act on behalf of the Company or any of its Subsidiaries. The Company has heretofore delivered to Parent true, correct and complete copies of each letter of credit and each power of attorney described on Schedule 13.23 of the applicable Company Disclosure Schedule.

          13.24. Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for those of William Blair & Company whose fees and expenses shall be the responsibility of the Target Shareholders.

          13.25. Books and Records. The minute books and other similar records of the Company and its Subsidiaries as made available to Parent prior to the execution of this Agreement contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the shareholders, members, the boards of directors or other governing body and committees of the boards of directors or other governing body of the Company and its Subsidiaries. The stock transfer ledgers and other similar records of the Company and its Subsidiaries as made available to Parent prior to the execution of this Agreement contain true and complete records, in all material respects, of all transfers related to the Company's member interests and other equity securities. The Company has made available to Parent a true and correct copy of the certificate or articles of incorporation or other comparable organizational documents, as amended, and bylaws, as amended, and any other charter or organizational documents, each as amended, of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its operating agreement, certificate or articles of incorporation or bylaws or other comparable organizational documents, each as amended.

          13.26. Representations Complete. None of the representations or warranties made by the Principals herein or in any schedule hereto, including the applicable Company Disclosure Schedule, or certificate furnished by the Principals pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading in any material respect.

                                  ARTICLE XIV

                   Representations and Warranties of PARENT.

          Except as disclosed in the Parent SEC Documents (as defined in Section 14.4) and the document delivered by Parent to the Target Shareholders, Target Companies and the Company prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement with respect to Parent (the "Parent Disclosure Schedule"), any exception so disclosed in the Parent Disclosure Schedule to specifically identify the Section of this Agreement to which such exception relates, including through the use of specific cross references, Parent represents and warrants to the Target Shareholders, the Target Companies and the Company as follows:

          14.1. Organization, Standing and Power. Parent and each of the Merger Subs and Blair Acquisition is a corporation or limited liability company, as the case may be, duly organized or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be. Parent and each of the Merger Subs and Blair Acquisition have all requisite corporate or limited liability company, as the case may be, power and authority to enter into this Agreement and the Collateral Documents to which they are a party and to consummate the transactions contemplated hereby and thereby.

          14.2. Capital Structure. The authorized capital stock of Parent consists of 600,000,000 shares of Parent Common Stock and 1,000,000 shares of Parent's preferred stock, one share of which has been designated "Series A Preferred Stock", par value $.01 per share ("Parent Preferred Stock"), of which there were issued and outstanding as of the close of business on August 27, 2001, 340,652,680 shares of Parent Common Stock and one share of Parent Preferred Stock. There are no other outstanding shares of capital stock or voting securities, and there are a sufficient number of authorized shares of Parent Common Stock available to satisfy all outstanding commitments to issue any shares of Parent Common Stock pursuant to (i) the exercise of options outstanding as of such date under Parent's 1993 Stock Option Plan and 1996 Stock Incentive Plan (collectively, the "Parent Stock Option Plans"), (ii) the Parent's Associate Stock Purchase Plan, (iii) the terms of Articles I through X of this Agreement, and (iv) all other outstanding capital stock issuance obligations. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any Liens other than any Liens created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws, each as amended, of Parent or any agreement to which Parent is a party or by which it is bound. Parent has not issued or granted any stock appreciation rights or performance units under the Parent Stock Option Plans or otherwise. There are no contracts, commitments or agreements relating to voting, purchase or sale of Parent's capital stock between or among Parent and any of its stockholders. True and complete copies of all material agreements and instruments relating to or issued under the Parent Stock Option Plans have been provided or made available to the Company, the Target Shareholders and Blair (including through the SEC's EDGAR database) and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided or made available to the Company, the Target Shareholders and Blair. All outstanding shares of Parent Common Stock and all options to purchase Parent Common Stock were issued in compliance with all applicable federal and state securities laws. The shares of Parent Common Stock to be issued pursuant to Articles I through X of this Agreement, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any Liens other than Liens created by or imposed upon the holders thereof.

          14.3. Authority; No Conflicts.

          (a) Assuming the filings and approvals described in clauses (i) through (v) of Section 14.3(c) (collectively, the "Parent Approvals") are made or obtained (as the case may be), the execution and delivery of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company, as the case may be, action on the part of Parent, each Merger Sub and Blair Acquisition. This Agreement and each Collateral Agreement to which such entity is a party has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, each Merger Sub and Blair Acquisition, enforceable against them in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (b) Assuming the Parent Approvals are made or obtained (as the case may be), the execution and delivery of this Agreement and the Collateral Documents does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, (i) any provision of the certificate or articles of incorporation or bylaws or other charter or comparable organizational documents of Parent or any of its Subsidiaries, each as amended; (ii) any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument, permit, concession, franchise, judgment, order, decree or ruling to which Parent or any of its Subsidiaries, is a party or by which Parent's or any of its Subsidiaries' assets or properties are bound; or (iii) any Laws and Regulations applicable to Parent or any of its Subsidiaries.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission, SRO or other Governmental Entity, is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any Collateral Document, the performance of Parent's, each Merger Sub's or Blair Acquisition's obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the articles or certificate of merger, as the case may be, with respect to the Mergers; (ii) such notices, applications, consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal or state securities laws or the securities laws of any foreign country in connection with the Mergers; (iii) the notification requirements of the HSR Act; (iv) the notification requirement of Rule 1017 of the NASD; (v) the consents, approvals, orders, authorizations, registrations, declarations and filings set forth on Schedule 14.3(c) of the Parent Disclosure Schedule; and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made would not prevent, or materially alter or delay, any of the transactions contemplated by this Agreement.

          14.4. SEC Documents; Financial Statements. Parent has made available (including via the SEC's EDGAR database) to the Company, the Target Shareholders and Blair each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings (including exhibits, supplements and schedules thereto) filed with the SEC by Parent since December 31, 1998 (collectively, the "Parent SEC Documents"). As of their


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


respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the 1934 Act and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were complete and correct in all material respects as of their respective dates (except to the extent corrected by a subsequently filed Parent SEC Document), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

          14.5. Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration, inquiry, examination, inspection or, to the knowledge of Parent, investigation pending by or before any Governmental Entity, agency, court or tribunal, foreign or domestic or, to the knowledge of Parent, threatened, against Parent or any of its Subsidiaries or any of their properties or of their officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to prevent, enjoin, alter or materially delay any of the transactions hereby or could reasonably be expected to have a Material Adverse Effect. There is no judgment, decree or order against Parent or any of its Subsidiaries, or, to the knowledge of Parent, any of their directors or officers (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to prevent, enjoin, alter or materially delay any of the transactions hereby or could reasonably be expected to have a Material Adverse Effect on Parent.

          14.6. Broker's and Finders' Fees. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for Robertson Stephens, Inc. whose fees and expenses will be the responsibility of Parent.

          14.7. Operations of the Merger Subs. Each Merger Sub and Blair Acquisition was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business or activity (or conducted any operations) of any kind, entered into any agreement or arrangement with any Person, or incurred, directly or indirectly, any material liabilities or obligations, in each case except in connection with its organization or formation, the negotiation of this Agreement, the Mergers, the Blair Interest Purchase and the transactions contemplated by this Agreement.

          14.8. Form S-3 Eligibility. Parent is eligible to register the resale of the Parent Common Stock on a registration statement on Form S-3 under the Securities Act.

          14.9. Disclosure. Parent has disclosed to the Company, the Target Shareholders and Blair all Material Information concerning the Parent and its Subsidiaries. As used herein, "Material Information" means any information known to Parent which a reasonable investor would consider important in deciding whether to acquire securities of Parent and would be required to be disclosed by Parent pursuant to the Securities Act or the 1934 Act, including without limitation: (i) earnings information; (ii) material mergers, acquisitions, tender offers, joint ventures or changes in assets; (iii) material new products or discoveries, or developments regarding customers or suppliers (e.g., the acquisition or loss of a major contract); (iv) changes in control of Parent or in management of Parent or its Subsidiaries; (v) a change in auditors or an auditor notification that Parent may no longer rely on an auditor's audit report; (vi) material events regarding Parent's securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the


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rights of security holders, or public or private sales of additional securities) and (vii) regulatory inquiries or investigations which reasonably could be expected to materially adversely affect Parent or its Subsidiaries.

                                  ARTICLE XV

                      COVENANTS AND ADDITIONAL AGREEMENTS

          15.1. Conduct of Business of the Target Companies. At all times during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of the Target Companies agree, and the Target Shareholder or Target Shareholders of such Target Company shall cause such Target Company (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent), to carry on its and its Subsidiaries' business only in, and not to take any action except in, the ordinary course in substantially the same manner as heretofore conducted. Without limiting the generality of the foregoing, each of the Target Companies shall, and the Target Shareholder or Target Shareholders of such Target Company shall cause such Target Company to, (i) pay and to cause its Subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due; (ii) use commercially reasonable efforts to preserve intact its and its Subsidiaries' present business organizations and reputation; (iii) use commercially reasonable efforts to keep available the services of its and its Subsidiaries' present executive officers and key employees; (iv) use commercially reasonable efforts to preserve its and its Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its Subsidiaries; (v) maintain its assets and properties in good working order and condition, ordinary wear and tear excepted; (vi) comply all in all material respects with Laws and Regulations, self-regulatory law, ordinance, rule or regulation applicable to the conduct of its business or the ownership or operation of its business, to the end that its and its Subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time; (vii) not take any action or engage in any practice or fail to take any action or engage in any practice or enter into any transaction which would cause any representation or warranty contained in this Agreement with respect to such Target Company to be untrue in any material respect (if not qualified by materiality) or in any respect (if qualified by materiality) or result in a breach in any material respect (if not qualified by materiality) or in any respect (if qualified by materiality) of any covenant made by or on behalf of such Target Company in this Agreement; (viii) not take any action which could, or would reasonably be expected to, adversely affect the Target Company's ability to qualify as an "S corporation" for federal, state or local tax purposes; or (ix) take any action or engage in any practice or fail to take any action or engage in any practice or enter into any transaction that would be required to be disclosed pursuant to Section 12.6 of this Agreement.

          15.2. Conduct of Business of the Company.

          (a) At all times during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, and the Target Companies, the Target Shareholders and Blair shall cause the Company (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent), to carry on its and its Subsidiaries' business only in, and not to take any action except in, the ordinary course in substantially the same manner as heretofore conducted. Without limiting the generality of the foregoing, the Company shall, and the Target Companies, the Target Shareholders and Blair shall cause the Company to, (i) pay and to cause its Subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due; (ii) preserve intact its and its Subsidiaries' present business organizations and reputation; (iii) use commercially reasonable


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


efforts to keep available the services of its and its Subsidiaries' present executive officers and key employees; (iv) use commercially reasonable efforts to preserve its and its Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its Subsidiaries; (v) maintain its assets and properties in good working order and condition, ordinary wear and tear excepted; (vi) comply in all material respects with all Laws and Regulations, self-regulatory law, ordinance, rule or regulation applicable to the conduct of its business or the ownership or operation of its business, to the end that its and its Subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time; (vii) not take any action or engage in any practice or fail to take any action or engage in any practice or enter into any transaction which would cause any representation or warranty contained in this Agreement with respect to such Target Company to be untrue in any material respect (if not qualified by materiality) or in any respect (if qualified by materiality) or result in a breach in any material respect (if not qualified by materiality) or in any respect (if qualified by materiality) of any covenant made by or on behalf of such Target Company in this Agreement; or (viii) take any action or engage in any practice or fail to take any action or engage in any practice or enter into any transaction that would be required to be disclosed pursuant to
Section 13.5 of this Agreement.

          (b) Without limiting the generality of the foregoing, at all times during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, the Company shall not do, cause or permit any of the following, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following, in each case without the prior written consent of Parent, which consent shall not be unreasonably withheld:

          (i) Charter Documents. Cause or permit any amendment, modification, alteration or rescission of its operating agreement, certificate or articles of incorporation, bylaws or other comparable organizational documents;

          (ii) Dividends; Changes in Capital Stock. (w) Except as set forth on
     Schedule 15.2(b)(ii), declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its voting or equity securities (other than dividends or distributions by any wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary thereof), (x) split, combine or reclassify or take any action with respect to any of its voting or equity securities, issue or authorize the issuance or propose the issuance of any other securities in respect of, in lieu of or in substitution for member interests or other voting or equity securities, as the case may be, (y) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a merger, consolidation, restructuring, recapitalization or other reorganization or (z) redeem, repurchase or otherwise acquire, directly or indirectly, any of its voting or equity securities or any option with respect thereto except from former employees, directors and consultants in accordance with agreements providing for the repurchase of securities in connection with any termination of service to it or its Subsidiaries;

          (iii) Options. Grant any options, appreciation rights, phantom rights, profit participation rights or other rights to acquire securities or accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its unit or stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

          (iv) Material Contracts. (A) Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice, or engage in any new transaction outside the ordinary course of business and not consistent with past practice, and in no event shall such contract, commitment, amendment, modification or waiver involve payments by the Company or any of its Subsidiaries of amounts in excess of fifty thousand dollars ($50,000) or
     (B) enter into any material contract or agreement which would require the


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


     consent of the other party thereto as a result of a change of control of, or merger or consolidation involving, the Company;

          (v) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any member interests, any other voting or equity securities or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such securities or other convertible securities;

          (vi) Intellectual Property. Transfer or license to any Person any rights to the Company Intellectual Property other than the license of non-exclusive rights to the Company Intellectual Property in the ordinary course of business consistent with past practice or fail to renew or pay any fees relating to any patent, trademark, service marks or any of the Company Intellectual Property;

          (vii) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (viii) Dispositions. Sell, lease, license, grant any security interest in or otherwise dispose of or encumber any of its properties or assets, except in the ordinary course of business consistent with past practice;

          (ix) Indebtedness. Except in the ordinary course of business consistent with past practice, (A) incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person in excess of fifty thousand dollars ($50,000) in the aggregate or (B) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money;

          (x) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of fifty thousand dollars ($50,000) in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Financial Statements;

          (xi) Capital Expenditures. Make any individual capital expenditure, capital addition or capital improvement in excess of fifty thousand dollars ($50,000) except pursuant to existing commitments under Company Material Contracts;

          (xii) Insurance. Reduce the amount of any insurance coverage provided by existing insurance policies;

          (xiii) Employee Benefit Plans; New Hires; Pay Increases. (A) Adopt or amend any employee benefit or unit based or stock purchase or option plan (except as required by law), or (B) hire any new director or vice-president level (or the functional equivalent in the Company's organizational structure) or executive officer level employee, pay any special bonus or special remuneration to any employee or director or increase the salaries or wages of its employees;

          (xiv) Severance Arrangements. Grant any severance or termination pay
     (A) to any director or officer or (B) to any other employee except payments made pursuant to written plans or agreements outstanding, or written in policies of the Company in effect, on the date hereof (in each case furnished to Parent prior to the date of this Agreement);


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


          (xv) Lawsuits. Commence any action, suit or proceeding other than (A) in the ordinary course of business; (B) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit; or (C) in respect of a breach of this Agreement;

          (xvi) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or acquire or agree to acquire any equity securities of any corporation, partnership, limited liability company, association or business organization;

          (xvii) Transactions with Company Regulatory Affiliates. Enter into any arrangement, relationship or transaction with a Company Regulatory Affiliate;

          (xviii) Other. Take or agree in writing or otherwise to take (A) any of the actions described in Sections 15.2(b)(i) through (xvii) above; (B) any action that will result in any of the conditions to the Merger as set forth in Article XIX of this Agreement not being satisfied or in violation of any provision of this Agreement, except, in every case, as may be required by any applicable Laws and Regulations; or (C) any other action that would materially adversely delay or materially adversely impair the ability of the Company to consummate the Merger.

          (c) Each of the Target Shareholders, the Target Companies and Blair agree to cause the Company to comply with the provisions of Section 15.2(b).

          15.3. Conduct of Parent. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the Company's prior written consent, Parent shall not, and shall cause its Subsidiaries to not: (a) take any action that will result in any of the conditions to the transactions contemplated by this Agreement set forth in Article XIX of this Agreement not being satisfied or in a violation of any provision of this Agreement or (b) take any other action that would materially adversely delay or materially adversely impair the ability of Parent or any of its Subsidiaries to consummate the transactions contemplated by this Agreement, except, in every case, as may be required by applicable law.

          15.4. No Solicitations. None of the Target Shareholders, the Target Companies, Blair, the Company or any of their respective Subsidiaries or Affiliates shall, nor shall they authorize or permit any officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative (each, a "Representative") retained by or acting for or on behalf of any Target Shareholder, any Target Company, Blair, the Company or any of their respective Subsidiaries to, directly or indirectly, initiate, solicit, encourage, or participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction (as defined below), by any Person, or group (a "Potential Acquiror"). The Company, Blair or the applicable Target Shareholder or Target Company shall promptly inform Parent, orally and in writing, of the material terms and conditions of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction that it receives. Each Target Shareholder, Target Company, Blair and the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted on or prior to the date of this Agreement heretofore with respect to any Acquisition Transaction. As used in this Agreement, "Acquisition Transaction" means any merger, consolidation or other business combination involving a Target Company or the Company, or any acquisition in any manner of all or a substantial portion of the equity of, or all or a substantial portion of the assets of, a Target Company or the Company, whether for cash,


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


securities or any other consideration or combination thereof, other than pursuant to the transactions contemplated by this Agreement.

          15.5. Access to Information; Confidentiality.

          (a) The Company and each of the Target Companies shall, and the Target Shareholders and Blair shall cause the Company and the Target Companies shall cause their respective Target Companies to, throughout the period from the date hereof to the Effective Time, (i) provide Parent and its Affiliates and their respective Representatives with full access, upon reasonable prior notice, during normal business hours to all officers, employees, agents and accountants of the Target Companies, the Company and their respective Subsidiaries, and their respective assets, properties, books and records, but only to the extent that such access does not unreasonably interfere with the business and operations of the Target Companies, the Company and their respective Subsidiaries, and (ii) furnish promptly to such persons (x) a copy of each report, statement, schedule and other document filed or received by such Target Company, the Company or any of their respective Subsidiaries pursuant to the requirements of federal or state securities laws or filed with any other governmental or regulatory authority, and (y) all other information and data (including, without limitation, copies of contracts, Benefit Plans and other books and records) concerning the business and operations of the Target Companies, the Company and their respective Subsidiaries as Parent or any of such other persons reasonably may request. No investigation pursuant to this paragraph or otherwise shall affect any representation or warranty contained in this Agreement or any condition to the obligations of the parties hereto.

          (b) Parent will hold, and shall cause its Affiliates and their respective Representatives to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process or by other requirements of applicable laws of governmental or regulatory authorities (including, without limitation, in connection with obtaining the necessary approvals of this Agreement or the transactions contemplated hereby of governmental or regulatory authorities); provided that to the extent reasonably practicable Parent shall provide the applicable Target Company and the Company with reasonable notice of such compelled disclosure, or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning Blair, the Target Companies, the Company and their respective Subsidiaries furnished to it by such entities or their respective Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (w) known by Parent, any of its Affiliates or any of their respective Representatives prior to disclosure by Blair, the Target Company or the Company or their respective Representatives, as the case may be, (x) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of Parent, its Affiliates and its Representatives, (y) later acquired by Parent, any of its Affiliates or any of their respective Representatives from another source if Parent, such Affiliate or such Representative is not aware, after due inquiry, that such source is under an obligation to Blair, the Target Companies or the Company to keep such documents and information confidential or
(z) independently developed by Parent or any of its Affiliates. In the event that this Agreement is terminated without the transactions contemplated hereby having been consummated, upon the request of the Company, Parent will, and will cause its Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by Blair, the Target Companies, the Company or their respective Representatives to Parent, its Affiliates and their Representatives in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by Parent or its Representatives.

          15.6. Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement, each of Blair, the Target Shareholders, the Target Companies, the Company and Parent will


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


proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (i) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Entities or any other public or private third parties required of Parent or any of its Subsidiaries or the Target Shareholders, the Target Companies, Blair or the Company to consummate the Mergers, the Blair Interest Purchase and the other transactions contemplated hereby and (ii) provide such other information and communications to such Governmental Entity or other public or private third parties as the other party or such Governmental Entity or other public or private third parties may reasonably request. In addition to and not in limitation of the foregoing, each of the parties will (x) take promptly all actions necessary to make the filings required of Parent, the Target Companies, Blair and the Company or their Affiliates under the HSR Act and other applicable federal and state securities laws; (y) comply at the earliest practicable date with any request for additional information received by such party or its Affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act or the SEC, NASD or CHX under applicable federal and state securities laws and regulations; and (z) cooperate with the other party in connection with such party's filings under the HSR Act and applicable federal and state securities laws and regulations and SRO rules and regulations and in connection with resolving any investigation or other inquiry concerning the Mergers or the other matters contemplated by this Agreement commenced by the FTC, the Antitrust Division, state attorneys general or the SEC, NASD or CHX.

          15.7. Notice and Cure. Each of Parent, on the one hand, and the Target Shareholders, the Target Companies, Blair and the Company, on the other hand, will notify the other promptly in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Parent, the Target Shareholders, the Target Companies, Blair or the Company, as the case may be, under this Agreement to be breached or that renders or will render untrue any representation or warranty of Parent, the Target Shareholders, the Target Companies, Blair or the Company, as the case may be, contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Each of Parent, on the one hand, and the Target Shareholders, the Target Companies, Blair and the Company, on the other hand, also will notify the other promptly in writing of, and will use commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by Parent, the Target Shareholders, the Target Companies, Blair or the Company, as the case may be, in this Agreement, whether occurring or arising prior to, on or after the date of this Agreement. No notice given pursuant to this Section 15.7 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein. Notwithstanding anything to the contrary contained in this Agreement, including without limitation Sections 15.6 and this Section 15.7, nothing in this Agreement shall require Parent or any of its Affiliates to divest or hold separate, or to agree to any material conditions or restrictions with respect to the operation of, any business, division or operating unit of Parent or any of its Affiliates or the operation of the business of the Company following the Closing.

          15.8. Fulfillment of Conditions. Subject to the terms and conditions of this Agreement, each of Parent, the Target Shareholders, the Target Companies, Blair and the Company will take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the other's obligations contained in this Agreement and to consummate and make effective the transactions contemplated by this Agreement, and neither the Target Shareholders, the Target Companies, Blair or the Company, on the one hand, nor Parent, on the other hand, will, nor will they permit any of their respective Subsidiaries to, take or fail to take any action that could be reasonably expected to result in the nonfulfillment of any such condition.


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          15.9. Existing Shareholders' Agreements. Each of the Target
Companies, Blair and the Company shall cause any member or shareholder agreements, as the case may be, or other agreements or arrangements whereby the applicable Target Company, Blair or the Company or any employee, member or shareholder of a Target Company, Blair or the Company have any right of first refusal or other contractual rights pursuant to which the applicable Target Company, Blair, the Company or such employees, members or shareholders may have a right to participate in or otherwise impede the transactions contemplated by this Agreement to be terminated or modified such that any such rights shall not exist as an impediment to the Mergers, the Blair Interest Purchase or the other transactions contemplated by this Agreement.

          15.10. Updating of Disclosure Schedules. The Company and the Target Shareholders may, from time to time, after the date hereof and prior to the Closing, amend the Company Disclosure Schedules and the Target Company Disclosure Schedules, solely to reflect events that occur after the date of this Agreement and prior to the Closing. The information disclosed in any such amendments is hereinafter referred to as "Post-Signing Disclosure."

          15.11. Voting. Each of the Target Shareholders and Blair agree that, during the period from the Closing Date to the fifth anniversary of the Closing Date, so long as they continue to own (beneficially or of record) shares of Parent Common Stock, in connection with any matter submitted to a vote of the stockholders of Parent they will vote all of their shares of Parent Common Stock in the manner recommended by the Board of Directors of Parent.

                                  ARTICLE XVI

                             ADDITIONAL AGREEMENTS

          16.1. Registration Requirements.

          (a) Obligations of Parent.

          (i) As soon as reasonably practicable after the Effective Time, Parent shall file a registration statement (the "Registration Statement") with the SEC to effect the registration under the Securities Act of the shares of Parent Common Stock issuable in the Mergers and the Blair Interest Purchase (other than the Escrow Shares) (together with any shares of Parent Common Stock issued in connection with any stock dividend, split, combination or recapitalization on, of or with respect to shares of Parents Common Stock issuable in the Mergers, collectively, the "Registrable Shares"), for sale by the Target Shareholders and Blair. Parent shall use its commercially reasonable efforts to file the Registration Statement as soon as practicable after the Effective Time, but in no event later than 120 days after the Effective Time. After the Registration Statement is filed, Parent shall respond reasonably promptly to any and all comments made by the staff of the SEC to such Registration Statement.

          (ii) Such Registration Statement shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The financial statements of Parent included in the Registration Statement or incorporated by reference therein will comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements will be prepared in accordance with GAAP consistently applied during the periods involved (except as may be otherwise indicated in the financial statements or the notes thereto or, in the case of unaudited interim statements, as permitted by the SEC) and fairly present the financial


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     position of Parent at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to immaterial year-end adjustments).

          (iii) Parent shall not be required to conduct an underwritten offering.

          (iv) Parent shall have no obligation to include the Registrable Shares owned by any Target Shareholder or Blair in a Registration Statement unless and until such Target Shareholder or Blair has furnished Parent with all information and statements about or pertaining to such Target Shareholder or Blair in such reasonable detail and on such timely basis as is reasonably deemed by Parent to be necessary or appropriate for the preparation of the Registration Statement.

          (v) Parent will keep the Registration Statement effective to sell Registrable Shares, until the earlier of (A) such date as all of the Registrable Shares have been resold or (B) two years from the date such Registration Statement is declared effective by the SEC (the "Registration Period").

          (vi) Parent shall prepare and file with the SEC, as promptly as is commercially reasonably practicable, such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective during the Registration Period, and, during such period, to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Registration Statement.

          (vii) Parent shall furnish to each Target Shareholder and Blair (A) promptly after the same is prepared and filed with the SEC, one copy of the Registration Statement and any amendment thereto and each preliminary prospectus and each amendment or supplement thereto; (B) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice, to each Target Shareholder and Blair, stating that the Registration Statement or amendment has been declared effective; and (C) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Target Shareholder or Blair may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Target Shareholder or Blair.

          (viii) Parent shall use best efforts to cause all Registrable Shares to be listed on each national securities exchange or quotation service on which securities of the same class or series issued by Parent are then listed.

          (ix) With a view to making available to the Target Shareholders and Blair the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Target Shareholders and Blair to sell Registrable Shares to the public without registration or pursuant to registration, Parent covenants and agrees to: (A) make and keep public information available, as those terms are understood and defined in Rule 144, until such date as all of the Registrable Shares shall have been resold and (B) file with the SEC in a timely manner all reports and other documents required of Parent under the Exchange Act.

          (x) As promptly as practicable after becoming aware of such event, Parent shall notify each Target Shareholder and Blair of the happening of any event, of which Parent has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use commercially reasonable efforts to promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Target Shareholder and Blair as such Target Shareholder or Blair may reasonably request.

          (xi) Parent shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, and, if such an order is issued, to


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


     obtain the withdrawal of such order as soon as practicable (including in each case by amending or supplementing the Registration Statement) and to notify each Target Shareholder and Blair who holds Registrable Shares being sold of the issuance of such order and the resolution thereof, and if the Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Target Shareholder and Blair as such Target Shareholder or Blair may reasonably request.

          (xii) Without limiting the generality of subsections (x) and (xi) above, Parent may refuse to permit the Target Shareholders and/or Blair to resell any Registrable Shares pursuant to the Registration Statement at any time; provided, however, that in order to exercise this right at any time, Parent must notify the Target Shareholders and Blair to the effect that suspension of the sale of shares under the Registration Statement is necessary because either (A) Parent has determined in good faith that such a sale would be in violation of the requirements of the Securities Act and the regulations promulgated by the SEC thereunder or (B) there exists at the time material non-public information relating to Parent which, in the reasonable opinion of Parent, should not be disclosed. Notwithstanding the foregoing, Parent shall not under any circumstances be entitled to exercise its right to suspend sales under this subsection until Parent has provided the Target Shareholders and/or Blair, as the case may be, with a certificate executed by an authorized officer of Parent stating that such suspension is necessary in light of such potential violation or non-public information. Parent shall not under any circumstances be entitled to exercise its right to suspend sales under this subsection more than two times in any twelve (12)-month period, and the period during which the Registration Statement under this subsection may be withdrawn shall not exceed 60 days each such time.

          (b) Obligations of the Target Shareholders and Blair.

          (i) Each Target Shareholder and Blair will provide Parent all information necessary from such Target Shareholder and Blair to register such shares and shall execute such documents in connection with such registration as Parent may reasonably request. Each Target Shareholder and Blair further agrees to furnish promptly to Parent in writing all information required from time to time to be disclosed in order to make the information previously furnished to Parent by each Target Shareholder and Blair not misleading.

          (ii) Each Target Shareholder and Blair, by such Target Shareholder's and Blair's acceptance of the Registrable Shares, agrees to cooperate with Parent as reasonably requested by Parent in connection with the preparation and filing of the Registration Statement hereunder, unless such Target Shareholder or Blair, as the case may be, has notified Parent in writing of such Target Shareholder's or Blair's election to exclude all of such Target Shareholder's or Blair's Registrable Shares from such Registration Statement.

          (iii) Each Target Shareholder and Blair agrees that, upon receipt of any notice from Parent of the happening of any event of the kind described in Sections 16.1(a)(x) and 16.1(a)(xii), such Target Shareholder and Blair will immediately discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until such Target Shareholder's or Blair's, as the case may be, receipt of the copies of the supplemented or amended prospectus contemplated by
     Section 16.1(a)(x) or written notice from Parent as contemplated by
     Section 16.1(a)(xii) and, if so directed by Parent, such Target Shareholder or Blair, as the case may be, shall deliver to Parent (at the expense of Parent) or destroy (and deliver to Parent a certificate of destruction) all copies in such Target Shareholder's or Blair's, as the case may be, possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

          (iv) Each of the Target Shareholders agree that, during the period from the Closing Date to the second anniversary of the Closing Date, so long as they continue to own (beneficially or of record) shares of Parent Common Stock issued in connection with the transactions contemplated by this Agreement, they will comply with Parent's internal written trading policies in effect as of the date of this Agreement and attached hereto as Exhibit C together with any amendments thereof (the "Parent's Internal Trading Policies"), as if they were specifically named in such policies and without regard to whether they are employees or another class of Person named in such policies, with respect to the resale of Parent


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


     Common Stock. On and after the date which is the second anniversary of the Closing Date, each of the Target Shareholders agree that, solely to the extent that they are employees or another class of Person named in the Parent's Internal Trading Policies, so long as they continue to own (beneficially or of record) shares of Parent Common Stock issued in connection with the transactions contemplated by this Agreement, they will comply with all of the provisions of Parent's Internal Trading Policies applicable to them, including without limitation those policies with respect to resale of shares of Parent Common Stock.

          (c) Expenses of Registration. Parent shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and the Target Shareholders and Blair shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Shares to be resold by the Target Shareholders and Blair . "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by Parent in complying with the registration provisions set forth herein, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, blue sky fees and expenses and the expense of any special audits incident to or required in connection with any such registration. "Selling Expenses" shall mean selling commissions, underwriting fees, expenses of counsel to the Target Shareholders and Blair and stock transfer taxes applicable to the Registrable Shares.

          16.2. Blue Sky Filings. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the shares of Parent Common Stock in connection with the Mergers and the Blair Interest Purchase. Each of the Target Shareholders, the Target Companies, Blair and the Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the shares of Parent Common Stock in connection with the Mergers and the Blair Interest Purchase.

          16.3. Affiliate Agreements. Schedule 2 attached hereto sets forth those Persons who may be deemed Affiliates of the Target Companies and/or the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. Prior to the Effective Time, the Target Shareholders and individuals identified on such Schedule 2 shall, and the Target Companies and the Company shall use their respective best efforts to obtain and, deliver or cause to be delivered to Parent a duly executed Company Affiliate Agreement in the form attached hereto as Exhibit D (a "Company Affiliate Agreement") on behalf of such Persons as soon as practicable (and in any event within three business days) after the execution hereof (to the extent not executed heretofore) and from any other Person as soon as practicable after the date on which such Person becomes an Affiliate of a Target Company or the Company. Parent shall be entitled to place appropriate legends on the certificates evidencing shares of Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, in each of the foregoing cases in accordance with the terms of such the Company Affiliate Agreement.

          16.4. Capital Requirements. The capital requirement reserve recorded on the Financial Statements shall be dealt with as set forth in the agreement attached to Schedule 16.4.

          16.5. Resale of Shares of Parent Common Stock. Each of the Target Shareholders and Blair covenant and agree that any sale of shares of Parent Common Stock issued to such Person in connection with the transactions contemplated by this Agreement shall be conducted through Parent or an Affiliate of Parent which is a registered broker-dealer; provided, however, that in conducting such sales, the costs and terms of performance offered by Parent or an Affiliate of Parent shall be the costs and terms of performance offered by Parent or an Affiliate of Parent to other institutional investors for similar transactions; provided such costs and terms of performance are competitive with the costs and terms of performance offered by agency broker-dealers unaffiliated with any Selling Shareholder. If, at the time of such proposed sale, neither Parent nor any of its Affiliates are registered broker-dealers or they do not, at the time of


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


such proposed sale, offer competitive costs and terms of performance as other agency broker-dealers, then Parent shall have the right to approve the broker-dealer through which such sales are to be made, which approval shall not be unreasonably withheld or delayed.

          16.6. Parent Right of First Refusal. In addition to and not in limitation of any other restrictions on sales of Parent Common Stock contained in this Agreement or any Collateral Document, for the period from the Closing Date to the fifth anniversary of the Closing Date, any sale or transfer by Blair or a Target Shareholder (in such capacity as a selling shareholder, the "Selling Shareholder") of an aggregate of 25,000 or more shares of Parent Common Stock issued to such Selling Stockholder in connection with the transactions contemplated by this Agreement in any 30-day period shall be solely for cash consideration and shall be consummated only in accordance with the following procedures:

          (a) The Selling Shareholder shall first deliver to Parent a written notice (a "Notice of Sale"), which shall: (i) state the Selling Shareholder's intention to sell shares of Parent Common Stock to one or more Persons; if available, the name or names of such Person or Persons, the number of shares of Parent Common Stock; if a proposed privately negotiated sale, the purchase price to be paid therefor and a summary of the other material terms of the proposed sale and (ii) offer Parent the option to acquire all or a portion of such shares of Parent Common Stock upon the terms and subject to the conditions of the proposed sale as set forth in the Notice of Sale. Any such offer shall remain open and irrevocable for the period set forth below (and, to the extent such offer is accepted during such period, until the consummation of the sale contemplated thereby). Parent shall have the right and option for a period ending on the earlier of (i) Parent's express written rejection of the offer by written notice to the Selling Shareholder or (ii) five (5) days after delivery of the Notice of Sale (the "Acceptance Period") to accept all or any part of such shares of Parent Common Stock at the purchase price and on the terms stated in the Notice of Sale; provided, however, that if the proposed sale is a public sale, the purchase price shall be the Closing Price of Parent Common Stock on the date of such Notice of Sale or, if the date of such Notice of Sale is not a Trading Day, the next Trading Day. Such acceptance shall be made by delivering a written notice to the Selling Shareholder within the Acceptance Period.

          (b) If effective acceptance shall not have been received during the Acceptance Period, the Selling Shareholder may sell all, but not less than all, of the shares of Parent Common Stock so offered for sale and not so accepted by Parent, if a privately negotiated sale, at the purchase price to the proposed purchaser or purchasers or, if a public sale, at the current market price for such shares at the time of such sale and on the other terms stated in the Notice of Sale, at any time within sixty (60) days after the expiration of the Acceptance Period (the "Open Sale Period"); provided, however, that, if required, the proposed purchaser or purchasers have been approved by Parent in accordance with Section 16.7 of this Agreement. To the extent the Selling Shareholder sells the shares of Parent Common Stock so offered for sale during the Open Sale Period, the Selling Shareholder shall promptly notify Parent as to (i) the number of shares of Parent Common Stock, if any, that the Selling Shareholder then owns, (ii) the number of shares of Parent Common Stock that the Selling Shareholder has sold, (iii) the terms of such sale and (iv) if known, the name of the owner(s) of any shares of Parent Common Stock sold. If all of the offered shares of Parent Common Stock are not sold by the Selling Shareholder during the Open Sale Period, the right of the Selling Shareholder to sell such shares of Parent Common Stock shall expire and the obligations set forth in this Section 16.6 shall be reinstated; provided, however, that at any time during the Open Sale Period, the Selling Shareholder may terminate the offer and reinstate the procedure provided in this Section 16.6 without waiting for the expiration of the Open Sale Period.

          16.7. Parent Approval of Sales. Notwithstanding anything to the contrary contained in this Agreement, for the period from the Closing Date through the date that is the fifth anniversary of the Closing Date, any privately negotiated sale or transfer by a Selling Shareholder or one or more Selling


                                      68
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Shareholders acting in concert to a Person and its Affiliates of (i) an aggregate of 1,000,000 or more shares of Parent Common Stock issued to such Selling Shareholder or Selling Shareholders in connection with the transactions contemplated by this Agreement or (ii) a number of shares of Parent Common Stock issued to such Selling Shareholder or Selling Shareholders in connection with the transactions contemplated by this Agreement to any Person and its Affiliates in one or a related series of transactions occurring within any 90 day period that together is equal to or greater than 1,000,000 shares of Parent Common shall be subject to the prior written approval of Parent. Parent shall have five (5) days after receipt of a Notice of Sale subject to the approval requirement of this Section 16.7 to approve or disapprove the proposed sale or transfer in writing. If Parent does not approve or disapprove the sale or transfer specified in the Notice of Sale by the fifth day after receipt of the Notice of Sale, the Selling Shareholder or Selling Shareholders, as the case may be, seeking Parent's approval pursuant to this Section 16.7 shall deliver an additional notice (the "Final Sale Notice") to Parent stating that the Selling Shareholder or Selling Shareholders, as the case may be, have not received a response from Parent pursuant to this Section 16.7. Parent's failure to approve or disapprove the proposed sale or transfer in writing within one day following its receipt of the Final Sale Notice shall constitute approval by Parent of the proposed sale or transfer. Any transfer of shares of Parent Common Stock in violation of this Section 16.7 shall be void and of no force or effect. Notwithstanding anything to the contrary contained in this Agreement, any Selling Shareholder or Selling Shareholders, as the case may be, may withdraw a Notice of Sale delivered pursuant to Sections 16.6 or 16.7 at any time prior to completion of the sale or transfer of shares of Parent Common Stock specified in such notice.

                                 ARTICLE XVII

                               EMPLOYMENT MATTERS

          17.1. Employees; Employee Benefit Matters.

          (a) On or before the day immediately prior to the Closing Date, the Company shall, on terms reasonably acceptable to Parent, amend the eligibility provisions of the Dempsey & Company, LLC 401(k) Plan such that no employees of any entity that becomes a member of the Company's controlled group on and after the Closing as a result of the transactions contemplated by this Agreement are eligible to participate in the Dempsey & Company, LLC 401(k) Plan.

          (b) To the extent permissible under the applicable provisions of the Code and ERISA and the terms of any applicable employee benefit plans sponsored or maintained by Parent or its Subsidiaries other than any Target Company Employee Plan, (i) for purposes of crediting periods of service for eligibility to participate and vesting, employees of the Company and its Subsidiaries shall receive credit as if such service had been with Parent and (ii) individuals who are employees of the Company or any of its Subsidiaries at the Effective Time and who become employees of Parent or any Subsidiary thereof shall be eligible to participate in employee benefit plans (within the meaning of ERISA Section 3(3)) maintained by Parent or any Subsidiary thereof on substantially the same terms and conditions as apply generally to other similarly situated employees of Parent or any of its Subsidiaries.

          (c) Except to the extent specifically described on Schedule 17.1(c) of the Company Disclosure Schedule, prior to the Effective Time, the Company shall insure that no individual employed by the Company is party to any agreement with the Company that would purport either: (i) to guaranty such individual employment for any period of time or (ii) provide for the payment of any severance or provision of any benefits to any such individual in the event of the termination of that individual's employment. In the event that any such agreement remains in effect at or following the


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


Effective Time, the shareholders will indemnify Parent for any costs it incurs arising out of such agreements as provided in Article XX.

                                 ARTICLE XVIII

                                  TAX MATTERS.

          18.1. Pre-Closing Tax Covenants.

          (a) Preparation and Filing of Pre-Closing Tax Returns; Payment of Pre-Closing Taxes. Between the date hereof and the Closing Date, the Target Shareholders of each Target Company shall cause such Target Company and its Subsidiaries and the Target Shareholders, the Target Companies and Blair shall cause the Company and its Subsidiaries to prepare and file on or before the due date therefor all Tax Returns required to be filed by such Target Company and its Subsidiaries and the Company and it Subsidiaries, respectively (except for any Tax Return for which an extension has been granted as permitted hereunder), on or before the Closing Date, and shall pay all Taxes (including estimated Taxes) due on such Tax Returns (or due with respect to Tax Returns for which an extension has been granted as permitted hereunder) or which are otherwise required to be paid at any time prior to or during such period. Such Tax Returns shall be prepared in accordance with the most recent Tax practices as to elections and accounting methods, subject to Parent's consent (not to be unreasonably withheld or delayed).

          (b) Notification of Tax Proceedings. Between the date hereof and the Closing Date, to the extent a Target Company, Blair or a Target Shareholder has knowledge of the commencement or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax due or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment, or collection of any Tax of a Target Company or its Subsidiaries or the Company or its Subsidiaries, such Target Company, Target Shareholder or Blair, as the case may be, shall provide prompt notice to Parent of such matter, setting forth information (to the extent known) describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax authority with respect to such matter.

          (c) Tax Election, Waivers, and Settlements. The Target Shareholder or Target Shareholders of each Target Company shall not, and shall cause each Target Company not to, and the Target Shareholders, the Target Companies and Blair shall cause the Company not to, take any of the following actions with respect to a Target Company or its Subsidiaries and the Company or its Subsidiaries, respectively, without Parent's consent:

          (i) make, revoke or amend any Tax election;

          (ii) execute any waiver of restrictions on assessment or collection of any Tax; or

          (iii) enter into or amend any agreement or settlement with any Tax authority.

          (d) Termination of Existing Tax-Sharing Agreements. All Tax-sharing agreements or similar arrangements with respect to or involving a Target Company and its Subsidiaries or the Company and its Subsidiaries shall be terminated with respect to the Target Company or the Company prior to the Closing Date, and, after the Closing Date, neither Parent and its Affiliates, on the one hand, nor the Target Company or its Subsidiaries or the Company and its Subsidiaries, on the other,


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


shall be bound thereby or have any liability thereunder to the other party for amounts due in respect of such agreements and arrangements.

          (e) Nonforeign Affidavit. Each Target Shareholder and Blair shall furnish Parent an affidavit stating, under penalty of perjury, such Target Shareholder's or Blair's, as the case may be, United States taxpayer identification number and that such Target Shareholder or Blair, as the case may be, is not a foreign person, pursuant to section 1445(b)(2) of the Code.

          18.2. Post-Closing Tax Covenants and Indemnity.

          (a) Tax Return Filing and Payment of Pre-Closing/Post-Closing Taxes.

          (i) Parent shall prepare and timely file all Tax Returns of each Target Company and its Subsidiaries and the Company and its Subsidiaries for the Straddle Period (as defined in Section 18.2(b)). Parent shall pay and discharge all Taxes shown to be due on such Tax Returns. No later than ten business days prior to the due date of a Straddle Period Tax Return for a Target Company or its Subsidiaries or the Company or its Subsidiaries, the Target Shareholder or Target Shareholders of such Target Company or the Target Shareholders and Blair, as the case may be, shall pay to Parent the amount of Taxes shown due which is attributable to the pre-Closing portion of the Straddle Period less estimated Tax payments made prior to the Closing Date. The applicable Target Shareholders and Blair shall have a reasonable opportunity to review all such Tax Returns. The Target Shareholders of each Target Company shall prepare, and with Parent's cooperation, timely file all Tax Returns of such Target Company and its Subsidiaries for all pre-Closing periods which Tax Returns have not been filed as of the Closing Date. The Target Shareholders and Blair shall prepare, and with Parent's cooperation timely file, all Tax Returns of the Company and its Subsidiaries for all pre-Closing periods for which Tax Returns have not been filed as of the Closing Date. Parent shall have a reasonable opportunity to review all such Tax Returns of the Target Companies and their respective Subsidiaries and the Company and its Subsidiaries. The Target Shareholder or Target Shareholders shall pay and discharge all Taxes shown to be due on the pre-Closing Tax Returns of their respective Target Company and its Subsidiaries and the Target Shareholders and Blair shall pay and discharge all Taxes shown to be due on the pre-Closing Tax Returns of the Company and its Subsidiaries, in each case before the same shall become delinquent and before penalties accrue thereon except to the extent estimated Tax payments have been made with respect to such Taxes prior to the Closing Date.

          (ii) The Tax Returns referred to in the preceding paragraph shall be prepared in a manner consistent with past practice, unless a contrary treatment is required by an intervening change in the applicable law. Parent or the Target Shareholders shall cause a copy of any Tax Return that is required to be filed by it, under the preceding paragraph, together with all relevant workpapers and other information, to be made available to the other party for review and approval no later than 20 business days prior to the due date for the filing of such Tax Return (taking into account proper extensions) and such approval not to be unreasonably withheld. An exact copy of any such Tax Return filed by Parent or the Target Shareholders and evidence of payment of such Taxes shall be provided to the other party no later than ten business days after such Tax Return is filed.

          (iii) Notwithstanding anything to the contrary in this Agreement, neither Parent nor the Target Shareholder or Target Shareholders of a Target Company shall, nor shall they permit such Target Company and its Subsidiaries nor shall they and Blair permit the Company and its Subsidiaries to, file any amended Tax Return relating to such Target Company and its Subsidiaries or the Company and its Subsidiaries (or otherwise change such Tax Returns) with respect to taxable periods ending on or prior to the Closing Date without a written consent of the other party if such amendment adversely affects the other party or such Target Company and its Subsidiaries or the Company and its Subsidiaries, unless


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


     required to do so by law. If any of the Target Shareholders of a Target Company, Parent, such Target Company and its Subsidiaries or the Company and its Subsidiaries are required by law to file an amended Tax Return for a Target Company and its Subsidiaries or the Company and its Subsidiaries with respect to taxable periods ending on or prior to the Closing Date, and such amended Tax Return adversely affects such Target Company and its Subsidiaries or the Company and its Subsidiaries tax attributes or its position in a post-Closing period, the Target Shareholder or Target Shareholders of such Target Company, on the one hand, and Parent, on the other hand, shall have joint control over filing of such amended Tax Returns.

          (b) Allocation for Straddle Period. For purposes of this Agreement, the amount of Taxes of a Target Company and its Subsidiaries and of the Company and its Subsidiaries attributable to the pre-Closing portion of any taxable period beginning before and ending after the Closing Date (the "Straddle Period") shall be determined based upon a hypothetical closing of the taxable year on such Closing Date with the Closing Date being included in the pre-Closing portion of such Straddle Period; provided, however, real and personal property Taxes (which are not based on income) shall be determined by reference to the relative number of days in the pre-Closing and post-Closing portions of such Straddle Period.

          (c) Representations and Covenants of Parent Related to Tax Treatment of the Mergers. Parent represents, warrants and covenants as follows: (i) prior to the Mergers, Parent will own directly all of the outstanding stock of each Merger Sub and will be in control of each Merger Sub within the meaning of Code
Section 368(c); (ii) following each Merger, Parent will hold directly all of the outstanding shares of each Target Company, and Parent has no plan or intention to cause any Target Company to issue additional shares of its common stock that would result in Parent losing control of any Target Company within the meaning of Code Section 368(c), or any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in any Target Company which, if exercised or converted, would result in Parent losing control of any Target Company within the meaning of
Section 368(c) of the Code; (iii) Parent has no plan or intention to reacquire any of the Parent common stock issued in the Merger; (iv) Parent has no plan or intention to (A) liquidate any Target Company or to merge any Target Company with or into another corporation, or to sell or otherwise dispose of the stock of any Target Company, except for transfers of stock to corporations controlled by Parent, or (B) sell or otherwise dispose of or to cause any Target Company to dispose of any of the assets of any Target Company, except for dispositions made in the ordinary course of business or transfers described in Code Section 368(a)(2)(C); (v) following the Merger, Parent will continue each Target Company's historic business or use a significant portion of each Target Company's historic business assets in a business (for purposes of this representation, continuation of the historic business of the Company and its subsidiaries shall be considered continuation of the historic business of each Target Company); (vi) no Merger Sub will have any liabilities assumed by any Target Company, nor will any Merger Sub transfer to any Target Company as assets subject to liabilities in the Merger; (vii) Parent is not an investment company as defined in Section 368(a)(2)(F) of the Code; and (viii) the payment of cash in lieu of fractional shares of Parent common stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration.

          (d) Indemnification.

          (i) Subject to the limitations contained in Section 18.2(h) of this Agreement, the Target Shareholders and Blair agree to indemnify and hold harmless the Indemnified Parties (as defined in Section 20.2) (including following the Closing, the Target Companies, their Subsidiaries, the Company and its Subsidiaries and the successors to the foregoing and their respective shareholders, officers, directors, employees and agents), jointly and severally, to the extent of each Target Shareholder's Escrow


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


     Percentage, from and against any and all Losses (as defined in Section 20.2(a)), asserted against, or paid, suffered or incurred by any Indemnified Party which, directly or indirectly, arise out of, result from, are based upon or relate to: (A) the inaccuracy, untruth or incompleteness, as of the date of this Agreement or the Effective Time, of the representation and warranty made pursuant to Section 13.12; (B) any Taxes imposed on the Company and its Subsidiaries or asserted against the properties, income, or operations of the Company and its Subsidiaries for any taxable period of the Company and its Subsidiaries ending on or prior to the Closing Date, including the pre-Closing portion (as allocable pursuant to Section 18.2(b)) of any Straddle Period; and (C) Taxes of another Person claimed from the Company and its Subsidiaries as a result of any of the Company or its Subsidiaries being included prior to the Closing Date in a combined, consolidated or unitary tax group under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) or, as a transferee or successor, by contract or otherwise;

          (ii) Subject to the limitations contained in Section 18.2(h) of this Agreement, the Target Shareholders agree to indemnify and hold harmless the Indemnified Parties (including following the Closing, the Target Companies, their Subsidiaries, the Company and its Subsidiaries and the successors to the foregoing and their respective shareholders, officers, directors, employees and agents), severally and not jointly, from and against any and all Losses asserted against, or paid, suffered or incurred by any Indemnified Party which, directly or indirectly, arise out of, result from, are based upon or relate to: (A) the inaccuracy, untruth or incompleteness, as of the date of this Agreement or the Effective Time, of the representation and warranty made by such Target Shareholder pursuant to Section 12.13; (B) any Taxes imposed on the Target Shareholder's Target Company and its Subsidiaries or asserted against the properties, income, or operations of the Target Shareholder's Target Company and its Subsidiaries for any taxable period of such Target Company and its Subsidiaries ending on or prior to the Closing Date, including the pre-Closing portion (as allocable pursuant to Section 18.2(b)) of any Straddle Period; (C) Taxes of another Person claimed from the Target Shareholder's Target Company and its Subsidiaries as a result of any of the Target Company or its Subsidiaries being included prior to the Closing Date in a combined, consolidated or unitary tax group under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) or, as a transferee or successor, by contract or otherwise;
     (D) the Target Shareholder's obligations for any Transfer Taxes pursuant to Section 18.2(j) hereof; and (E) all Taxes imposed on Parent, any Target Company or its Subsidiaries, or the Company or its Subsidiaries as a result of the failure of the Merger to which such Target Shareholder's Target Company was a party pursuant to this Agreement to qualify as a tax-free reorganization under Section 368 of the Code (or any similar provision of state, local, or foreign law);

          (iii) Parent agrees to indemnify and hold the Target Shareholders and Blair (and the successors to the foregoing and their respective shareholders, officers, directors, employees and agents, if any, as the case may be), from and against any and all Losses asserted against, or paid, suffered or incurred by any of the Target Shareholders and/or Blair which, directly or indirectly, arise out of, result from, are based upon or relate to any Taxes imposed on or in respect of the operations of the Target Companies and/or the Company for any taxable periods commencing after the Closing Date, including the post-Closing portion (as allocable pursuant to Section 18.2(b)) of any Straddle Period; and

          (iv) The indemnification set forth in Sections 18.2(d)(i) through 18.2(d)(ii) shall be in addition to the indemnification set forth in
     Section 20.2 and shall be subject to the provisions of Section 20.2(e), to the extent specified therein and the indemnification set forth in Section 18.2(d)(i) shall be subject to the provisions of Section 20.3(b), to the extent specified therein.

          (e) Tax Contest.

          (i) Parent or the applicable Indemnified Party shall notify Blair and/or the applicable Target Shareholder or Target Shareholders in writing within 30 calendar days of receipt of written notice of any pending or threatened Tax examination, audit or other administrative or judicial proceeding (a "Tax Contest") that could reasonably be expected to result in an indemnification obligation under this Section 18 of such party pursuant to this Section 18; provided, however, that a failure to give such notice shall not affect Parent's or such Indemnified Party's right to indemnification pursuant to Section 18.2(d) unless such failure or delay shall have materially and adversely affected the indemnifying party's ability to defend against, settle, or satisfy any action, suit or proceeding against it, or any damage, loss, claim or demand for which the indemnified party is entitled to indemnification hereunder.

          (ii) If a Tax Contest relates to any pre-Closing period or to any Taxes for which a Target Shareholder or Blair is liable in full hereunder, the Target Shareholder or Blair shall at its expense control the defense and settlement of such Tax Contest but only to the extent any proposed adjustment does not relate to any period ending after the Closing Date. In addition, to the extent the Target Shareholders and/or Blair, as the case may be, do not assume the defense and settlement of any Tax Contest referred to in the first sentence of this subclause (ii), Parent may defend such Tax Contest in a manner it deems appropriate including, but not limited to, settling such Tax Contest after giving Blair, the Target Shareholder or Target Shareholders, as the case may be, five days prior written notice setting forth the terms and conditions of such settlement. Notwithstanding the foregoing, neither the Target Shareholder or Target Shareholders nor Blair shall agree to any settlement concerning Taxes for a pre-Closing period which may adversely impact Parent, a Target Company and its Subsidiaries or the Company and its Subsidiaries for a post-Closing period or the Tax attributes of a Target Company and its subsidiaries or the Company and its Subsidiaries without the prior written consent of Parent. If a Tax Contest relates to any post-Closing period or to any Taxes for which Parent is liable in full hereunder, Parent shall at its own expense control the defense and settlement of such Tax Contest. The party not in control of the defense shall have the right to be kept fully informed of any material developments and receive copies of all correspondence and shall have the right to observe the conduct of any Tax Contest (through attendance at meetings) at its own expense, including through its own counsel and other professional experts. Parent and the Target Shareholder or Target Shareholders of a Target Company shall jointly represent and control each Target Company and its Subsidiaries and Parent, the Target Shareholders and Blair shall jointly represent and control the Company and its Subsidiaries, in each case in any Tax Contest relating to a Straddle Period, and fees and expenses related to such representation shall be paid equally by Parent, on the one hand, and the Target Shareholder or Target Shareholders and Blair (to the extent applicable), on the other hand.

          (f) Cooperation. The Target Shareholders, Blair and Parent agree to furnish or cause to be furnished to each other, and upon request, as promptly as practicable, such information and assistance (including access to books and records) as is reasonably necessary for preparation of any Tax Return, claim for refund or audit, and the prosecution or defense of any claim, suit or proceeding relating to any Target Company's or its Subsidiaries' or the Company's or its Subsidiaries' Tax liability. The requesting party shall bear all out-of-pocket costs and expenses reasonably incurred by the other party hereto in providing such assistance.

          (g) Disputes. In the event that a dispute arises between a Target Shareholder or Blair and Parent as to the amount of Taxes or indemnification or any matter relating to Taxes attributable to a Target Company and its Subsidiaries or the Company and its Subsidiaries, the parties shall attempt in good faith to resolve such dispute, and any agreed upon amount shall be paid to the appropriate party. If such dispute is not resolved 30 calendar days thereafter, the parties shall submit the dispute to an independent accounting firm mutually chosen by Parent and the Target Shareholders or Parent and Blair, as the case may be, for resolution, which resolution shall be final, conclusive and binding on the parties. Notwithstanding anything in the Agreement to the contrary, the fees and expenses of the independent accounting firm in resolving this dispute shall be borne equally by the Target Shareholder or Target Shareholders and/or Blair, on the one hand, and Parent, on the other hand.


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


          (h) Survival. The representations and warranties contained in Section
12.13 and Section 13.12 of this Agreement and this Article XVIII shall survive until the date that is three months after the expiration of the statute of limitations with respect to the applicable Tax (including all periods of extension, whether automatic or permissive).

          (i) Exclusive Tax Remedy. Notwithstanding anything to the contrary in this Agreement, absent fraud, the Target Shareholders, Blair and Parent hereby acknowledge and agree that the sole and exclusive remedy with respect to any and all claims relating to Taxes shall be pursuant to the provisions set forth in this Article XVIII including any claim resulting from a breach or inaccuracy of representations and warranties of the Target Shareholders relating to Taxes, and to the extent there is any conflict between provisions of Article XVIII and provisions of other Sections of the Agreement with respect to issues or claims relating to Taxes, the provisions of this Article XVIII shall control.

          (j) Transfer Taxes. Parent shall be responsible for the filing of Tax Returns (including any documentation) with respect to all transfer, documentation, sales, use, stamp, registration, and similar Taxes incurred in connection with this Agreement or any transaction contemplated thereby. The Target Shareholders shall be responsible for the amount of such Taxes.

          (k) Character of Payments. To the extent permitted by applicable law, the parties agree that any indemnification payments (and/or payments or adjustments) made with respect to this Agreement shall be treated for all Tax purposes as an adjustment to the purchase price.

          (l) Extension following Delivery of a Claim Notice. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement relating to any Tax matter which is the subject of a claim which is asserted in writing prior to the expiration of the applicable survival period shall survive with respect to such claim or any dispute with respect thereto until the final resolution thereof.

                                  ARTICLE XIX

                             CONDITIONS TO CLOSING

          19.1. Conditions to the Obligations of Parent and the Merger Subs. The obligation of Parent, the Merger Subs and Blair Acquisition to effect the Mergers, the Blair Interest Purchase and the other transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Closing of each of the following conditions (all or any of which may be waived by Parent in its sole discretion):

          (a) Performance of Obligations; Representations and Warranties. Subject to the terms and conditions set forth in this Section 19.1(a), each of the Target Shareholders, the Target Companies, Blair and the Company shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing, and, except as otherwise provided below, each of the Target Shareholder's, each Principal's, the Company's and Blair's representations and warranties contained in Article XI, XII and XIIA of this Agreement, as modified in accordance with Section 15.10, shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the Closing Date as though made on and as of the Closing Date or (i) in the case of representations and warranties made as of a specified date earlier than the Closing Date, shall have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such date and (ii) solely for the purpose of this condition, in the case of the representations and warranties made in Sections 12.6(i) and 13.5(i), shall have been true and correct in all


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


respects on and as of the date of this Agreement, and each of the Target Shareholders, the Target Companies, Blair and the Company shall have delivered to Parent a certificate, dated as of the Closing Date to such effect, substantially in the applicable form attached hereto as Exhibit E. Anything in this Agreement to the contrary notwithstanding, for purposes of this Section 19.1(a), if, and only if, (i) (A) the Post-Signing Disclosure includes matters that, individually or in the aggregate, have or are reasonably likely to have a Material Adverse Effect on any Target Company or the Company or (B) the Post-Signing Disclosure includes matters that cause any representation or warranty contained in Article XII, Article XIIA or Article XIII of this Agreement to fail to be true and correct as of the date of this Agreement, and
(ii) Losses (the "Post-Signing Losses") subject to indemnification pursuant to
Section 20.2(a), 20.2(b) or 20.2(c) of this Agreement resulting from such matters disclosed in the Post-Signing Disclosures with respect to clauses (A) and (B) of this sentence are reasonably expected to be incurred in excess of $7,350,000, then this condition will be deemed not to be satisfied as the result of the matters disclosed in such Post-Signing Disclosures; provided, however, that if, upon written notification of Parent's intent not to close the transactions contemplated by this Agreement as a result of the failure of this condition to be satisfied, the Target Shareholders and Blair agree, in their sole discretion, to increase the number of Escrow Shares delivered to the Escrow Agent pursuant to Section 11.6 of this Agreement by the amount of Post-Signing Losses in excess of $7,350,000, then the parties agree that this condition will be deemed satisfied notwithstanding the matters disclosed with respect to clauses (A) and (B) of this sentence. If the parties to this Agreement are unable to agree the amount of the Post-Signing Losses, such amount shall be determined pursuant to Section 24.14 of this Agreement.

          (b) Opinions of Counsel. Parent, Blair Acquisition and the applicable Merger Sub shall have received the favorable written opinions, each dated the Closing Date, (i) from the counsel set forth opposite each Target Shareholder's and Blair's name on Exhibit F, as to the matters set forth on the attachment to Exhibit F and (ii) from Foley & Lardner, counsel to the Company, as to the matters set forth on the attachment to Exhibit G, in each case, in a form reasonably satisfactory to counsel for Parent, Blair and/or the applicable Merger Sub.

          (c) Resignations. Parent shall have received the written resignation of the individuals set forth on Exhibit H and the written resignation of all trustees of all the Benefit Plans of the Company and its Subsidiaries set forth on Exhibit I, each effective at the Effective Time.

          (d) Consents. Parent shall have been furnished with evidence satisfactory to it of the consent, approval or waiver of those Persons listed on Schedule 19.1(d) attached hereto and all other Persons whose consent, approval or waiver shall be required in connection with the Mergers and the Blair Interest Purchase and the other transactions contemplated by this Agreement under any Target Company Material Contract or Company Material Contract. Each of such consents, approvals and waivers (i) shall be in form and substance reasonably satisfactory to Parent, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iii) shall be in full force and effect.

          (e) Governmental Approvals. Each of Parent, the Target Companies, Blair, the Company, the Merger Subs and Blair Acquisition and their respective Subsidiaries shall have timely obtained from each Governmental Entity all approvals, non-objections, waivers and consents, if any, necessary for consummation of or in connection with the Mergers and the other transactions contemplated by this Agreement and no such approval, non-objection, waiver or consent shall contain any condition that Parent reasonably determines to be unduly burdensome or otherwise alters the benefits for which Parent bargained in this Agreement.

          (f) Injunctions, Etc. No temporary restraining order, preliminary or permanent injunction or other order issued, enacted, promulgated, enforced or entered by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of any of the


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


Mergers, the Blair Interest Purchase or the other transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or Laws and Regulations or orders enacted, entered, enforced or deemed applicable to any of the Mergers, the Blair Interest Purchase or the other transactions contemplated by this Agreement, which prevents or prohibits the consummation of any of the Mergers, the Blair Interest Purchase or the other transactions contemplated by this Agreement.

          (g) Good Standing Certificates. Each Target Company and the Company shall have delivered to Parent (a) copies of the certificates or articles of incorporation (or other comparable corporate organizational documents), including all amendments thereto, of such company and each of its Subsidiaries certified by the Secretary of State or the Delaware Secretary of State, as the case may be, or other appropriate official of the jurisdiction of incorporation or formation, (b) certificates from the Secretary of State, Delaware Secretary of State or other appropriate official of the respective jurisdictions of incorporation or formation to the effect that each of the Target Companies, the Company and their respective Subsidiaries is in good standing or subsisting in such jurisdiction, listing all charter documents of the Target Companies, the Company and such Subsidiaries on file and attesting to its payment of all franchise or similar Taxes, and (c) a certificate from the secretary of state or other appropriate official in each jurisdiction in which the Target Companies, the Company and their respective Subsidiaries are qualified or admitted to do business to the effect that the applicable Target Company, the Company or the applicable Subsidiary is duly qualified or admitted and in good standing in such jurisdiction.

          (h) Management Continuity Agreements. The Management Continuity Agreements shall be in full force and effect , and none of the parties thereto (other than Parent or the Company) shall have indicated an intention to repudiate, terminate or challenge the enforceability of any of those agreements.

          (i) Escrow Agreement. The Escrow Agreement shall have been duly executed and delivered by the parties thereto.

          (j) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Mergers, the Blair Interest Purchase or the consummation of the other transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

          (k) CHX and NASD Approval. Each of Parent, the Target Companies, Blair, the Company and their respective Subsidiaries shall have obtained from the CHX, and any committee thereof, including the Specialist Assignment and Evaluation Committee, and the NASD approval to continue to operate as a broker-dealer following the change in ownership and control of the Company and its Subsidiaries contemplated by this Agreement without a reassignment of securities assigned to the Company in which the Company has privileges to act as a specialist under CHX laws and regulations and without any forced divestiture of CHX membership interests by the Company.

          (l) Orderly Distribution and Lock-Up Agreement. Each of the Target Shareholders and Blair shall have executed and delivered to Parent a copy of the Orderly Distribution and Lock-Up Agreement attached hereto as Exhibit J.

          (m) Invoices. Parent shall have received the Invoices required to be delivered pursuant to Section 22.1 of this Agreement.

          (n) Operating Agreement Amendment. The Target Companies and Blair shall have executed the Operating Agreement Amendment.


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


          (o) Blair Member Interest Transfer. Parent shall have received from Blair an executed member interest transfer agreement in form and substance reasonably satisfactory to Parent.

          19.2. Conditions to the Obligations of the Company and Blair. The obligation of the Target Shareholders, the Target Companies, the Company and Blair to effect the Mergers, the Blair Interest Purchase and the other transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing of each of the following conditions (all of which may be waived by the Company in its sole discretion).

          (a) Performance of Obligations; Representations and Warranties. Parent, the Merger Subs and Blair Acquisition shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing and each of the representations and warranties of Parent contained in this Agreement shall be true and correct, in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, shall have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such date and Parent shall have delivered to the Target Shareholders, the Target Companies, the Company and Blair a certificate dated the Closing Date executed on behalf of Parent by an authorized signatory to such effect.

          (b) Opinion of Counsel. The Target Shareholders and Blair shall have received the favorable written opinion, dated the Closing Date, from counsel for Parent, as to the matters set forth on the attachment to Exhibit K in a form reasonably satisfactory to counsel for the Target Shareholders or Blair, as the case may be.

          (c) Governmental Approvals. Each of Parent, the Target Companies, Blair, the Company, the Merger Subs and Blair Acquisition and their respective Subsidiaries shall have timely obtained from each Governmental Entity all approvals, non-objections, waivers and consents, if any, necessary for consummation of or in connection with the Mergers and the other transactions contemplated by this Agreement and no such approval, non-objection, waiver or consent shall contain any condition that the Company reasonably determines to be unduly burdensome or otherwise alters the benefits for which the Company bargained in this Agreement.

          (d) Injunctions, Etc. No temporary restraining order, preliminary or permanent injunction or other order issued, enacted, promulgated, enforced or entered by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of any of the Mergers, the Blair Interest Purchase or the other transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or Laws and Regulations or orders enacted, entered, enforced or deemed applicable to any of the Mergers, the Blair Interest Purchase or the other transactions contemplated by this Agreement, which prevents or prohibits the consummation of any of the Mergers, the Blair Interest Purchase or the other transactions contemplated by this Agreement.

          (e) Escrow Agreement. The Escrow Agreement shall have been duly executed and delivered by the parties thereto.

          (f) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Mergers, the Blair Interest Purchase and the other transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.


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


          (g) CHX and NASD Approval. Each of Parent, the Target Companies, Blair, the Company and their respective Subsidiaries shall have obtained from the CHX, and any committee thereof, including the Specialist Assignment and Evaluation Committee, and the NASD approval to continue to operate as a broker-dealer following the change in ownership and control of the Company and its Subsidiaries contemplated by this Agreement without a reassignment of securities assigned to the Company in which the Company has privileges to act as a specialist under CHX laws and regulations and without any forced divestiture of CHX membership interests by the Company.

                                  ARTICLE XX

                           SURVIVAL; INDEMNIFICATION

          20.1. Survival.

          (a) Representations and Warranties of the Principals. Subject to the provisions of Section 18.2(h), all of the representations and warranties of the Principals and the Company contained in or made pursuant to Article XIII of this Agreement shall survive the Closing and shall remain operative and in full force and effect for a period of two years after the Closing Date (such period being referred to as the "Principals' Escrow Indemnity Period"), regardless of any investigation or statement as to the results thereof made by or on behalf of any Person before or after the Closing. Except as otherwise provided in this Agreement, no claim for indemnification against the Principals or the Company for breach or violation of, or any untruth or incompleteness contained in, the representations and warranties contained in or made pursuant to Article XIII of this Agreement may be asserted after the expiration of the Principals' Escrow Indemnity Period.

          (b) Representations and Warranties of the Target Shareholders, the Target Companies and Blair. Subject to the provisions of Section 18.2(h), all of the representations and warranties of the Target Shareholders and the Target Companies contained in or made pursuant to Article XII of this Agreement and of Blair contained in or made pursuant to Article XIIA of this Agreement shall survive the Closing and shall remain operative and in full force and effect until 30 days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) (such period being referred to as the "Shareholders' Indemnity Period"), regardless of any investigation or statement as to the results thereof made by or on behalf of any Person before or after the Closing. Except as otherwise provided in this Agreement, no claim for indemnification against the Target Shareholders, the Target Companies or Blair for breach or violation of, or any untruth or incompleteness contained in, the representations and warranties contained in or made pursuant to Article XII or Article XIIA of this Agreement, as the case may be, may be asserted after the expiration of the Shareholders' Indemnity Period.

          (c) Covenants and Agreements of the Parties. Each covenant and agreement contained in this Agreement shall survive the Closing until the date which is 90 days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely.

          (d) Extension following Delivery of a Claim Notice. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which is the subject of a claim which is asserted in writing prior to the expiration of the applicable survival period shall survive with respect to such claim or any dispute with respect thereto until the final resolution thereof.


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


          20.2. Indemnification.

          (a) Subject to the limitations contained in this Article XX, the Target Shareholders and Blair shall, jointly and severally, to the extent of Blair's and each Target Shareholder's Escrow Percentage, indemnify and hold harmless Parent, its employees, agents, directors, officers, subsidiaries and its affiliates and the employees, agents, directors, officers and subsidiaries of its affiliates (the "Indemnified Parties") from and against any and all damages, claims, losses (including loss of value), expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants', and experts' fees and expenses including those incurred to enforce the terms of this Agreement or any Collateral Document (collectively, "Losses"), asserted against, or paid, suffered or incurred by any Indemnified Party which, directly or indirectly, arise out of, result from, are based upon or relate to: (i) the inaccuracy, untruth or incompleteness, as of the date of this Agreement or the Effective Time, of any representation or warranty made or deemed to have been made by the Principals or the Company in
Article XIII of this Agreement (other than Section 13.12 which shall be dealt with exclusively pursuant to Section 18.2); provided, however, that if any such representation or warranty (other than those contained in Section 13.5(i)) is qualified in any respect by materiality or Material Adverse Effect, for purposes of this paragraph such materiality or Material Adverse Effect qualification will in all respects be ignored; (ii) any failure by the Principals or the Company to perform or fulfill any of its covenants or agreements set forth in this Agreement; and (iii) the items described on
Schedule 20.2(a);

          (b) Subject to the limitations contained in this Article XX, the Target Shareholders shall, severally and not jointly, indemnify and hold harmless the Indemnified Parties from and against all Losses asserted against, or paid, suffered or incurred by any Indemnified Party which, directly or indirectly, arise out of, result from, are based upon or relate to: (i) the inaccuracy, untruth or incompleteness, as of the date of this Agreement or the Effective Time, of any representation or warranty made or deemed to have been made by such Target Shareholder in Article XII of this Agreement; (other than Section 12.13 which shall be dealt with exclusively pursuant to Section 18.2); provided, however, that if any such representation or warranty (other than those contained in Section 12.6(i)) is qualified in any respect by materiality or Material Adverse Effect, for purposes of this paragraph such materiality or Material Adverse Effect qualification will in all respects be ignored; (ii) any failure by such Target Shareholder or the applicable Target Company to perform or fulfill any of its covenants or agreements set forth in this Agreement;
(iii) any other Loss to the extent such Loss relates to the applicable Target Company and arises out of or is based upon or is otherwise related to actions or omissions of such Target Company, its officers, directors and affiliates prior to the Effective Time; (iv) any Liabilities of the applicable Target Company; and (v) the transactions described on Schedule 20.2(b);

          (c) Subject to the limitations contained in this Article XX, Blair shall indemnify and hold harmless the Indemnified Parties from and against all Losses asserted against, or paid, suffered or incurred by any Indemnified Party which, directly or indirectly, arise out of, result from, are based upon or relate to: (i) the inaccuracy, untruth or incompleteness, as of the date of this Agreement or the Effective Time, of any representation or warranty made or deemed to have been made by Blair in Article XIIA of this Agreement or (ii) any failure by Blair to perform or fulfill any of its covenants or agreements set forth in this Agreement; and

          (d) Parent agrees to indemnify and hold the Target Shareholders and Blair (and the successors to the foregoing and their respective shareholders, officers, directors, employees and agents, if any, as the case may be), from and against any and all Losses asserted against, or paid, suffered or incurred by any Target Shareholder and/or Blair which, directly or indirectly, arise out of, result from, are based upon or relate to: (i) the inaccuracy, untruth or incompleteness, as of the date of this Agreement or the Effective Time, of any representation or warranty made by the Parent in Article XIV of this


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Agreement; (ii) any failure by the Parent to perform or fulfill any of its covenants or agreements set forth in this Agreement; or (iii) the operations of the Target Companies and/or the Company for all periods occurring or commencing after the Closing Date.

          (e) For purposes of Sections 18.2(d), 20.2(a) and 20.2(b), (i) except for any Post-Signing Disclosure arising out of the conduct of the business of any of the Target Companies or the Company permitted pursuant to Section 15.1 or Section 15.2 of this Agreement, if the Post-Signing Disclosure includes matters that cause any representation or warranty contained in this Agreement to fail to be true and correct as of the date of this Agreement or as of the Closing Date, the provisions of Section 18.2(d), 20.2(a) and 20.2(b) shall be applied as if those matters were not included in the Disclosure Schedules and
(ii) in any other case not described in the preceding clause (i), the applicable matter disclosed in the Post-Signing Disclosure shall be deemed included in the applicable Sections of the Disclosure Schedule referenced in the Post-Signing Disclosure.

          20.3. Limitation of Liability; Disposition of Escrow Fund.

          (a) After the Closing, the Indemnified Parties' rights to indemnification under Section 20.2 shall be subject to the following limitations: (i) in no event shall the aggregate amount to be paid to the Indemnified Parties under Section 20.2(a) exceed the value of the Escrow Shares and any cash or other property held in escrow (the "Indemnity Amount"); (ii) in no event shall the aggregate amount to be paid to the Indemnified Parties under
Section 20.2(b) by any Target Shareholder exceed the aggregate amount of consideration (valued, at the option of each Target Shareholder, as of the Closing Date or, the date of such claim) received by such Target Shareholder pursuant to this Agreement; and (iii) the Indemnified Parties shall be entitled to recover any Loss otherwise recoverable pursuant to Section 20.2(a)(i) or
Section 20.2(a)(ii) only to the extent the aggregate of Losses otherwise recoverable pursuant to such Sections (for this purpose aggregating all claims against Blair and each Target Shareholder) exceeds $1,500,000 in the aggregate (the "Deductible Amount"); provided, that if all such Losses exceed the Deductible Amount, the Indemnified Parties shall be entitled to recover for such Losses only in excess of the Deductible Amount; provided, further, that no such claim or series of related claims shall be made by the Indemnified Parties under Section 20.2(a)(i) or Section 20.2(a)(ii) until such time as the Loss or Losses for such claim or series of related claims exceeds $15,000 (the "Per-Claim Hurdle"), whereupon, subject to the Deductible Amount, the Indemnified Parties shall be entitled to recover the entire amount of such Losses. For the avoidance of doubt, (x) the Deductible Amount and the Per-Claim Hurdle shall apply only to indemnification claims brought pursuant to Section 20.2(a)(i) or Section 20.2(a)(ii) and shall otherwise be ignored for all purposes and (y) in calculating the maximum amount payable by any Target Shareholder pursuant to Section 20.2(b) all amounts previously paid or finally determined as being payable pursuant to Section 20.2(a) shall be counted.

          (b) In no event will any Target Shareholder be required to satisfy any claims made by the Indemnified Parties pursuant to Sections 18.2(d)(i) and 20.2(a) of this Agreement other than by surrendering Escrow Shares, cash or other property held in escrow for the account of such Target Shareholder. For the avoidance of doubt, this Section 20.3(b) shall not apply to any other indemnification claims brought by the Indemnified Parties pursuant to any other provision of this Agreement.

          20.4. Notice of Claims. If any of the Indemnified Parties believes that it has suffered or incurred any Loss, it shall notify the Escrow Agent and the applicable Target Shareholder or Target Shareholders and/or Blair, as the case may be, promptly in writing (at the addresses set forth herein), and in any event within the applicable time period specified in Section 18.2(h) or
Section 20.1, describing such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss shall have occurred. If any legal action is instituted by a third party with respect to which any of the Indemnified Parties intend to claim indemnity under this Article, such


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Indemnified Party shall promptly give written notice thereof (a "Claim Notice")
to notify the Escrow Agent and the applicable Target Shareholder or Target Shareholders and/or Blair, as the case may be, of such legal action. In any event, a failure or delay in notifying the Escrow Agent and the Target Shareholder or Target Shareholders and/or Blair, as the case may be, shall not affect the Indemnified Party's right to indemnity, except only to the extent such failure or delay materially and adversely prejudices the ability to defend against any legal action.

          20.5. Defense of Third Party Claims. Because the right to indemnity is limited as provided herein, except as specifically provided in Section 18.2(e) of this Agreement, the Indemnified Parties shall have the right to conduct and control, through counsel of their own choosing, reasonably acceptable to the applicable Target Shareholder or Target Shareholders and/or Blair, as the case may be, any third party legal action or other claim, but the Target Shareholder or Target Shareholders and/or Blair, as the case may be, may, at its or their election, participate in the defense thereof at its sole cost and expense; provided, however, that if the Indemnified Parties shall fail to defend any such legal action or other claim, then the applicable Target Shareholder or Target Shareholders and/or Blair, as the case may be, may defend, through counsel of its own choosing, such legal action or other claim, and so long as it gives the Indemnified Parties at least 15 days' notice of the terms of the proposed settlement thereof and permits the Indemnified Parties to then undertake the defense thereof, except as set forth below, settle such legal action or other claim and recover out of the Indemnity Amount the amount of such settlement or of any judgment and the costs and expenses of such defense. Neither the Indemnified Parties nor any Target Shareholder or Blair shall compromise or settle any such legal action or other claim without the prior written consent of the other, which consent shall not be unreasonably withheld, except that under no circumstances shall any Indemnified Party be required to consent to the entry of an order for injunctive or other non-monetary relief. All costs and expenses reasonably incurred in defending any such third party legal action or other claim, including the amount of any settlement or of any judgment, shall be paid out of the Indemnity Amount.

          20.6. Payment; Set-Off.

          (a) In the event any Target Shareholder or Blair is obligated to make any payment to the Indemnified Parties in respect of the indemnity granted pursuant to Section 18.2(d) or this Article XX, such Target Shareholder shall be permitted to, in his or her discretion, satisfy such obligation either (i) through the payment of cash or (ii) by delivering from the escrow a number of Escrow Shares or other property of value held therein, in each case, as calculated in accordance with the terms of the Escrow Agreement.

          (b) Notwithstanding anything in this Agreement to the contrary, in pursuing satisfaction of indemnification claims pursuant to Section 18.2(d) and
Section 20.2(b) against any Target Shareholder Parent may set-off any such amount due to Parent against Parent's obligations to such Target Shareholder; including, without limitation Parent's obligation to such Target Shareholder in connection with the matters described on Schedule 16.4 of this Agreement.

          20.7. Exclusive Remedy. Except as provided in Section 18.2(i), the parties hereto agree that the remedies provided by this Article XX shall be the sole and exclusive remedy of Parent, the Target Shareholders and Blair following the Closing for the subject matter covered by such indemnification and any claim arising under this Agreement.


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                                  ARTICLE XXI

                       TERMINATION; EFFECT OF TERMINATION

          21.1. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time:

          (a) by mutual written agreement of the parties hereto;

          (b) by either Parent or the Company, if, the Closing shall not have occurred on or before December 31, 2001 or such later date as the parties may agree or as extended pursuant to Section 24.14 (provided that the right to terminate this Agreement under this Section 21.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Mergers to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

          (c) by Parent, if the Principals, the Company, the Target Companies, Blair or any of the Target Shareholders shall breach any of their representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 19.1(a) not to be satisfied and such breach shall not have been cured within ten (10) business days of receipt by such party of written notice of such breach; provided, however, that the right to terminate this Agreement by Parent shall not be available to Parent if Parent is at that time in material breach of this Agreement;

          (d) by the Company, if Parent shall breach any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 19.2(a) not to be satisfied and such breach shall not have been cured within ten (10) business days following receipt by Parent of written notice of such breach; provided, however, that the right to terminate this Agreement by the Company shall not be available to the Company where any of the Principals, the Company, the Target Companies, Blair or any of the Target Shareholders is at that time in material breach of this Agreement;

          (e) by either the Company or Parent upon written notice to the other party, thirty (30) days after the date on which any application, notice or other request for approval, non-objection or consent required to be filed with a Governmental Entity shall have been denied, objected to or withdrawn at the request or recommendation of the Governmental Entity, unless within the thirty
(30) day period following such denial, objection or withdrawal, the parties hereto agree to file, and have filed, with the applicable Governmental Entity, a petition for re-hearing or an amended application, notice or other request for approval, non-objection or consent; provided, however, that no party should have a right to terminate this Agreement, pursuant to this Section 21.1(e) if such denial, objection, or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement;

          (f) by the Company upon written notice to Parent if, in the reasonable opinion of counsel to the Company, the cash payments to be delivered to any Target Shareholder pursuant to the terms and provisions of this Agreement exceed an amount relative to the aggregate value of the shares of Parent Common Stock to be received by such Target Shareholder pursuant to the terms and provisions of this Agreement to an extent that would cause the Merger to which such Target Shareholder is a party pursuant to this Agreement to fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code;


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


          (g) by Parent upon written notice to the Company if the Post-Signing Losses (as finally determined pursuant to Section 24.14 of this Agreement, if necessary) exceed Seventeen Million Three Hundred Fifty Thousand Dollars ($17,350,000); and

          (h) by either Parent or the Company if any permanent injunction or other order of a court or other competent authority preventing the consummation of any of the Mergers or the Blair Interest Purchase shall have become final and nonappealable.

          21.2. Effect of Termination. (a) If this Agreement is validly terminated by either the Company or Parent pursuant to Section 21.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of any of the Principals, the Company, the Target Shareholders, Blair, the Target Companies, Parent, the Merger Subs or Blair Acquisition (or any of their respective Representatives or affiliates), except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that (a) the provisions of Section 15.5(b) (Confidentiality), Section 22.1 (Expenses), Section 24.7 (Governing Law) and this Section 21.2 shall remain in full force and effect and survive any termination of this Agreement and (b) nothing herein shall relieve any party from liability for fraud or willful breach in connection with this Agreement or the transactions contemplated hereby.

                                 ARTICLE XXII

                               FEES AND EXPENSES

          22.1. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, brokers, finders, agents, accountants and legal counsel) shall be paid by the party incurring such expense. In addition, the unpaid fees and expenses of all brokers, investment bankers, financial advisors, attorneys and accountants engaged in connection with the preparation and negotiation of this Agreement or the transactions contemplated hereby and whose compensation is payable by any of the Target Companies or the Company shall be reflected on invoices (the "Invoices") submitted to Parent on or prior to the Closing Date, which Invoices shall include confirmation that no further compensation beyond the amount reflected in the Invoice is or will be payable by the Company (or any of the Surviving Corporations, as successors to the Target Companies). Any such amounts payable by the Company shall be paid by the Company prior to any distribution permitted pursuant to Section 15.2(b)(ii) or set forth on Schedule 15.2(b)(ii).

          22.2. Target Shareholders. In no event shall Parent, the Merger Subs, Blair Acquisition, any of the Target Companies or the Company be liable (before or after the Closing) for any fees and expenses of the Target Shareholders relating to the transactions contemplated by this Agreement.

                                 ARTICLE XXIII

                                  DEFINITIONS

          23.1. Definitions. As used in this Agreement the terms set forth below shall have the following meanings:

          "Average Pre-Closing Price of Parent Common Stock" means the average of the Closing Price of Parent Common Stock for the ten (10) consecutive Trading Days ending on the Trading Day two days immediately prior to the Effective Time; provided, however, that if the Average Pre-Closing Price of


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Parent Common Stock is equal to or less than the Collar Price, then the Average
Pre-Closing Price of Parent Common Stock shall be the Collar Price.

          "Benefit Plan" shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding (whether or not written or legally binding and whether or not subject to ERISA) providing material benefits to any current or former employee, officer, consultant or director of the Company or any Subsidiary.

          "BJC Capital Stock" shall mean the Common Stock, no par value per share, of BJC.

          "Chestler Capital Stock" shall mean the Common Stock, no par value per share, of Chestler.

          "Claude Capital Stock" shall mean the Common Stock, no par value per share, of Claude.

          "Closing Price of Parent Common Stock" means, for any day, the closing sale price per share on that day of Parent Common Stock on the New York Stock Exchange as reported in The Wall Street Journal (or, if not reported in The Wall Street Journal, as reported by another authoritative source designated by Parent).

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Collar Price" shall mean the amount of $5.0328.

          "Collateral Documents" shall mean the Management Continuity and Stockholder Agreements, the Escrow Agreement, the Orderly Distribution and Lock-Up Agreement and any other agreement, instrument, certificate, memorandum, schedule or other document delivered by a Person or any of its respective directors, officers, employees or trustees pursuant to this Agreement or in connection with the Mergers or the transactions contemplated by this Agreement.

          "Control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

          "Dempsey Capital Stock" shall mean the Common Stock, par value $1.00 per share, of Dempsey.

          "Effective Time" shall mean the last to occur of the Dempsey Effective Time, the MTI Effective Time, the Chestler Effective Time, the Rintels Effective Time, the Klobuchar Effective Time, the Pelech Effective Time, the BJC Effective Time, the MASC Effective Time, the Claude Effective Time and the completion of the Blair Interest Purchase.

          "Environmental and Safety Laws" means any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other Persons, including the public.

          "Escrow Agent" shall mean a bank or trust company designated by Parent.


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


          "Escrow Agreement" shall mean an agreement substantially in the form of Exhibit L, executed and delivered at the Closing.

          "Exchange Ratio" shall mean each of the Dempsey Exchange Ratio, the MTI Exchange Ratio, the Chestler Exchange Ratio, the Rintels Exchange Ratio, the Klobuchar Exchange Ratio, the Pelech Exchange Ratio, the BJC Exchange Ratio, the MASC Exchange Ratio and the Claude Exchange Ratio.

          "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

          "GAAP" shall mean generally accepted accounting principles in the United States.

          "Income Taxes" shall mean Federal income taxes and all other state, local and municipal Taxes based upon or computed with reference to income or gross receipts.

          "Klobuchar Capital Stock" shall mean the Common Stock, no par value per share, of Klobuchar.

          "Laws and Regulations" means all federal, state, local and foreign and SRO laws, rules, regulations and ordinances, including, without limitation, federal, state local, foreign and SRO laws, rules, regulations and ordinances with respect to the business conducted by any Person and Environmental and Safety Laws.

          "Liabilities" means, without limitation, (i) all liabilities that would be included on a balance sheet in accordance with GAAP, (ii) all amounts whether fixed or contingent that are or may be payable to terminate all contracts, agreements (written or oral), leases, or to pay all severance payments under any employment agreements, including employees terminated prior to Closing, (iii) all amounts whether fixed or contingent that are or may be payable to discharge or satisfy any Liens, environmental claims, intellectual property claims, litigation claims, Tax claims, employee benefit plans or claims or any damages, whether known or unknown, that may arise out of or are based on any fact, condition, event or circumstance that existed on or prior to the Closing Date, (iv) all costs, expenses or other amounts that have been or may be incurred by the Company to consummate the transactions contemplated by this Agreement, and (v) any indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, that may be asserted against, and/or payable by, any Person based on any contract, agreement (written or oral), fact, condition, event or circumstance that existed on or prior to the Closing Date; provided, however, that for the purposes of determining the aggregate amount of Liabilities pursuant to this Agreement, any Liability that may fall within more than one of the categories set forth in the preceding sentence shall be counted only once.

          "Liens" shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind, except for (a) liens for Taxes or governmental charges or claims (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the Financial Statements; (b) statutory liens of landlords, lien of carriers, warehousemen's, mechanics and materialmen's and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable and (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the Financial Statements; (c) liens incurred or deposits made in connection with workers' compensation,


                                      86
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unemployment insurance and other similar types of social security programs in each case in the ordinary course of business consistent with past practice; (d) purchase money security interest incurred in the ordinary course of business, consistent with past practice; and (e) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of the Company's operations and do not or would not materially detract from the value of the property to which such encumbrance relates.

          "MASC Capital Stock" shall mean the Common Stock, no par value per share, of MASC.

          "Material Adverse Effect" shall mean any circumstance, change in or effect on any Person or any of its Subsidiaries that, individually or in the aggregate with any other circumstance, changes in or effects on, such Person or any of its Subsidiaries, is, or would reasonably be expected to be, materially adverse to the assets, business, operation, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries taken as a whole; provided, however, that none of the following, to the extent arising after the date of this Agreement, shall constitute a Material Adverse Effect: (i) any circumstance, change or effect affecting generally companies operating in the broker-dealer/securities industry in the same general manner and to the same general extent, including, without limitation, any change in the laws or regulations affecting generally the broker-dealer/securities industry; (ii) any circumstance, change or effect affecting generally the United States or world equity markets or any material portion thereof; or (iii) any circumstance, change or effect arising out of, resulting from, based upon or relating to the announcement or pendency of the Mergers or the Blair Interest Purchase or compliance with the terms of, or the taking of any action required by, this Agreement.

          "MTI Capital Stock" shall mean the Common Stock, no par value per share, of MTI.

          "Operating Agreement" shall mean the Fifth Amended and Restated Operating Agreement of Dempsey & Company LLC dated January 26, 2001.

          "Pelech Capital Stock" shall mean the Common Stock, no par value per share, of Pelech.

          "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, other business organization, trust, association or entity or government agency or authority.

          "Principals" shall mean all of the Target Shareholders.

          "Property" means all real property leased or owned by the applicable Target Company or its Subsidiaries or the Company or its Subsidiaries, as the context requires, either currently or in the past.

          "Rintels Capital Stock" shall mean the Common Stock, no par value per share, of Rintels.

          "Subsidiary" of any Person shall mean any corporation, partnership, joint venture or other entity in which such Person (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner, but, with respect to Dempsey, shall not include the Company.

          "Surviving Corporation" shall mean each of the Dempsey Surviving Corporation, the MTI Surviving Corporation, the Chestler Surviving Corporation, the Rintels Surviving Corporation, the Klobuchar Surviving Corporation, the Pelech Surviving Corporation, the BJC Surviving Corporation, the MASC Surviving Corporation and the Claude Surviving Corporation.


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


          "Target Company Capital Stock" shall mean the Dempsey Capital Stock, the MTI Capital Stock, the Chestler Capital Stock, the Rintels Capital Stock, the Klobuchar Capital Stock, the Pelech Capital Stock, the BJC Capital Stock, the MASC Capital Stock and the Claude Capital Stock.

          "Target Company Effective Time" shall mean each of the Dempsey Effective Time, the MTI Effective Time, the Chestler Effective Time, the Rintels Effective Time, the Klobuchar Effective Time, the Pelech Effective Time, the BJC Effective Time, the MASC Effective Time and the Claude Effective Time, as applicable.

          "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind in the nature thereof (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

          "Tax Return" shall mean any return, declaration, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and all federal, state, local and foreign returns, reports and similar statements.

          "Trading Day" means a day on which trading generally takes place on the New York Stock Exchange and on which trading in Parent Common Stock has not been halted or suspended.

          23.2. Table of Definitions. In addition to the defined terms above, the definitions of the following terms can be found in the Section of this Agreement corresponding to such term:


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                  Term                                   Section
                  ----                                   -------
"AAA"                                                    24.14(a)
"Acceptance Period"                                      16.6
"Acquisition Transaction"                                15.4
"Agreement"                                              Preamble
"Antitrust Division"                                     15.6
"Assets"                                                 13.19(a)
"Audited Balance Sheet"                                  13.4(i)
"Authorizations"                                         12.10(b)
"BJC"                                                    Preamble
"BJC Articles of Merger"                                 7.2
"BJC Effective Time"                                     7.2
"BJC Exchange Ratio"                                     7.4(c)
"BJC Merger"                                             7.1
"BJC Merger Sub"                                         Preamble
"BJC Merger Sub Common Stock"                            7.4(a)
"BJC Surviving Corporation"                              7.1
"BJC Surviving Corporation Common Stock"                 7.4(a)
"Blair"                                                  Preamble
"Blair Acquisition"                                      Preamble
"Blair Interest Purchase"                                Recitals
"Blair Member Interests"                                 10.1
"Blair Member Interest Purchase Amount"                  10.2
"Broker-Dealer"                                          13.9(d)
"Certificates"                                           11.5(c)
"Chestler"                                               Preamble
"Chestler Articles of Merger"                            3.2
"Chestler Effective Time"                                3.2
"Chestler Exchange Ratio"                                3.4(c)
"Chestler Merger"                                        3.1
"Chestler Merger Sub"                                    Preamble
"Chestler Merger Sub Common Stock"                       3.4(a)
"Chestler Surviving Corporation"                         3.1
"Chestler Surviving Corporation Common Stock"            3.4(a)
"CHX"                                                    Recitals
"Claim Notice"                                           20.4
"Claude"                                                 Preamble
"Claude Articles of Merger"                              9.2
"Claude Effective Time"                                  9.2
"Claude Exchange Ratio"                                  9.4(c)
"Claude Merger"                                          9.1
"Claude Merger Sub"                                      Preamble
"Claude Merger Sub Common Stock"                         9.4(a)
"Claude Surviving Corporation"                           9.1
"Claude Surviving Corporation Common Stock"              9.4(a)
"Closing"                                                11.11
"Closing Agreement"                                      12.13(h)
"Closing Date"                                           11.11
"COBRA"                                                  12.14(d)
"Company"                                                Preamble

                  Term                                   Section
                  ----                                   -------
"Company Affiliate Agreement"                            16.3
"Company Approvals"                                      13.3(a)
"Company Confidential Information"                       13.11(h)
"Company Disclosure Schedules"                           Lead-in paragraph to
                                                         Article XIII
"Company Employee Plans"                                 13.13(a)
"Company ERISA Affiliate"                                13.13(a)
"Company Intellectual Property"                          13.11(a)
"Company Material Contracts"                             13.18(a)
"Company Plans"                                          17.1(a)
"Company Regulatory Affiliate"                           13.15(a)
"Company Third Party Intellectual Property Rights"       13.11(b)
"Confidential Information"                               12.12(h)
"Deductible Amount"                                      20.3(a)
"Delaware Secretary of State"                            1.2
"Dempsey"                                                Preamble
"Dempsey Certificate of Merger"                          1.2
"Dempsey Effective Time"                                 1.2
"Dempsey Exchange Ratio"                                 1.4(c)
"Dempsey Merger"                                         1.1
"Dempsey Surviving Corporation"                          1.1
"Dempsey Surviving Corporation Common Stock"             1.4(a)
"DGCL"                                                   1.1
"ERISA"                                                  12.14(a)
"ERISA Affiliate"                                        12.14(a)
"Escrow Percentage"                                      11.6
"Escrow Shares"                                          11.6
"Exchange Agent"                                         11.5(a)
"Final Sale Notice"                                      16.7
"Financial Statements"                                   13.4(a)
"FTC"                                                    15.6
"Governmental Entity"                                    12.4(c)
"HSR Act"                                                12.4(c)
"IBCA"                                                   2.1
"Indemnified Parties"                                    20.2(a)
"Intellectual Property"                                  12.12(a)
"Invoices"                                               22.1
"Klobuchar"                                              Preamble
"Klobuchar Articles of Merger"                           5.2
"Klobuchar Effective Time"                               5.2
"Klobuchar Exchange Ratio"                               5.4(c)
"Klobuchar Merger"                                       5.1
"Klobuchar Merger Sub"                                   Preamble
"Klobuchar Merger Sub Common Stock"                      5.4(a)
"Klobuchar Surviving Corporation"                        5.1
"Klobuchar Surviving Corporation Common Stock"           5.4(a)
"Longcount Merger Sub"                                   Preamble
"Longcount Merger Sub Common Stock"                      1.4(a)
"Losses"                                                 20.2(a)

                  Term                                   Section
                  ----                                   -------
"Management Continuity Agreements"                       Recitals
"MASC"                                                   Preamble
"MASC Articles of Merger"                                8.2
"MASC Effective Time"                                    8.2
"MASC Exchange Ratio"                                    8.4(c)
"MASC Merger"                                            8.1
"MASC Merger Sub"                                        Preamble
"MASC Merger Sub Common Stock"                           8.4(a)
"MASC Surviving Corporation"                             8.1
"MASC Surviving Corporation Common Stock"                8.4(a)
"Material Information"                                   14.9
"Mergers"                                                Recitals
"Merger Subs"                                            Preamble
"MTI"                                                    Preamble
"MTI Articles of Merger"                                 2.2
"MTI Effective Time"                                     2.2
"MTI Exchange Ratio"                                     2.4(c)
"MTI Merger"                                             2.1
"MTI Merger Sub"                                         Preamble
"MTI Merger Sub Common Stock"                            2.4(a)
"MTI Surviving Corporation"                              2.1
"MTI Surviving Corporation Common Stock"                 2.4(a)
"Notice of Sale"                                         16.6
"NASD"                                                   12.1(e)
"1940 Act"                                               12.18(a)
"1934 Act"                                               12.18(c)
"Open Sale Period"                                       16.6
"Operating Agreement Amendment"                          11.12
"Parent"                                                 Preamble
"Parent Approvals"                                       14.3(a)
"Parent Common Stock"                                    1.4(c)
"Parent Disclosure Schedule"                             14.4
"Parent Financial Statements"                            Lead-in paragraph to
                                                         Article XIV
"Parent Preferred Stock"                                 14.2
"Parent Stock Option Plans"                              14.2
"Parent SEC Documents"                                   14.4
"Parent's Internal Trading Policies"                     16.1(b)(iv)
"Pelech"                                                 Preamble
"Pelech Articles of Merger"                              6.2
"Pelech Effective Time"                                  6.2
"Pelech Exchange Ratio"                                  6.4(c)
"Pelech Merger"                                          6.1
"Pelech Merger Sub"                                      Preamble
"Pelech Merger Sub Common Stock"                         6.4(a)
"Pelech Surviving Corporation"                           6.1
"Pelech Surviving Corporation Common Stock"              6.4(a)
"Per-Claim Hurdle"                                       20.3(a)
"Post-Signing Disclosure"                                15.10

                  Term                                   Section
                  ----                                   -------
"Post-Signing Losses"                                    19.1(a)
"Potential Acquiror"                                     15.4
"Principals' Escrow Indemnity Period"                    20.1(a)
"Registration Expenses"                                  16.1(c)
"Registration Period"                                    16.1(a)(v)
"Registration Statement"                                 16.1(a)(i)
"Registrable Shares"                                     16.1(a)(i)
"Regulatory Affiliate"                                   12.16(a)
"Regulatory Agreement"                                   12.18(c)
"Representative"                                         15.4
"Rintels"                                                Preamble
"Rintels Articles of Merger"                             4.2
"Rintels Effective Time"                                 4.2
"Rintels Exchange Ratio"                                 4.4(c)
"Rintels Merger"                                         4.1
"Rintels Merger Sub"                                     Preamble
"Rintels Merger Sub Common Stock"                        4.4(a)
"Rintels Surviving Corporation"                          4.1
"Rintels Surviving Corporation Common Stock"             4.4(a)
"Secretary of State"                                     2.2
"Securities Act"                                         12.1(f)
"Selling Shareholder"                                    16.6
"SEC"                                                    12.1(e)
"Shareholders' Indemnity Period"                         20.1(b)
"SRO"                                                    12.4(c)
"Straddle Period"                                        18.2(b)
"Target Companies"                                       Preamble
"Target Company Approvals"                               12.4(a)
"Target Company Disclosure Schedule"                     Lead-in paragraph to
                                                         Article XIII
"Target Company Employee Plans"                          12.14(a)
"Target Company Financial Statements"                    12.5(a)
"Target Company Material Contracts"                      12.19(a)
"Target Shareholders"                                    Preamble
"Tax Contest"                                            18.2(e)(i)
"Tax Ruling"                                             12.13(h)
"Third Party Intellectual Property Rights"               12.12(b)
"Unaudited Balance Sheet"                                13.4(a)(iii)

                                 ARTICLE XXIV

                                 MISCELLANEOUS

          24.1. Press Releases. Except as required by law, none of the parties to this Agreement shall issue any press release or otherwise make public any information with respect to the subject matter of this Agreement nor the transactions contemplated hereby, without the prior written consent of each of the other parties to this Agreement.

          24.2. Integration. This Agreement and the agreements expressly referred to or contemplated herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements, and the Exhibits hereto, there are no representations or warranties, express or implied, made by any party to this Agreement (or any of their Affiliates) with respect to the subject matter of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

          24.3. Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

          24.4. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof only by a written instrument duly executed by such party.

          24.5. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 24.5), by reputable overnight courier service or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below.

          If to Parent, any Merger Sub or Blair Acquisition:

                  E*TRADE Group, Inc.
                  4500 Bohannon Drive
                  Menlo Park, CA 94025
                  Attention:  Russell S. Elmer, Esq.
                  Facsimile No.:  (650) 331-6835
                  Telephone No.:  (650) 331-5408

                  with a copy to:

                  Clifford Chance Rogers & Wells LLP
                  2001 K Street, N.W.
                  Washington, DC 20005
                  Attention: John P. Ketels, Esq.
                  Facsimile No.: (202) 912-6000
                  Telephone No.: (202) 912-5000

                  and

                  Clifford Chance Rogers & Wells LLP
                  200 Park Avenue
                  New York, NY  10166
                  Attention: Karl A. Roessner, Esq.
                  Facsimile No.: (212) 878-8375
                  Telephone No.: (212) 878-8000

          If to the Company:

                  Dempsey & Company, LLC
                  440 South LaSalle Street
                  Suite 3030
                  Chicago, Illinois 60605
                  Facsimile No.: (312) 663-7245
                  Telephone No.: (312) 663-7100
                  Attention:  Jay E. Dempsey

                  with a copy to:

                  Foley & Lardner
                  One IBM Plaza
                  330 North Wabash Avenue
                  Suite 3300
                  Chicago, IL 60611
                  Attention: Edwin D. Mason, Esq.
                  Facsimile No.: (312) 755-1925
                  Telephone No.: (312) 755-1900

          If to the Target Shareholders, the Target Companies or Blair:

          To the addresses set forth on the signature pages to this Agreement or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered.

          24.6. Amendment. This Agreement shall not be amended, modified, revised, supplemented or terminated orally and no waiver of compliance with any provision hereof and no consent provided for herein shall be effective other than by a written instrument executed by all of the parties hereto. This Agreement may be amended upon the taking of requisite corporate action by all of the parties hereto.

          24.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY DELAWARE CHOICE OF LAW PRINCIPLES.

          24.8. Third Party Beneficiaries. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

          24.9. Performance. In the event that any party hereto shall fail or refuse to consummate the transactions contemplated by this Agreement or any default under, or breach of, any representation, warranty or covenant of this Agreement on the part of such party shall have occurred that results in the failure to consummate the transactions contemplated hereby, then in addition to the other remedies provided in this Agreement, any party may seek to obtain an order of specific performance thereof against such parties from a court of competent jurisdiction.

          24.10. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

          24.11. Extensions. At any time prior to the Effective Time, either party may by appropriate action, in writing, extend the time for compliance by or waive performance of any representation, warranty, agreement, condition or obligation of the other party.

          24.12. Section Headings; Interpretation. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof. In this Agreement, words importing the singular shall include the plural and vice versa.

          24.13. Exhibits; Disclosure Schedule. All Exhibits referred to herein and in the Company Disclosure Schedule and the Target Company Disclosure Schedules are intended to be and hereby are specifically made a part of this Agreement. Each exception to a representation or warranty that is set forth in the Company Disclosure Schedule or the Target Company Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual Section of this Agreement and, except as otherwise specifically stated with respect to such exception in such Disclosure Schedule, relates only to such Section.

          24.14. Post-Signing Losses Disputes.

          (a) The parties to this Agreement shall attempt to resolve any dispute relating to the amount of the Post-Signing Losses for the purpose of application of Section 19.1(a) promptly by negotiation in good faith between executives who have authority to settle the dispute. The designated executives shall meet at a mutually acceptable time and place, and thereafter, as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one party to the other shall be honored in a timely fashion. All negotiations conducted pursuant to this
Section 24.14 (and any of the parties' submissions in connection herewith) shall be kept confidential by the parties and shall be treated by the parties and their representatives as compromise and settlement negotiations under the Federal Rules of Evidence and any similar state rules.

          (b) If the amount of the Post-Signing Losses has not been resolved within five Trading Days following the first date of the dispute, the dispute shall be submitted to binding arbitration to the Washington, D.C. office of the American Arbitration Association ("AAA") in accordance with the procedures set forth in the Commercial Arbitration Rules of the AAA, revised and effective July 1, 1996.

          (c) The Commercial Arbitration Rules of the AAA, revised and effective July 1, 1996, as modified or revised by the provisions of this
Section 24.14 shall govern any arbitration proceeding hereunder. The arbitration shall be conducted by three arbitrators selected pursuant to Rule 13 of the Commercial Arbitration Rules, and prehearing discovery shall be permitted if and only to the extent determined by the arbitrator to be necessary in order to effectuate resolution of the amount of the Post-Signing Losses. The arbitrator's decision shall be rendered within ten (10) days of the conclusion of any hearing hereunder and the arbitrator's decision shall be binding on the parties to this Agreement. The parties agree to use their reasonable best efforts to resolve any dispute in accordance with the term of this Section 24.14 prior to the date set forth in Section 21.1(b) after which the parties may elect to not close the transactions contemplated by this Agreement; provided, however, that (i) if, notwithstanding such efforts, resolution of the dispute in accordance with this Section occurs after such date and (ii) all other conditions to the transactions set forth in Article XIX have been satisfied at such time, the parties agree that such date shall be extended automatically to the earlier of
(A) the fifth Trading Day following resolution of such dispute or (B) January 31, 2002.

          (d) For the purpose of application of Section 19.1(a), notwithstanding anything in this Agreement to the contrary, in computing the amount of Post-Signing Losses, all amounts of Losses incurred or reasonably expected to be incurred by the Company and any Target Company as a result of the matters disclosed in the penultimate paragraph of Schedule 13.5 of the Company Disclosure Schedule shall be included.

          24.15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement on the date first above written.


                                     E*TRADE GROUP, INC.


                                     By: /s/ R. J. Lilien
                                        ---------------------------------------
                                        Name:  R. Jarrett Lilien
                                        Title: Chief Global Brokerage Officer


                                     LONGCOUNT ACQUISITION CORP.


                                     By: /s/ Russell S. Elmer
                                        ---------------------------------------
                                        Name:  Russell S. Elmer
                                        Title: President


                                     MTI ACQUISITION CORP.


                                     By: /s/ Russell S. Elmer
                                        ---------------------------------------
                                        Name:  Russell S. Elmer
                                        Title: President


                                     CHESTLER ACQUISITION CORP.


                                     By: /s/ Russell S. Elmer
                                        ---------------------------------------
                                        Name:  Russell S. Elmer
                                        Title: President

                                     GENE RINTELS ACQUISITION CORP.


                                     By: /s/ Russell S. Elmer
                                        ---------------------------------------
                                        Name:  Russell S. Elmer
                                        Title: President


                                     KLOBUCHAR ACQUISITION CORP.


                                     By: /s/ Russell S. Elmer
                                        ---------------------------------------
                                        Name:  Russell S. Elmer
                                        Title: President


                                     PELECH ACQUISITION CORP.


                                     By: /s/ Russell S. Elmer
                                        ---------------------------------------
                                        Name:  Russell S. Elmer
                                        Title: President


                                     BLAIR ACQUISITION CORP.


                                     By: /s/ Russell S. Elmer
                                        ---------------------------------------
                                        Name:  Russell S. Elmer
                                        Title: President


                                     BJC ACQUISITION CORP.


                                     By: /s/ Russell S. Elmer
                                        ---------------------------------------
                                        Name:  Russell S. Elmer
                                        Title: President

                                     MASC ACQUSITION CORP.


                                     By: /s/ Russell S. Elmer
                                        ---------------------------------------
                                        Name:  Russell S. Elmer
                                        Title: President


                                     CLAUDE ACQUISITION CORP.


                                     By: /s/ Russell S. Elmer
                                        ---------------------------------------
                                        Name:  Russell S. Elmer
                                        Title: President


                                     DEMPSEY & COMPANY LLC


                                     By: /s/ Jay E. Dempsey
                                        ---------------------------------------
                                        Jay E. Dempsey
                                        Manager


                                     DEMPSEY & COMPANY


                                     By: /s/ Jack Dempsey
                                        ---------------------------------------
                                        Jack Dempsey
                                        President

                                     440 S. LaSalle Suite 3030
                                     Chicago, IL 60605

                                     MARKET TRADERS, INC.


                                     By: /s/ Victor Feldman
                                        ---------------------------------------
                                        Victor Feldman
                                        President

                                     440 S. LaSalle Suite 3030
                                     Chicago, IL 60605


                                     CHESTLER INVESTMENTS INC.


                                     By: /s/ Joel Chestler
                                        ---------------------------------------
                                        Joel Chestler
                                        President

                                     440 S. LaSalle Suite 3030
                                     Chicago, IL 60605


                                     GENE R. INC.


                                     By: /s/ Gene Rintels
                                        ---------------------------------------
                                        Gene Rintels
                                        President

                                     560 Ridge Road
                                     Winnetka, IL 60093

                                     KLOBUCHAR, INC.


                                     By: /s/ Louis Klobuchar Jr.
                                        ---------------------------------------
                                        Louis Klobuchar Jr.
                                        President

                                     440 S. LaSalle Suite 3030
                                     Chicago, IL 60605


                                     PELECH, INC.


                                     By: /s/ Mike Pelech
                                        ---------------------------------------
                                        Mike Pelech
                                        President

                                     440 S. LaSalle Suite 3030
                                     Chicago, IL 60605


                                     WILLIAM BLAIR & COMPANY L.L.C.


                                     By: /s/ Arthur Simon
                                        ---------------------------------------
                                        Arthur Simon
                                        Principal, General Counsel

                                     222 W. Adams
                                     Chicago, IL 60606

                                     BJC INVESTMENTS INC.


                                     By: /s/ Brad Chestler
                                        ---------------------------------------
                                        Brad Chestler
                                        President

                                     440 S. LaSalle Suite 3030
                                     Chicago, IL 60605


                                     MASC, INC.


                                     By: /s/ David Grove
                                        ---------------------------------------
                                        David Grove
                                        President

                                     3414 N. Hoyne
                                     Chicago, IL 60618


                                     CLAUDE, INC.


                                     By: /s/ A. Claude Kemper Jr.
                                        ---------------------------------------
                                        A. Claude Kemper Jr.
                                        President

                                     440 S. LaSalle Suite 3030
                                     Chicago, IL 60605

                                      /s/ Jay E. Dempsey
                                     --------------------------------
                                     Jay E. Dempsey
                                     50 Beach Road
                                     Glencoe, IL 60022


                                      /s/ Jack A. Dempsey
                                     --------------------------------
                                     Jack A. Dempsey
                                     95 Blackthorn Lane
                                     Lake Forest, IL 60045


                                      /s Joseph E. Dempsey, Jr.
                                     --------------------------------
                                     Joseph E. Dempsey, Jr.
                                     421 Oakwood
                                     Lake Forest, IL 60045


                                     STEVEN J. HERZON TRUST, DATED 4/17/1996


                                     By: /s/ Steve Herzon
                                        ---------------------------------------
                                        Steve Herzon
                                        Trustee

                                     2144 W. Wayne
                                     Chicago, IL 60014

                                      /s/ Victor D. Feldman
                                     --------------------------------
                                     Victor D. Feldman
                                     720 Grove
                                     Glencoe, IL 60022


                                     FELDMAN CHILDREN'S TRUST, DATED 4/14/99


                                     By: /s/ Jason Feldman
                                        ---------------------------------------
                                        Jason Feldman       Robert C. Kopple
                                        Trustee

                                     720 Grove
                                     Glencoe, IL 60022


                                      /s/  Sharon L. Karsten
                                     --------------------------------
                                     Sharon L. Karsten
                                     1637 N. Larabee
                                     Chicago, IL 60614

                                     JOEL CHESTLER DECLARATION OF TRUST,
                                     DATED 8/19/91


                                     By: /s/ Joel Chestler
                                        ---------------------------------------
                                        Joel Chestler
                                        Trustee

                                     681 Valley
                                     Glencoe, IL 60022


                                     LYNN H. CHESTLER DELCARATION OF TRUST,
                                     DATED 8/19/91


                                     By: /s/ Lynn Chestler
                                        ---------------------------------------
                                        Lynn Chestler
                                        Trustee


                                      /s/ Eugene V. Rintels
                                     --------------------------------
                                     Eugene V. Rintels
                                     560 Ridge Road
                                     Winnetka, IL 60093

                                     ANDREW RINTELS TRUST NO. 2


                                     By: /s/ Dennis Guy
                                        ---------------------------------------
                                        Dennis Guy
                                        Trustee
                                     560 Ridge Road
                                     Winnetka, IL 60093


                                     DEBORAH RINTELS TRUST NO. 2


                                     By: /s/ Dennis Guy
                                        ---------------------------------------
                                        Dennis Guy
                                        Trustee
                                     560 Ridge Road
                                     Winnetka, IL 60093


                                      /s/ Louis A Klobuchar, Jr.
                                     --------------------------------
                                     Louis A Klobuchar, Jr.
                                     20910 Laurel Drive
                                     Barrington, IL 60010

                                      /s/ Michael A. Pelech
                                     ---------------------------------
                                     Michael A. Pelech
                                     50 Wiltshire Drive
                                     Lincolnshire, IL 60069


                                      /s/ Bradley Chestler
                                     --------------------------------
                                     Bradley Chestler
                                     2410 Cumberland Circle
                                     Long Grove, IL 60047


                                      /s/ David L. Grove
                                     --------------------------------
                                     David L. Grove
                                     3414 N. Hoyne
                                     Chicago, IL 60618


                                      /s/ A. Claude Kemper, Jr.
                                     --------------------------------
                                     A. Claude Kemper, Jr.
                                     322 Forest Street
                                     Winnetka, IL 60093